                    IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF MARYLAND
                              BALTIMORE DIVISION


In re:                                       *

USINTERNETWORKING, INC., et al.,             *   Case No.: 02-5-0215-SD
                                             *   Through 02-5-0219-SD
                                                 Chapter 11
                             Debtors.        *   (Jointly Administered
                                                 under Case No.: 02-5-0215-SD)

*     *      *      *      *      *      *   *   *      *      *      *



                           DISCLOSURE STATEMENT FOR
       DEBTORS' SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION


                                March 15, 2002

This is not a solicitation of acceptances or rejections of the Debtors' Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"), which is annexed as Appendix A to this Disclosure Statement. Acceptances or rejections with respect to the Plan may not be solicited until a disclosure statement has been approved by the United States Bankruptcy Court for the District of Maryland, Baltimore Division. This Disclosure Statement is being submitted for approval, but has not yet been approved, by the Bankruptcy Court. Any such approval by the Bankruptcy Court of this Disclosure Statement as containing "adequate information" will not constitute endorsement of the Plan. Information contained in this Disclosure Statement is subject to completion or amendment.


                           WILLKIE FARR & GALLAGHER
                              787 Seventh Avenue
                              New York, NY 10019
                                (212) 728-8000

                                     and

                      WHITEFORD, TAYLOR & PRESTON L.L.P.
                                  Suite 1400
                              Seven St. Paul St.
                             Baltimore, MD 21202
                                (410) 347-8700



                          Co-Counsel for the Debtors



                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTOR'S CHAPTER 11 PLAN

                               IMPORTANT NOTICE

        [THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT THE PLAN. NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR ASSETS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT.]

        UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN OR, WHERE EXPRESSLY INDICATED HEREIN, A RELEVANT MOTION FILED WITH THE BANKRUPTCY COURT.

        THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED PLAN AND DISCLOSURE STATEMENT FROM TIME TO TIME.

        THE DEBTORS URGE YOU TO READ THIS DISCLOSURE STATEMENT CAREFULLY FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION OF CLAIMS, THE HISTORY OF THE DEBTORS AND THE CHAPTER 11 CASE, THE DEBTORS' BUSINESSES, PROPERTIES AND RESULTS OF OPERATIONS, HISTORICAL AND PROJECTED FINANCIAL RESULTS AND A SUMMARY AND ANALYSIS OF THE PLAN.

        THE PLAN AND THIS DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. [THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING "ADEQUATE INFORMATION"; HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE ENDORSEMENT OF THE PLAN OR DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT AND] NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITY HAS APPROVED THIS DISCLOSURE STATEMENT, THE PLAN OR THE SECURITIES OFFERED UNDER THE PLAN, NOR HAS ANY SUCH ENTITY PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PERSONS TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

        THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN AND CERTAIN RELATED AGREEMENTS AND DOCUMENTS. THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE A CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN, AND IS ONLY TO AID AND SUPPLEMENT SUCH INDEPENDENT REVIEW. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS ATTACHED THERETO AND THE AGREEMENTS AND DOCUMENTS REFERRED TO IN THE PLAN OR SUCH EXHIBITS. IF THERE IS A CONFLICT BETWEEN THE PLAN OR ANY SUCH ATTACHED EXHIBIT OR REFERENCED AGREEMENT OR DOCUMENT AND THIS DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN AND SUCH EXHIBIT OR REFERENCED AGREEMENT OR DOCUMENT SHALL GOVERN. YOU ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND ALL EXHIBITS AND REFERENCED AGREEMENTS AND DOCUMENTS, BEFORE DECIDING HOW TO VOTE WITH RESPECT TO THE PLAN.

        EXCEPT AS OTHERWISE INDICATED, THE STATEMENTS IN THIS DISCLOSURE STATEMENT ARE MADE AS OF MARCH 15, 2002, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS CORRECT

AT ANY TIME AFTER MARCH 15, 2002. ANY ESTIMATES OF CLAIMS OR INTERESTS IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS OR INTERESTS ALLOWED BY THE BANKRUPTCY COURT.

        YOU SHOULD NOT CONSTRUE THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. YOU SHOULD CONSULT WITH YOUR OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISERS AS TO ANY SUCH MATTERS IN CONNECTION WITH THE PLAN, THE SOLICITATION OF VOTES ON THE PLAN AND THE TRANSACTIONS CONTEMPLATED BY THE PLAN.

        AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT IS NOT, AND IS IN NO EVENT TO BE CONSTRUED AS, AN ADMISSION OR STIPULATION. INSTEAD, THIS DISCLOSURE STATEMENT IS, AND IS FOR ALL PURPOSES TO BE CONSTRUED AS, SOLELY AND EXCLUSIVELY A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

        IF THE PLAN IS NOT CONFIRMED OR THE EFFECTIVE DATE DOES NOT OCCUR, NOTHING CONTAINED IN THE PLAN, IN DOCUMENTS FILED IN CONNECTION WITH THE PLAN, OR IN THIS DISCLOSURE STATEMENT, SHALL BE DEEMED AN ADMISSION OR RELEASE BY THE DEBTORS OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY MATTER SET FORTH HEREIN.

                              TABLE OF CONTENTS

                                                                                          PAGE

I.      INTRODUCTION AND SUMMARY.............................................................3
        A.     The Solicitation..............................................................4
        B.     Summary of Plan Provisions....................................................5
               1.     Overview of Claims Addressed in the Plan...............................5
               2.     Overview of Plan Classification........................................9
               3.     Reclamation Claims.....................................................9
               4.     Unexpired Leases and Executory Contracts...............................9
               5.     Management Agreement..................................................10
               6.     Management and Board of Directors.....................................10
               7.     Reorganization of Reorganized Debtors.................................11
               8.     Plan Releases.........................................................11
        C.     Summary of Classification and Treatment of Claims and Interests..............12
        D.     Conditions to the Occurrence of the Effective Date of the Plan...............21
               1.     Commitment............................................................21
               2.     Reorganized USi.......................................................21
               3.     Payment of the Subscription Price.....................................21
               4.     Delivery of Documents.................................................21
               5.     Trust Indenture Act...................................................22
        E.     Voting on the Plan...........................................................22
        F.     Confirmation Hearing.........................................................27

II.     BACKGROUND..........................................................................28
        A.     The Debtors..................................................................28
        B.     Events Leading to Chapter 11.................................................29
               1.     General...............................................................29
               2.     Market Conditions.....................................................29
               3.     Capital Markets.......................................................30
               4.     Available Credit Facilities...........................................30
               5.     Erosion of Client Base................................................31
               6.     Cost Reductions.......................................................31
               7.     New Investment by the Investor........................................31
        C.     Potential Acquiror...........................................................33
               1.     Overview..............................................................33
               2.     History...............................................................33
               3.     Employees.............................................................34
               4.     Facilities............................................................34
               5.     Potential Benefits of a Merger........................................34
        D.     Recent Financial Performance.................................................35

III.    THE CHAPTER 11 CASE.................................................................36
        A.     Continuation of Business; Stay of Litigation.................................36
        B.     Significant Events During the Chapter 11 Case................................36
               1.     First Day Motions.....................................................36

                                                                                          PAGE

               2.     Retention of Professionals............................................37
               3.     Prepetition Wage and Benefits Order...................................37
               4.     Appointment of Official Committee.....................................37
               5.     Assumption or Rejection of Leases.....................................37
               6.     Bar Date..............................................................38
               7.     Plan Procedures Motion................................................38
               8.     Retention, Severance and Bonus Plans..................................38
               9.     Disclosure Statement Notice Order.....................................39

IV.     THE PLAN............................................................................39
        A.     General......................................................................39
        B.     Valuation....................................................................40
        C.     Classification and Treatment of Claims and Interests Under the Plan..........42
               1.     Treatment of Administrative Expenses and Certain Priority Claims......43
                      (a)    Administrative Expenses........................................43
                      (b)    Priority Tax Claims............................................44
               2.     Class 1 - Equipment Lease Secured Claims..............................44
                      (a)    Alternative A..................................................44
                      (b)    Alternative B..................................................46
                      (c)    Equipment Leases as True Leases................................46
                      (d)    Satisfaction of Section 507(b) and Section 365(d)(10) Rights...47
               3.     Class 2 - Miscellaneous Secured Claims................................47
                      (a)    Treatment......................................................47
                      (b)    Preservation of Rights.........................................47
                      (c)    Specific Treatment for Certain Miscellaneous Secured
                             Claims.........................................................48
               4.     Class 3 - Miscellaneous Priority Claims...............................48
               5.     Class 4 - General Unsecured Claims....................................48
                      (a)    Treatment......................................................49
                      (b)    Option for Substitute Payment Schedule.........................49
                      (c)    Effect of Allowance of Reclamation Claims......................49
               6.     Class 5 - Senior Creditor Claims......................................49
                      (a)    Allowance of Claims............................................49
                      (b)    Treatment......................................................50
                      (c)    Option for Substitute Payment Schedule.........................50
               7.     Class 6 - Convertible Subordinated Note Claims........................50
                      (a)    Allowance of Claims............................................50
                      (b)    Treatment and Limited Enforcement of Subordination.............50
                      (c)    Limited Subordination Enforcement as Essential Element.........51
               8.     Class 7 - Convenience Claims..........................................51
                      (a)    Treatment......................................................51
                      (b)    Election of Treatment..........................................51
               9.     Class 8 - Convertible Subordinated Note Section 510(b) Claims.........51
               10.    Class 9 - Interdebtor Claims..........................................52
               11.    Class 10 - Interests in USi and LLC Interests.........................52
               12.    Class 11 - Section 510(c) Claims......................................52
        D.     Reclamation Claims...........................................................52

                                                                                          PAGE

        E.     Unexpired Leases and Executory Contracts.....................................53
               1.     General...............................................................53
               2.     The Plan..............................................................53
        F.     Vesting of Property in the Reorganized Debtors...............................54
        G.     Administration of the Plan...................................................55
        H.     Reorganization of the Reorganized Debtors....................................55
        I.     Issuance of New Common Stock; Use of Proceeds................................55
               1.     Issuance of New Common Stock..........................................55
               2.     Use of Proceeds.......................................................56
               3.     Assumption of Plan Obligations........................................56
        J.     Commitment...................................................................56
               1.     General...............................................................56
               2.     Covenants.............................................................56
               3.     Conditions Precedent..................................................59
               4.     Termination Provisions................................................60
               5.     Liability Limitation Provisions.......................................61
        K.     Management Agreement.........................................................62
        L.     Operations and Management of Reorganized Debtors.............................62
        M.     Effects of Plan Confirmation.................................................63
               1.     Discharge and Termination.............................................63
               2.     Complete Satisfaction.................................................63
               3.     Binding Effect........................................................63
               4.     Release and Injunction................................................63
                      (a)    Certain Bankruptcy Causes of Action............................63
                      (b)    Causes of Action Against Directors and Officers................64
                      (c)    Causes of Action Against Representatives.......................64
               5.     Exculpation...........................................................64
               6.     Subordination.........................................................65
               7.     Injunction............................................................65
        N.     Termination of Indemnification Obligations...................................65
        O.     Preservation of Insurance....................................................66
        P.     Deemed Consolidation.........................................................66
        Q.     Distributions Under the Plan.................................................67
               1.     Initial Distributions.................................................67
               2.     Periodic Distributions................................................67
               3.     Final Distributions...................................................68
               4.     No Adjustments or Claims for Excess Initial or Periodic
                      Distribution..........................................................68
               5.     Limitation on Plan Distribution.......................................68
               6.     Limitation on Secondary Plan Distribution B...........................69
               7.     Limitation of Substitute Plan Distribution Amount.....................69
               8.     Secondary Plan Distribution A.........................................69
               9.     Timing of Other Distributions.........................................69
               10.    Subsequent Payments on Plan Notes and Substitute Plan Notes...........69
               11.    Compliance With Tax Requirements......................................69
               12.    Persons Deemed Holders of Registered Securities.......................70
               13.    Distribution of Unclaimed Property....................................70

                                                                                          PAGE

               14.    Allowance of Claims Subject of Section 502(d); Right of Setoff........70
        R.     Cash in lieu of De Minimis New Warrant Distributions to Class 6..............71
        S.     Fractional Warrants..........................................................71
        T.     Retention of Distribution Agent..............................................71
        U.     Cancellation of Securities...................................................71
        V.     Surrender of Cancelled Securities............................................71
        W.     Procedures for Resolving Disputed Claims and Payments Under the Plan.........72
        X.     Retention of Jurisdiction....................................................72
        Y.     Amendments and Modifications to the Plan.....................................73
        Z.     Withdrawal of the Plan.......................................................73
        AA.    Conditions to Occurrence of Effective Date of the Plan.......................73
               1.     Commitment............................................................73
               2.     Reorganized USi.......................................................73
               3.     Payment of the Subscription Price.....................................73
               4.     Delivery of Documents.................................................73
               5.     Trust Indenture Act...................................................73
        BB.    Dissolution of Official Committee............................................74

V.      CONFIRMATION OF THE PLAN............................................................74
        A.     Confirmation Generally.......................................................74
        B.     Voting Standards.............................................................74
        C.     Acceptance...................................................................75
        D.     Confirmation and Consummation................................................75
               1.     The Best Interests Test...............................................76
               2.     Financial Feasibility.................................................77
               3.     Cram Down.............................................................78
               4.     Subordination Enforcement.............................................79

VI.     OFFICIAL COMMITTEE..................................................................79

VII.    ALTERNATIVES TO CONFIRMATION AND  CONSUMMATION OF THE PLAN..........................80
        A.     Liquidation Under Chapter 7..................................................80
        B.     Alternative Plan.............................................................80

VIII.   RISK FACTORS........................................................................81
        A.     Business Risks...............................................................81
               1.     There can be no assurance that the industry conditions under which the Reorganized Debtors will operate would enable them to achieve the revenues, or the gross margins thereon, which the
                      Debtors have relied upon to project the Reorganized Debtors future business prospects.............................................81
               2.     The growth in demand for outsourced business software
                      applications is now beginning, but the future is still
                      uncertain.............................................................81
               3.     Technology may change faster than Reorganized USi can update its network and technology............................................81
               4.     Network outages could negative affect Reorganized USi's
                      revenues..............................................................82
               5.     Reorganized USi may not be able to deliver its iMAP offerings if third parties do not provide it with key components of its infrastructure........................................................82

                                                                                          PAGE

               6.     Reorganized USi will need to perform software upgrades for its customers, and any inability to successfully perform these upgrades could cause interruptions or errors in its customers'
                      software applications, which could increase its costs and delay market acceptance of its services.....................................82
               7.     The markets USi serves are highly competitive and many of its competitors have much greater resources...............................83
               8.     Others may seize the market opportunity USi has identified because it may not effectively execute its strategy...................83
               9.     Reorganized USi will be controlled by Investor and other
                      affiliates of Bain as long as they own the majority of the common stock of Reorganized USi, and any other stockholders will be unable to affect the outcome of stockholder voting during such time......................................................84
               10.    Reorganized USi may not be able to achieve its projected
                      financial results.....................................................84
               11.    The bankruptcy filing may further disrupt the Debtors' and
                      Reorganized USi's operations..........................................84
               12.    The Debtors have had significant net losses and anticipate future losses through the year ending December 31, 2003...............85
               13.    Reorganized USi may not be able to meet its post-reorganization debt obligations, operating expenses, working capital and other capital expenditures..................................................85
               14.    Reorganized USi may have limited ability to fund its working capital requirements..................................................85
               15.    Reorganized USi may not have sufficient cash flow to repay existing debt or have access to sufficient financing to
                      refinance such debt at or prior to maturity...........................85
               16.    The Plan Notes, Secondary Plan Notes and Substitute Plan Notes
                      are illiquid and it is unlikely that a trading market for the
                      Plan Notes, the Secondary Plan Notes or the Substitute Plan
                      Notes will develop in the foreseeable future..........................86
               17.    The New Warrants are illiquid and subject to additional
                      restrictions on transfer..............................................86
               18.    The estimated valuation of the Reorganized Debtors and the New
                      Warrants and the estimated recoveries to Holders of Claims, is not intended to represent the trading values of the Claims or the New Warrants......................................................87
               19.    Resale of the Plan Securities may be restricted by law................87
               20.    If the Debtors and the Investor do not reach agreement as to the terms and conditions of Investor's additional investment of
                      $25.0 million in Reorganized USi, then the Commitment may not be consummated or the Investor will not have any obligation to make the $25.0 million investment, which could adversely affect the financial condition of Reorganized USi............................87
               21.    If Reorganized USi fails to meet certain financial targets, the
                      Investor and/or Bain Fund will not be obligated to make an additional investment of $25.0 million in Reorganized USi, and the financial condition of Reorganized USi could be adversely affected..............................................................88
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                                      v
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
                                                                                          PAGE

               22.    Because Reorganized USi, or its successor or parent, will have no obligation to provide financial or other information to the public, it may be difficult to value any of the securities issued by Reorganized USi, which may adversely affect their value and transferability.............................................88
        B.     Bankruptcy Risks.............................................................88
               1.     Parties in interest may object to the Debtors' classification of Claims.............................................................88
               2.     The commencement of the Chapter 11 Case may have negative
                      implications under certain contracts of the Debtors...................88
               3.     The Debtors may not be able to secure confirmation of the Plan or consummation of the Commitment.....................................89
               4.     The Commitment may not be consummated.................................89
               5.     Debtors may object to the amount or classification of your claim.................................................................90
        C.     Combination Risks............................................................90
               1.     In the event that Reorganized USi is acquired by Investor
                      indirectly through Interpath, there can be no assurance that the benefits of a combination of Reorganized USi and Interpath can or will be realized...............................................90
               2.     If consummated, the acquisition of Reorganized USi indirectly through Interpath could have a negative impact on the entities'
                      financial performance and ability to meet their respective financial obligations to their employees, customers, vendors and creditors.........................................................91

IX.     DESCRIPTION OF NEW SECURITIES.......................................................91
        A.     New Common Stock.............................................................91
        B.     Plan Notes...................................................................91
        C.     Substitute Plan Notes........................................................92
        D.     Secondary Plan Notes.........................................................92
        E.     Form of Plan Notes, Substitute Plan Notes and Secondary Plan Notes...........93
        F.     New Warrants.................................................................94

X.      FINANCIAL AND LEGAL ADVISERS; FEES AND EXPENSES.....................................94

XI.     EXEMPTIONS FROM SECURITIES ACT REGISTRATION.........................................95

XII.    ABSENCE OF PUBLIC TRADING MARKET; AVAILABLE INFORMATION; FILINGS WITH THE
        COMMISSION AND RELATED MATTERS......................................................97

XIII.   CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES........................................98
        A.     In General...................................................................98
        B.     Tax Consequences to Creditors................................................98
               1.     General...............................................................98
                      (a)    Tax Securities.................................................98
                      (b)    "Fair Market Value"............................................99
                      (c)    Character of Gain or Loss......................................99
                      (d)    Consideration Allocable to Interest............................99
                      (e)    Market Discount...............................................100
                      (f)    Original Issue Discount.......................................100
                      (g)    Backup Withholding............................................100

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
                                                                                          PAGE

               2.     Treatment of Certain Creditors.......................................100
                      (a)    General Unsecured Claims, Senior Creditor Claims..............100
                      (b)    Convertible Subordinated Note Claims..........................101
                      (c)    Convenience Claims............................................101
        C.     Tax Consequences to Equity Holders..........................................102
        D.     Tax Consequences to the Debtors.............................................102
               1.     Cancellation of Debt.................................................102
               2.     Effects on Net Operating Loss Carryforwards and Other Tax
                      Attributes...........................................................102
                      (a)    Reduction of Tax Attributes...................................102
                      (b)    Code Section 382 - In General.................................102
                      (c)    Application of Code Section 382 to the Debtors................103

XIV.    CONCLUSION.........................................................................S-1

                                  APPENDICES

Appendix A   -  Debtors' Second Amended Joint Chapter 11 Plan of Reorganization

Appendix B   -  Financial Projections

Appendix C   -  Liquidation Analysis

Appendix D      Combined Financial Projections

        USINTERNETWORKING, INC. ("USi"), ADMIRAL MANAGEMENT COMPANY, LLC, GEMC PROPERTIES, LLC, RIVA CANYON LLC and SHORE SERVICES LLC (collectively, the "Debtors"), as debtors and debtors in possession under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), hereby propose and file this Disclosure Statement (the "Disclosure Statement") to accompany Debtors' Second Amended Joint Chapter 11 Plan of Reorganization dated March 15, 2002 (as may be further amended, the "Plan"), a copy of which is included as Appendix A to this Disclosure Statement.

        The Plan implements the restructuring of the Debtors contemplated by the Conditional Subscription Agreement dated as of January 7, 2002, as amended (the "Commitment") between USi and USinternetworking Holdings, Inc. (the "Purchaser" or "Investor"), an affiliate of Bain Capital Fund VII, L.P. (the "Bain Fund"). The Bain Fund is advised by Bain Capital Partners, LLC ("Bain"), a private investment firm. Bain advises several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with over $12 billion in assets under management. The Commitment (as more fully described in Section IV.J below) provides for the Purchaser's purchase of all of the outstanding shares of the New Common Stock of Reorganized USi in consideration for Cash in the amount of $81.25 million. Both the Plan and the Commitment are the product of extensive negotiations among the Debtors, certain of their creditors, including both secured and unsecured creditors, and the Purchaser. The Debtors have received executed plan support agreements from Holders of Equipment Lease Claims holding in excess of approximately 56.6% of the aggregate dollar amount of estimated Allowed Equipment Lease Deficiency Claims, and Holders of Convertible Subordinated Note Claims holding in excess of approximately 62.2% of the aggregate dollar amount of estimated Allowed Convertible Subordinated Note Claims.

        The Debtors estimate that the Plan would provide the following recoveries to parties in interest: (a) existing Equipment Leases and Equipment Lease Claims will be restructured to provide an estimated 85% effective recovery through the distributions to be made on the Equipment Lease Secured Claims and the Equipment Lease Deficiency Claims (after giving effect to the Subordination Provisions of the Convertible Subordinated Note Indenture); (b) Holders of Allowed General Unsecured Claims will receive an estimated 34.34% recovery on their Claims in the form of Plan Notes or Substitute Plan Notes (as elected by such Holders); (c) Holders of Allowed Convertible Subordinated Note Claims will receive an estimated 13.76% recovery on their Claims in the form of a combination of Cash, Secondary Plan Notes and New Warrants; and (d) existing Interests in USi and LLC Interests will be cancelled.

        The Debtors believe that the Plan is fair in light of the relative rights of the creditors; represents not only the best, but the only, opportunity to emerge from Chapter 11; and will maximize recoveries to creditors.

        The Plan is an integrated set of compromises and agreements, many of which the Debtors believe are highly beneficial to the Estate and should strengthen the Reorganized Debtors if the Plan is confirmed. The Plan may not be confirmed, however, if the Bankruptcy Court decides that the Plan fails to satisfy any of the confirmation standards set forth in the Bankruptcy Code or declines to approve any of the compromises set forth in the Plan. Because the Plan is structured as an integrated whole, the Bankruptcy Court's failure to confirm the Plan on any of the foregoing bases would delay the Debtors' emergence from bankruptcy and would increase the risks to the Debtors' business. There can be no assurance that an alternative confirmable plan of reorganization could be negotiated if the Bankruptcy Court declines to confirm the Plan.

        THE DEBTORS STRONGLY URGE ALL HOLDERS OF CLAIMS IN IMPAIRED CLASSES WHO ARE ENTITLED TO VOTE ON THE PLAN TO ACCEPT THE PLAN.



                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN

        THIS DISCLOSURE STATEMENT IS DESIGNED TO PROVIDE ADEQUATE INFORMATION TO ENABLE HOLDERS OF CLAIMS AGAINST THE DEBTORS TO MAKE AN INFORMED JUDGMENT ON WHETHER TO ACCEPT OR REJECT THE PLAN. ALL HOLDERS OF CLAIMS ARE HEREBY ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. THE PLAN SUMMARY AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS INCLUDED HEREWITH AS APPENDIX A, OTHER APPENDICES INCLUDED HEREWITH AND OTHER DOCUMENTS REFERENCED AS FILED WITH THE BANKRUPTCY COURT. FURTHERMORE, THE PROJECTED FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN THE SUBJECT OF AN AUDIT. SUBSEQUENT TO THE DATE HEREOF, THERE CAN BE NO ASSURANCE THAT (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN WILL CONTINUE TO BE MATERIALLY ACCURATE; AND (B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

        ALL HOLDERS OF IMPAIRED CLAIMS SHOULD READ AND CONSIDER CAREFULLY THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT AS A WHOLE, INCLUDING THE SECTION ENTITLED "RISK FACTORS" PRIOR TO VOTING ON THE PLAN. IN MAKING A DECISION TO ACCEPT OR REJECT THE PLAN, EACH CREDITOR MUST RELY ON ITS OWN EXAMINATION OF THE DEBTORS AS DESCRIBED IN THIS DISCLOSURE STATEMENT AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. IN ADDITION, CONFIRMATION AND CONSUMMATION OF THE PLAN ARE SUBJECT TO CONDITIONS PRECEDENT THAT COULD LEAD TO DELAYS IN CONSUMMATION OF THE PLAN. ALSO, THERE CAN BE NO ASSURANCE THAT EACH OF THESE CONDITIONS WILL BE SATISFIED OR WAIVED OR THAT THE PLAN WILL BE CONSUMMATED. EVEN AFTER THE EFFECTIVE DATE, DISTRIBUTIONS UNDER THE PLAN MAY BE SUBJECT TO SUBSTANTIAL DELAYS FOR CREDITORS WHOSE CLAIMS ARE DISPUTED.

        [THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY ORDER OF THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION OF A KIND AND IN SUFFICIENT DETAIL TO ENABLE HOLDERS OF CLAIMS TO MAKE AN INFORMED JUDGMENT WITH RESPECT TO VOTING TO ACCEPT OR REJECT THE PLAN. HOWEVER, THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A RECOMMENDATION OR DETERMINATION BY THE BANKRUPTCY COURT WITH RESPECT TO THE MERITS OF THE PLAN.]

        NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS OR INFORMATION CONCERNING THE DEBTORS, THEIR FUTURE BUSINESS OPERATIONS OR THE VALUE OF THEIR PROPERTIES HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH HEREIN. ANY INFORMATION OR REPRESENTATIONS GIVEN TO OBTAIN YOUR ACCEPTANCE OR REJECTION OF THE PLAN WHICH ARE DIFFERENT FROM OR INCONSISTENT WITH THE INFORMATION OR REPRESENTATIONS CONTAINED HEREIN AND IN THE PLAN SHOULD NOT BE RELIED UPON BY ANY CREDITOR IN VOTING ON THE PLAN.




                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN

        THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(C) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. PERSONS OR ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST, OR SECURITIES OF, THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.

        THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

        WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT AND THE INFORMATION CONTAINED HEREIN SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS GOVERNED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER RULE OR STATUTE OF SIMILAR IMPORT.

        THIS DISCLOSURE STATEMENT SHALL NEITHER BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY NOR BE CONSTRUED TO BE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN. EACH CREDITOR SHOULD, THEREFORE, CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISERS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION, THE PLAN OR THE TRANSACTIONS CONTEMPLATED THEREBY.

        This Disclosure Statement, the Plan included herewith as Appendix A (and the other appendices hereto), the accompanying form of Ballot, and the related materials delivered together herewith are being furnished to Holders of Impaired Claims entitled to vote on the Plan pursuant to Section 1125 of the Bankruptcy Code, in connection with the solicitation of votes to accept or reject the Plan (and the transactions contemplated thereby), as described herein. Whenever the words "include," "includes" or "including" are used in this Disclosure Statement they are deemed to be followed by the words "without limitation."

                        I.   INTRODUCTION AND SUMMARY

        The following introduction and summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Disclosure Statement. The purpose of this Disclosure Statement is to provide the Debtors' known creditors with adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtors, upon which to base an informed decision regarding whether to accept or reject the Plan.


        This Disclosure Statement:

                - describes how Claims against and Interests in the Debtors will be treated under the Plan and the terms of the securities to be issued under the Plan (Section IV);




                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN

                - explains how to vote on the Plan and who is entitled to vote
                  (Section I.E);

                - estimates the recoveries for Holders of Claims and Interests
                  (Section I.C);

                - provides certain financial information about the Reorganized
                  Debtors, including operating and financial projections through fiscal year 2005 (Section II.D and Appendix B);

                - gives estimated enterprise valuations of the Reorganized
                  Debtors (Section IV.B);

                - presents a liquidation analysis of the Debtors (Appendix C);

                - explains certain legal and practical aspects of
                  implementation of the Plan (Section IV.M);

                - notes certain risk factors that creditors should consider before voting (Section VIII);

                - discusses the procedure for confirming the Plan (Section V);

                - describes how the Reorganized Debtors will be governed when the Plan becomes effective (Sections IV.K and IV.L);

                - discusses the businesses of the Debtors and the reasons they commenced the Chapter 11 Case (Section II);

                - summarizes significant events that have occurred in the
                  Chapter 11 Case (Section III);

                - explains how distributions under the Plan will be made and the manner in which disputed claims will be resolved (Sections IV.Q and IV.W); and

                - summarizes certain federal tax considerations (Section
                  XIII).

A.      THE SOLICITATION

        The Debtors are hereby soliciting votes for acceptance of the Plan under the Bankruptcy Code from the Holders of (i) Equipment Lease Secured Claims, (ii) General Unsecured Claims, (iii) Senior Creditor Claims, (iv) Convertible Subordinated Note Claims and (v) Convenience Claims (the "Solicitation"). The Debtors are not soliciting votes from Holders of Miscellaneous Secured Claims, Miscellaneous Priority Claims and Interdebtor Claims, which are not Impaired by the Plan; nor are the Debtors soliciting votes from Holders of Convertible Subordinated Note Section 510(b) Claims, Interests in USi and LLC Interests and Section 510(c) Claims, which are conclusively presumed to have rejected the Plan under the Bankruptcy Code. The Bankruptcy Court has fixed the close of business (prevailing Eastern Time) on [__________], 2002 as the record date for the determination of those Holders of Claims entitled to vote on the Plan. The procedures for voting during the Solicitation are set forth in Section I.E below.



                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN

B.      SUMMARY OF PLAN PROVISIONS

        Set forth below is a summary of certain significant provisions of the Plan.

        1.     OVERVIEW OF CLAIMS ADDRESSED IN THE PLAN

        The Plan recognizes several groups of Impaired creditors that may be entitled to distributions of Cash, Plan Notes, Secondary Plan Notes and Substitute Plan Notes of Reorganized USi, and/or New Warrants of the ultimate corporate parent (but in all events in such corporation in which Bain Fund holds its investment) of Reorganized USi after giving effect to the issuance of the New Common Stock to the Investor on the Effective Date: the Holders of Equipment Lease Secured Claims, General Unsecured Claims, Senior Creditor Claims, Convertible Subordinated Note Claims and Convenience Claims. The Holders of Equipment Lease Secured Claims are parties to the approximately 141 individually scheduled master Equipment Leases identified in Attachment 3 to the Plan. The Holders of General Unsecured Claims fall into two primary categories: trade creditors and other general unsecured creditors, including parties to rejected executory contracts and leases. The Holders of Senior Creditor Claims are primarily Conklin & Conklin and those parties to Equipment Leases that also hold Equipment Lease Deficiency Claims. The Holders of Convertible Subordinated Note Claims are the record holders of such notes as of [__________], 2002. The Holders of Convenience Claims are the Holders of General Unsecured Claims in the amount of $2,500 or less, or who elect to reduce their claims to $2,500. For the purposes of their calculations, the Debtors assumed that the Allowed amount of these Claims would be as follows:
(a) Equipment Lease Secured Claims of approximately $13.4 million; (b) General Unsecured Claims of approximately $17.4 million(1); (c) Senior Creditor Claims of approximately $52.1 million; and (d) Convertible Subordinated Note Claims of $125.0 million plus accrued interest through the Filing Date of approximately $5.8 million (collectively, the "Estimates").

        In connection with the Plan, the Debtors determined the total enterprise value ("Total Enterprise Value") of the Reorganized Debtors with the assistance of Conway, Del Genio, Gries & Co., LLC ("CDG"), the Debtors' financial adviser. In this regard, the Debtors determined that the Total Enterprise Value of the Reorganized Debtors would be $97.0 million. See
Section IV.B, "Valuation."

        Distributions under the Plan are as follows:(2)

        EQUIPMENT LEASE SECURED CLAIMS. Holders of Equipment Lease Secured Claims (i) voting to accept the Plan or (ii) failing to timely vote on the Plan shall be deemed to have elected to be treated in accordance with Alternative A of Section 5.01(I) of the Plan ("Alternative A"). Holders of Equipment Lease Secured Claims voting to reject the Plan shall be deemed to have elected to be treated in accordance with Alternative B of Section 5.01(II) of the Plan ("Alternative B").


--------------------

(1)   This estimate is inclusive of Allowed Convenience Claims.


(2) The Claim estimates contained herein are based upon the Debtors' examination of their books and records. The Bankruptcy Court has established March 11, 2002 as the Bar Date. Because recoveries under the Plan are directly linked to the amount and value of the Allowed Claims, any change in the Debtors' Claims estimates resulting from an analysis of the proofs of claim filed as of the Bar Date will impact their predictions of recoveries under the Plan. In accordance with Section
      11.04 of the Plan, the Debtors have the right to seek a Bankruptcy Court order establishing Claims estimates for purposes of effectuating distributions under the Plan and avoiding undue delay in the administration of the Estate.



                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN

        Under Alternative A, the Equipment Lease Secured Claims will be Allowed in the amounts set forth in Attachment 3 to the Plan (less, in the case of each Equipment Lease Secured Claim, all Adequate Protection Payments made on account of such Claim, if any), and the Equipment Lease Deficiency Claims (if any) held by the Holders of such Equipment Lease Secured Claims will be Allowed in the amounts set forth in Attachment 3 to the Plan.(3) Each Holder of an Allowed Equipment Lease Secured Claim deemed to elect Alternative A will receive, on account of such Claim, the obligation of Reorganized USi to pay such Holder deferred Cash payments equal to the Allowed amount of such Claim, with interest from the Effective Date at a fixed per annum interest rate (based on a year consisting of twelve 30-day months), as set forth in Attachment 3, with respect to the applicable lessor of each schedule of the Equipment Lease related to such Claim, and otherwise on the terms set forth in an Amended Equipment Lease Agreement. Commencing on the one-month anniversary of the Effective Date, payments shall be made in equal monthly installments of principal and interest over a term of months equal to the number of months (counting a partial month as a whole month) remaining unexpired on the Filing Date on the lease term under each schedule of the applicable Equipment Lease.

        On or before the Effective Date, a Holder of an Equipment Lease Secured Claim electing or deemed to have elected Alternative A may, at its option by delivering written notice to Reorganized USi, elect a substitute payment schedule and interest rate under a Substitute Equipment Lease Agreement, in lieu of the treatment set forth in Section 5.01 I.(b)(1) and (2) of the Plan, as follows: (i) the Equipment Lease Secured Claim bearing interest from the Effective Date at a fixed per annum rate (based on a year consisting of twelve 30-day months) equal to 10%, (ii) 50% of the Equipment Lease Secured Claim to be paid in Cash on or as soon as practicable after the Effective Date, (iii) current monthly interest to be paid on the unamortized portion of the principal balance commencing on the first month anniversary of the Effective Date through December 31, 2003 and (iv) the principal balance of the Equipment Lease Secured Claim to be amortized on a straight-line basis over a 48-month period and payable (1) in 18 consecutive monthly installments of principal and interest combined, commencing on January 31, 2004 and (2) with a balloon payment of the remaining principal balance to be made on June 30, 2005. The substitute payment schedule and interest rate will be pursuant to the terms of a Substitute Equipment Lease Agreement. Under the Substitute Equipment Lease Agreement, the Holder of the Equipment Lease Secured Claim will retain, as security for its obligations under such agreement, its security interest in the equipment leased under the applicable Equipment Lease. Reorganized USi will have the right to prepay amounts due under such substitute payment schedule by paying the remaining balance thereof, with accrued interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty.

        Under Alternative A, extensions of credit under Amended Equipment Lease Agreements or Substitute Equipment Lease Agreements, as applicable, will be deemed to be secured financings and not true leases. Notwithstanding the foregoing, if an Equipment Lease that gives rise to an Equipment Lease Secured Claim is a "true lease" (as opposed to a secured financing) and Reorganized USi files a petition or consents to an order for relief under the Bankruptcy Code after the Effective Date (a "Subsequent Bankruptcy Case"), such Holder may at its option reinstate its Equipment Lease as a true lease by notifying Reorganized USi of such election in writing. Upon such election, (i) the original terms of such




-----------------
(3) The Equipment Lease Secured Claim amounts set forth in Attachment 3 to the Plan were determined by stratifying each lessor's collateral, by sub-lease, by the age of the subject equipment and applying the following percentages to the original equipment cost: (a) for items less than one year in age - 15 %; (b) for items between one and two years of age - 10%; and (c) for items over two years of age - 5%. Such figures were determined based on the Debtors' recent experience in the sale of certain technology assets, input from technical experts at the Debtors, and the Debtors' financial advisor's experiences in similar situations. The total claims of the equipment lessors are based on the books and records of the Debtors.


                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN

Equipment Lease will be reinstated except that (a) the term of such Equipment Lease will extend until the later of the end of the term of the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and the maturity date of the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder, and (b) the sole payments due under such Equipment Lease will be payments in amounts and at times required under the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and under the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder, (ii) all payments received by such Holder in respect of the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement (as applicable) and the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder will be credited as payments under the Equipment Lease so reinstated, (iii) the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder will be cancelled, and (iv) the Equipment Lease so reinstated will be deemed to be a true lease in the Subsequent Bankruptcy Case.

        Under Alternative B, each Equipment Lease Secured Claim will be Allowed in an amount equal to the value of the collateral securing such Claim as of the Filing Date, as agreed by the Debtors or Reorganized USi (as applicable) and such Holder, or as determined by the Bankruptcy Court, less all Adequate Protection Payments made on account of such Claim, if any. Each Holder of an Allowed Equipment Lease Secured Claim deemed to elect Alternative B will, on account of such Claim, at the option of Reorganized USi: (i) receive return of the collateral securing such Claim or return of a portion of the collateral securing such Claim (with the balance of the Allowed Equipment Lease Secured Claim to be treated as provided in the Plan) with the amount of any Allowed Equipment Lease Secured Claim and any unsecured Equipment Lease Deficiency Claim in Class 4 to be as agreed by Reorganized USi and such Holder or as determined by the Bankruptcy Court; (ii) (a) receive equal annual Cash payments commencing on the first anniversary of the Effective Date and continuing through the fifth anniversary of the Effective Date in an aggregate amount equal to the Allowed amount of such Claim, plus interest at a fixed rate as agreed by Reorganized USi and such Holder or as determined by the Bankruptcy Court (provided, however, that Reorganized USi will have the right to pay any such Claim in full by paying the remaining principal balance thereof, with accrued interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty), and (b) retain the liens securing such Claim to the extent of the Allowed amount of such Claim pursuant to Section 1129(b)(2)(A)(i) of the Bankruptcy Code; or
(iii) receive such other treatment as will provide for realization of the indubitable equivalent of such Claim pursuant to Section 1129(b)(2)(A)(iii) of the Bankruptcy Code.

        ANY HOLDER OF AN EQUIPMENT LEASE CLAIM DEEMED TO ELECT ALTERNATIVE B MAY REQUEST THE DEBTORS TO IDENTIFY THE SPECIFIC TREATMENT PROPOSED BY THE DEBTORS WITH RESPECT TO ITS CLAIM BY MAKING A WRITTEN REQUEST TO COUNSEL TO THE DEBTORS (WILLKIE FARR & GALLAGHER, 787 SEVENTH AVENUE, NEW YORK, NY 10019,
ATTENTION: MARC ABRAMS, ESQ. AND WHITEFORD, TAYLOR & PRESTON, L.L.P., 7 SAINT PAUL STREET, SUITE 1400, BALTIMORE, MD 21202, ATTENTION: MARTIN FLETCHER, ESQ.) SO AS TO BE RECEIVED AT LEAST TEN DAYS PRIOR TO THE VOTING DEADLINE. THE DEBTORS SHALL RESPOND TO ANY SUCH REQUEST AND IDENTIFY THE PROPOSED TREATMENT AT LEAST FIVE DAYS PRIOR TO THE VOTING DEADLINE.

        Under Alternative B, if the holder of an Equipment Lease is deemed to elect Alternative B and the Equipment Lease is, pursuant to an order of the Bankruptcy Court with jurisdiction over a Chapter 11 or Chapter 7 case, if any, filed by Reorganized USi after the Effective Date, determined to be a "true



                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
lease" (as opposed to a secured financing) subject to rejection pursuant to
Section 365 of the Bankruptcy Code, USi will be entitled to seek assumption or rejection of such lease (or any separate lease schedules thereof) at any time on or before the date that is 30 days after such determination becomes a Final Order and if USi fails timely to seek assumption of such lease (or any separate schedules thereof) or notifies the applicable lessor of rejection of the lease (or any separate schedules thereof), the lease (or any separate schedules thereof not assumed) will be deemed rejected without further order of the Bankruptcy Court. In the event of rejection of such Equipment Lease (or any separate lease schedules thereof), any rejection damage claim, which will remain subject to allowance, must be filed on or before the date that is 30 days after the later of the Effective Date or such later rejection date and will be a Senior Claim only to the extent that Reorganized USi agrees or the Bankruptcy Court determines that such claim is entitled to the benefit of the Subordination Provisions.

        MISCELLANEOUS SECURED CLAIMS. On the Effective Date, at Reorganized USi's option, either (i) the Reorganized Debtors shall assume an Allowed Miscellaneous Secured Claim and the legal, equitable and contractual rights to which an Allowed Miscellaneous Secured Claim entitles the Holder of such Claim shall not be altered by the Plan, or (ii) the Reorganized Debtors shall provide such other treatment in respect of such Claim as will cause such Claim not to be Impaired; provided, however, that the Allowed Miscellaneous Secured Claim portion of the Conklin & Conklin Note Claims shall be treated pursuant to Section 5.02(c)(i) of the Plan (i.e., will be paid in full in Cash on the Effective Date of the Plan).

        GENERAL UNSECURED CLAIMS. According to the Estimates, Holders of Allowed General Unsecured Claims should receive Plan Notes and/or Substitute Plan Notes in principal amount of approximately $6.0 million, which represents a recovery of approximately 34.34% on such Claims.

        SENIOR CREDITOR CLAIMS. According to the Estimates, Holders of Allowed Senior Creditor Claims should receive (i) Plan Notes and/or Substitute Plan Notes in principal amount of $12.7 million on account of their Allowed deficiency claims, and (ii) Plan Notes and/or Substitute Plan Notes in principal amount of $31.0 million in accordance with and in enforcement of the Subordination Provisions of the Convertible Subordinated Note Indenture, which represents an approximately 81.22% recovery on such Claims.(4)

        CONVERTIBLE SUBORDINATED NOTE CLAIMS. The Holders of Convertible Subordinated Note Claims will receive (i) Cash in the amount of $6.25 million,
(ii) Secondary Plan Notes in principal amount of $11.25 million, and (iii) New Warrants to purchase shares of common stock of the ultimate corporate parent (but in all events in such corporation in which Bain Fund holds its investment)



-------------------
(4) Under the Plan, existing Equipment Leases and Equipment Lease Claims treated under Alternative A will be restructured to provide an aggregated estimated 85% effective recovery through the distributions to be made on the Equipment Lease Secured Claims and Equipment Lease Deficiency Claims. This recovery gives effect to the Subordination Provisions of the Convertible Subordinated Note Indenture. In order to provide the Holders of Equipment Lease Claims an effective 85% aggregate recovery on account of their Equipment Lease Secured Claims and Equipment Lease Deficiency Claims, the Debtors estimated the percentage recovery on the Equipment Lease Deficiency Claims (including through the enforcement of the Subordination Provisions) that would need to be provided in addition to the 100% recovery on the Equipment Lease Secured Claims to effectuate the 85% aggregate recovery. Based upon the Debtors' estimates, it was determined that a 23.66% distribution to Holders of Equipment Lease Deficiency Claims and Convertible Subordinated Note Claims, with the latter being turned over to the Holders of Equipment Lease Deficiency Claims in accordance with the Subordination Provisions, on account of the Plan Distribution was necessary to achieve the 85% estimated recovery percentage.




                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
of Reorganized USi after giving effect to the issuance of the New Common Stock to the Investor on the Effective Date, having an aggregate value of $812,500 at the Confirmation Date for an aggregate exercise price of $812,500. In the aggregate, the Debtors estimate that this represents an approximately 13.76% recovery on these Claims.

        CONVENIENCE CLAIMS. According to the Estimates, the Holders of Allowed Convenience Claims will receive Cash equal to 34.34% on such Claims.

        2.      OVERVIEW OF PLAN CLASSIFICATION

        The Plan classifies the following eleven classes of Claims and
Interests: Class 1 (Equipment Lease Secured Claims), Class 2 (Miscellaneous Secured Claims), Class 3 (Miscellaneous Priority Claims), Class 4 (General Unsecured Claims), Class 5 (Senior Creditor Claims), Class 6 (Convertible Subordinated Note Claims), Class 7 (Convenience Claims), Class 8 (Convertible Subordinated Note ss. 510(b) Claims), Class 9 (Interdebtor Claims), Class 10 (Interests in USi and LLC Interests) and Class 11 (Section 510(c) Claims).

        In accordance with Bankruptcy Code Section 1123(a)(1), under the Plan, Allowed Administrative Expenses (other than Ordinary Course Administrative Expenses and Approved Chapter 11 Liabilities) will be paid in full and in Cash on or before the latest of the Effective Date, the date that is 30 days after the date such Administrative Expenses become Allowed, or another date agreed by the Debtors or Reorganized USi and the Holder of such Administrative Expense. The Reorganized Debtors shall assume and pay each Allowed Ordinary Course Administrative Expense and each Allowed Approved Chapter 11 Liability on the date on which payment is due or would otherwise be permitted to be made in accordance with the terms and conditions of the particular transaction and any agreements relating thereto. Priority Tax Claims will be paid in accordance with
Section 1129(a)(9)(C) of the Bankruptcy Code.

        3.      RECLAMATION CLAIMS

        Under the Plan, a Claim for reclamation that would, if Allowed, be converted to an Administrative Expense pursuant to any order of the Bankruptcy Court under Section 546(c) of the Bankruptcy Code will be Allowed only to the extent either (i) Reorganized USi and the Holder of the Reclamation Claim agree upon the amount thereof in a stipulation approved by the Bankruptcy Court, or (ii) at least ten days before the Confirmation Hearing, the Holder files with the Bankruptcy Court and serves on Reorganized USi a motion requesting payment of such Reclamation Claim and a Final Order is entered granting such motion. Any Allowed Reclamation Claim will be paid in full in Cash.

        4.      UNEXPIRED LEASES AND EXECUTORY CONTRACTS

        Under the Plan, any unexpired lease or executory contract that has not been expressly rejected or assumed by the Debtors with the Bankruptcy Court's approval on or prior to the Effective Date will be deemed to have been assumed by the applicable Debtor as of the Effective Date unless (i) such lease or contract has then been rejected, (ii) there is then pending before the Bankruptcy Court a motion to assume, a motion to reject or a motion to assume and assign such lease or contract, (iii) such lease or contract is identified on a "Schedule of Leases and Contracts to be Rejected" filed at least ten days before the date of the Confirmation Hearing (as such schedule may be amended on or prior to the date of the Confirmation Hearing), or (iv) such lease or contract is rejected following entry of an order regarding and fixing the amount of a disputed cure amount as provided in Section 7.02 of the Plan.




                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN

        At the Confirmation Hearing, the Debtors may request the Bankruptcy Court to approve the assumption and assignment of certain of their unexpired leases and executory contracts. The Debtors will file and serve a schedule of such leases and contracts with the Bankruptcy Court at least ten days prior to the Confirmation Hearing.

        Any lease of nonresidential real property that was assigned by the Debtors prior to the Filing Date shall be treated as being neither executory nor unexpired and shall be deemed neither assumed nor rejected pursuant to the Plan. Under the Plan, the Debtors reserve all rights accorded to them under Section 365 of the Bankruptcy Code, including all rights under Section 365(f) of the Bankruptcy Code with respect to the assignment of any or all of their executory contracts and unexpired leases.

        The provisions of the Plan relating to the treatment of unexpired leases and executory contracts do not apply to the Equipment Leases and Indemnification Contracts.

        5.      MANAGEMENT AGREEMENT

        The Investor has entered into a Management Agreement dated January 7, 2002 with an affiliate of Bain, which provides for a fee to be paid to the Bain affiliate of $3 million whether or not a Closing (as defined in the Commitment, the "Closing") is consummated; provided, however that if the Closing occurs prior to May 31, 2002, only $2 million of the fee shall then be payable and $500,000 of the fee shall be payable on each of the first and second anniversaries of the Closing. The Management Agreement also provides for an annual management fee of $1 million for the first two years following the Closing and $1.5 million thereafter in exchange for consulting services. The Management Agreement provides for full indemnification and expense reimbursement in favor of Bain and its affiliates. If a Closing is consummated, Reorganized USi will become a party to the Management Agreement at the Effective Date. If a Closing is not consummated, neither the Debtors nor the Reorganized Debtors shall have any liability or obligation in respect of the Management Agreement.

        6.      MANAGEMENT AND BOARD OF DIRECTORS

        Under the Plan, from and after the Effective Date, Reorganized USi will be managed under the direction of its board of directors in accordance with the applicable provisions of the Delaware General Corporate Law ("DGCL"), the Amended Certificate of Incorporation and the Amended Bylaws. On or prior to the date which is 15 days prior to the date of the Confirmation Hearing, the Investor, subject to the consent of USi, will designate five directors of Reorganized USi and notify the Debtors in writing of such designation. On or before the date of the Confirmation Hearing, the Debtors will file with the Bankruptcy Court a schedule setting forth the names of these designated directors of Reorganized USi pursuant to Section 8.03 of the Plan. Upon the Effective Date, subject to appointment of the persons named in such schedule as directors of Reorganized USi and acceptance of such designation by such persons, (i) the directors of Reorganized USi will thereafter be appointed or elected in accordance with the DGCL, the Amended Certificate of Incorporation and the Amended Bylaws, as they may from time to time be amended, and (ii) the authority, power and incumbency of the persons then acting as directors of the Debtors will be terminated and such directors will be deemed to have resigned. See Section IV.L, "Operations and Management of Reorganized Debtors." It is anticipated that the Debtors' current officers will remain with the Reorganized Debtors in their current positions following the Effective Date and such officers will have substantially the same compensation as in effect prior to the Effective Date.(5) It is also




-------------------
(5) The salaries of the four most highly compensated officers of USi for 2001 are as follows: Andrew A. Stern, Chief Executive Officer, $325,000; William H. Washecka, Executive Vice President and Chief Financial





                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
anticipated that some of the current officers will be employed under employment agreements with Reorganized USi, and one or more of such officers may become investors in Reorganized USi.(6) A number of USi's current directors have also expressed an interest in investing in Reorganized USi.

        7.      REORGANIZATION OF REORGANIZED DEBTORS

        The Reorganized Debtors will be reorganized and discharged on the Effective Date. The Amended Certificate of Incorporation will (i) authorize the New Common Stock, and (ii) prohibit the issuance of non-voting equity securities, except as permitted by Section 1123(a) of the Bankruptcy Code. The Reorganized Debtors will hold the assets and be subject to the liabilities of the Debtors as provided in the Plan and will pay the Cash and issue and distribute the New Common Stock, the Plan Notes, the Secondary Plan Notes, the Substitute Plan Notes and the New Warrants as provided in the Plan.

        The Amended Bylaws will be substantially in the form attached as Exhibit C to the Plan. The Amended Certificate of Incorporation will be substantially in the form attached as Exhibit D to the Plan. The Amended Certificate of Incorporation will provide, among other things, (a) that the directors of Reorganized USi will not be personally liable to Reorganized USi or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases, including where liability is mandated by the DGCL, and (b) for indemnification of officers and directors to the full extent permitted by the DGCL, as amended from time to time.

        8.      PLAN RELEASES(7)

        If the Plan becomes effective, each of the Debtors, in its individual capacity and as Debtors in Possession, for and on behalf of the Estate, and the Reorganized Debtors will release and discharge, absolutely, unconditionally, irrevocably and forever, any and all Causes of Action, other than and excepting Reserved Causes of Action, (i) that may be enforceable by the Debtors or Debtors in Possession under ss.ss. 510, 544, 547, 548 and 550 of the Bankruptcy Code, (ii) against any Directors and Officers in their capacity as such from (a) any claim or Cause of Action arising from the beginning of time through the Confirmation Date related to acts or omissions to act (including but not limited to, any claims or Causes of Action arising out of any alleged fiduciary or other duty) or (b) which might at any time after the Confirmation Date arise out of or relate, directly or indirectly, to any pre-Confirmation Date acts or omissions, and (iii) against any Representative arising from or related to such Representative's acts or omissions to act in the Chapter 11 Case or in connection with the Transactions, except that Representatives shall not be released from liability relating to acts or omissions to act of gross negligence or willful misconduct. The Debtors have not undertaken an investigation of the Causes of Action against the Directors and Officers and Representatives that are being released under the Plan; however, the Debtors are unaware of any claims against such parties except with respect to certain notes under which




------------------------------------------------------------------------------
      Officer, $275,000; Stephen E. McManus, Senior Vice President, Worldwide Sales, $250,000; Micheal S. Harper, Senior Vice President and Chief Marketing Officer, $250,000.

(6) The employment agreements referred to herein have not yet been drafted or negotiated. They will be subject to review and approval by the Board of Directors of Reorganized USi.


(7) The SEC staff has taken the position that a release of third-party claims against third-party non-debtors under a plan of reorganization is generally not allowed, may be challenged in connection with confirmation of the Plan and generally may not be approved by a bankruptcy court under applicable law. To the extent that applicable law does not allow all or part of the releases contemplated by Section 12 of the Plan, only those provisions of the release that are enforceable under applicable law (if any) would be effected by Section 12 of the Plan.

                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
certain Directors and Officers are obligors, which obligations are not being released under the Plan. All Causes of Action of the Debtors not expressly released by the Debtors are preserved by the Plan.

        TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH HOLDER OF A CLAIM (WHETHER OR NOT ALLOWED) AGAINST OR INTEREST IN THE DEBTORS, THE ESTATE OR THE REORGANIZED DEBTORS SHALL BE ENJOINED FROM COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS OR ACT TO COLLECT, OFFSET OR RECOVER AND SHALL BE DEEMED TO RELEASE ANY CLAIM AGAINST (A) ANY DIRECTORS AND OFFICERS IN THEIR CAPACITY AS SUCH ARISING FROM THE BEGINNING OF TIME THROUGH THE CONFIRMATION DATE OR WHICH MIGHT AT ANY TIME AFTER THE CONFIRMATION DATE ARISE OUT OF OR RELATE, DIRECTLY OR INDIRECTLY, TO ANY PRE-CONFIRMATION DATE ACTS OR OMISSIONS RELATED TO HIS OR HER ACTS OR OMISSIONS TO ACT (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS ARISING OUT OF ANY ALLEGED FIDUCIARY OR OTHER DUTY), OR (B) ANY REPRESENTATIVE ARISING FROM OR RELATED TO SUCH REPRESENTATIVE'S ACTS OR OMISSIONS TO ACT IN THE CHAPTER 11 CASE OR IN CONNECTION WITH THE TRANSACTIONS. SEE "THE PLAN -- EFFECTS OF PLAN CONFIRMATION -- RELEASE BY DEBTORS, REORGANIZED USI AND ESTATE" AND "-- CAUSES OF ACTION AGAINST REPRESENTATIVES."

C.      SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

        The Plan contemplates that Reorganized USi will remain a Delaware corporation and will possess substantially all of the assets of the Debtors and certain liabilities of the Debtors, as set forth in the Plan. Reorganized USi will issue all of the outstanding shares of New Common Stock to the Investor in consideration for the payment of the Subscription Price pursuant to the Commitment (substantially in the form of Attachment 2 to the Plan). Reorganized USi will be the issuer of the Plan Notes, Secondary Plan Notes and the Substitute Plan Notes to be distributed pursuant to the Plan and will distribute the New Warrants(8) and all Cash and other consideration provided for in the Plan.

        The Plan categorizes the Claims against and Interests in the Debtors into eleven classes. The Plan also provides that Administrative Expenses incurred by the Debtors during the Chapter 11 Case will be paid in full and specifies the manner in which the Claims and Interests in each Class are to be treated. To the extent that the terms of this Disclosure Statement vary from the terms of the Plan, the terms of the Plan will be controlling. The table below provides a summary of the classification and treatment of Claims and Interests under the Plan:

-----------------------------------------------------------------------------------------------
   CLASS    TYPE OF CLAIM                              TREATMENT
             OR INTEREST
-----------------------------------------------------------------------------------------------
N/A         Administrative  The Reorganized Debtors shall assume and pay each Allowed
            Expenses        Administrative Expense, other than Ordinary Course Administrative
                            Expenses and Approved Chapter 11 Liabilities, in full and in Cash on or before the latest of (i) the Effective Date, (ii) the date that is 30 days after the date on which such Administrative
                            Expense becomes Allowed, and
-----------------------------------------------------------------------------------------------


---------------------
(8) Pursuant to the Plan, the New Warrants shall be exercisable for shares of common stock to be issued by the ultimate corporate parent (but in all events such corporation in which Bain Fund holds its investment) of Reorganized USi after giving effect to the issuance of New Common Stock to the Investor on the Effective Date.

                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
                                      12

-----------------------------------------------------------------------------------------------
   CLASS    TYPE OF CLAIM                              TREATMENT
             OR INTEREST
-----------------------------------------------------------------------------------------------
                            (iii) a date agreed by Reorganized USi or the
                            Debtors, as the case may be, and such Holder.  The
                            Reorganized Debtors shall assume and pay each
                            Allowed Ordinary Course Administrative Expense and
                            each Allowed Approved Chapter 11 Liability (other
                            than the DIP Financing, if any) on the date on
                            which payment is due or would otherwise be
                            permitted to be made in accordance with the terms
                            and conditions of the particular transaction and
                            any agreements relating thereto.  The Reorganized
                            Debtors shall pay any DIP Financing Payout on or
                            prior to the Effective Date.

                            Estimated Recovery as percentage of Allowed Claim: 100%.
-----------------------------------------------------------------------------------------------
N/A        Priority Tax     Except to the extent that a Holder of an Allowed
           Claims           Priority Tax Claim agrees to a different
                            treatment, at the sole option of the Reorganized
                            Debtors, each Holder of an Allowed Priority Tax
                            Claim will receive, in full and complete
                            settlement, satisfaction and discharge of its
                            Allowed Priority Tax Claim: (i) Cash in an amount
                            equal to such Allowed Priority Tax Claim on, or as
                            soon thereafter as is reasonably practicable, the
                            later of the Effective Date and the first Business
                            Day after the date that is 30 calendar days after
                            the date such Priority Tax Claim becomes an
                            Allowed Priority Tax Claim, or (ii) equal annual
                            Cash payments in an aggregate amount equal to such
                            Allowed Priority Tax Claim, together with simple
                            interest at a fixed rate of 6% per annum (or upon
                            such other terms determined by the Bankruptcy
                            Court to provide Holders of Allowed Priority Tax
                            Claims with deferred Cash payments having a value,
                            as of the Effective Date, equal to the Allowed
                            amount of such Claims), over a period not
                            exceeding six years after the date of assessment
                            of such Allowed Priority Tax Claim, which will
                            begin on, or as soon thereafter as is reasonably
                            practicable, the later of the Effective Date and
                            the first Business Day after the date that is 30
                            calendar days after the date such Priority Tax
                            Claim becomes an Allowed Priority Tax Claim. The
                            Reorganized Debtors will have the right to pay any
                            Allowed Priority Tax Claim, or the remaining
                            balance of any Allowed Priority Tax Claim, in full
                            at any time on or after the Effective Date,
                            without premium or penalty. Holders of Allowed
                            Priority Tax Claims will not be entitled to
                            receive any payment on account of any penalty
                            arising with respect to or in connection with such
                            Allowed Priority Tax Claim. Any such Claim for a
                            penalty will not be Allowed, and the Holder of an
                            Allowed Priority Tax Claim will not assess or
                            attempt to collect such penalty from Reorganized
                            USi or its property.

                            Estimated Recovery as percentage of Allowed Claim: 100%.
-----------------------------------------------------------------------------------------------
1          Equipment        Impaired. This class is actually a group of
           Lease Secured    subclasses, depending upon the applicable
           Claims           Equipment Lease at issue and the underlying
                            property securing such Allowed Claims, and each
                            subclass is treated as a distinct class for voting
                            and distribution purposes. The separate subclasses
                            consist severally of each of the Equipment Lease
                            Secured Claims listed on Attachment 3 to the Plan.
                            Holders of Equipment Lease Secured Claims (i)
                            voting to accept the Plan or (ii) failing to
                            timely vote on the Plan shall be deemed to have
                            elected to be treated in accordance with
                            Alternative A. Holders of
-----------------------------------------------------------------------------------------------


                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
                                      13

-----------------------------------------------------------------------------------------------
   CLASS    TYPE OF CLAIM                              TREATMENT
             OR INTEREST
-----------------------------------------------------------------------------------------------
                            Equipment Lease Secured Claims voting to reject
                            the Plan shall be deemed to have elected to be
                            treated in accordance with Alternative B. See
                            Section I.E, "Voting on the Plan."

                            Alternative A. The Equipment Lease Secured Claims will be Allowed in the amounts set forth in Attachment 3 to the Plan (less, in the case of each Equipment Lease Secured Claim, all Adequate
                            Protection Payments made on account of such Claim), and the Equipment Lease Deficiency Claims
                            (if any) held by the Holders of such Equipment
                            Lease Secured Claims will be Allowed in the amounts set forth in Attachment 3 to the Plan.
                            Each Holder of an Allowed Equipment Lease Secured
                            Claim deemed to elect Alternative A will receive, on account of such Claim, the obligation of Reorganized USi to pay such Holder deferred Cash payments equal to the Allowed amount of such Claim, with interest from the Effective Date at a fixed per annum interest rate (based on a year consisting of twelve 30-day months) as set forth in Attachment 3 with respect to the applicable lessor of each schedule of the Equipment Lease related to such Claim, and otherwise on the terms set forth in an Amended Equipment Lease Agreement.
                            Commencing on the one-month anniversary of the Effective Date, payments shall be made in equal monthly installments of principal and interest over a term of months equal to the number of months (counting a partial month as a whole month) remaining unexpired on the Filing Date on the lease term under each schedule of the applicable
                            Equipment Lease. Reorganized USi shall have the right to pay any such Claim in full by paying the remaining principal balance thereof, with accrued interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty, and the Holder of such Claim will retain, as security for such obligation on the terms set forth in such Amended Equipment
                            Lease Agreement, its security interest in the equipment leased to the Debtors under the applicable Equipment Lease.

                            On or before the Effective Date, a Holder of an
                            Equipment Lease Secured Claim electing or deemed
                            to have elected Alternative A may, at its option
                            by delivering written notice to Reorganized USi,
                            elect a substitute payment schedule and interest
                            rate under a Substitute Equipment Lease Agreement,
                            in lieu of the treatment set forth in Section 5.01
                            I.(b)(1) and (2) of the Plan, as follows: (i) the
                            Equipment Lease Secured Claim bearing interest
                            from the Effective Date at a fixed per annum rate
                            (based on a year consisting of twelve 30-day
                            months) equal to 10%, (ii) 50% of the Equipment
                            Lease Secured Claim to be paid in Cash on or as
                            soon as practicable after the Effective Date,
                            (iii) current monthly interest to be paid on the
                            unamortized portion of the principal balance
                            commencing on the first month anniversary of the
                            Effective Date through December 31, 2003 and (iv)
                            the principal balance of the Equipment Lease
                            Secured Claim to be amortized on a straight-line
                            basis over a 48-month period and payable (1) in 18
                            consecutive monthly installments of principal and
                            interest combined, commencing on January 31, 2004
                            and (2) with a balloon payment of the
-----------------------------------------------------------------------------------------------

                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
                                      14

-----------------------------------------------------------------------------------------------
   CLASS    TYPE OF CLAIM                              TREATMENT
             OR INTEREST
-----------------------------------------------------------------------------------------------
                            remaining principal balance to be made on June 30,
                            2005. The substitute payment schedule and interest
                            rate will be pursuant to the terms of a Substitute
                            Equipment Lease Agreement. Under the Substitute
                            Equipment Lease Agreement, the Holder of the
                            Equipment Lease Secured Claim will retain, as
                            security for its obligations under such agreement,
                            its security interest in the equipment leased
                            under the applicable Equipment Lease. Reorganized
                            USi will have the right to prepay amounts due
                            under such substitute payment schedule by paying
                            the remaining balance thereof, with accrued
                            interest through the date of payment, in Cash at
                            any time on or after the Effective Date, without
                            premium or penalty.

                            Extensions of credit under Amended Equipment Lease
                            Agreements or Substitute Equipment Lease
                            Agreements (as applicable) will be deemed to be secured financings and not true leases.
                            Notwithstanding the foregoing, if an Equipment
                            Lease that gives rise to an Equipment Lease
                            Secured Claim is a "true lease" (as opposed to a secured financing) and Reorganized USi files or consents to a Subsequent Bankruptcy Case, such Holder may at its option reinstate its Equipment
                            Lease as a true lease by notifying Reorganized USi of such election in writing. Upon such election,
                            (i) the original terms of such Equipment Lease will be reinstated except that (a) the term of such Equipment Lease will extend until the later of the end of the term of the Amended Equipment
                            Lease Agreement or Substitute Equipment Lease
                            Agreement applicable to such Equipment Lease and the maturity date of the Plan Notes or Substitute
                            Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such
                            Holder, and (b) the sole payments due under such Equipment Lease will be payments in amounts and at times required under the Amended Equipment Lease
                            Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and under the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment
                            Lease Deficiency Claim of such Holder, (ii) all payments received by such Holder in respect of the Amended Equipment Lease Agreement or Substitute
                            Equipment Lease Agreement (as applicable) and the
                            Plan Notes or Substitute Plan Notes (as
                            applicable) issued in respect of the Equipment
                            Lease Deficiency Claim of such Holder shall be credited as payments under the Equipment Lease so reinstated, (iii) the Amended Equipment Lease
                            Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and the Plan
                            Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease
                            Deficiency Claim of such Holder will be cancelled, and (iv) the Equipment Lease so reinstated will be deemed to be a true lease in the Subsequent
                            Bankruptcy Case.

                            Estimated Recovery as percentage of Allowed Equipment Lease
                            Secured Claim: 100%.

                            Alternative B. Each Equipment Lease Secured Claim
                            will be Allowed in an amount equal to the value of
                            the collateral securing such Claim as of the
-----------------------------------------------------------------------------------------------

                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
                                      15

-----------------------------------------------------------------------------------------------
   CLASS    TYPE OF CLAIM                              TREATMENT
             OR INTEREST
-----------------------------------------------------------------------------------------------
                            Filing Date, as agreed by the Debtors or
                            Reorganized USi (as applicable) and such Holder or
                            as determined by the Bankruptcy Court, less all
                            Adequate Protection Payments made on account of
                            such Claim. Each Holder of an Allowed Equipment
                            Lease Secured Claim deemed to elect Alternative B
                            will, on account of such Claim, at the option of
                            Reorganized USi: (i) receive return of the
                            collateral securing such Claim or return of a
                            portion of the collateral securing such Claim
                            (with the balance of the Allowed Equipment Lease
                            Secured Claim to be treated as provided in the
                            Plan) with the amount of any Allowed Equipment
                            Lease Secured Claim and any unsecured deficiency
                            claim in Class 4 to be as agreed by Reorganized
                            USi and such Holder or as determined by the
                            Bankruptcy Court; (ii)(a) receive equal annual
                            Cash payments commencing on the first anniversary
                            of the Effective Date and continuing through the
                            fifth anniversary of the Effective Date in an
                            aggregate amount equal to the Allowed amount of
                            such Equipment Lease Secured Claim, plus interest
                            at a fixed rate as agreed by Reorganized USi and
                            such Holder or as determined by the Bankruptcy
                            Court (provided, that, Reorganized USi shall have
                            the right to pay any such Claim in full by paying
                            the remaining principal balance thereof, with
                            accrued interest through the date of payment, in
                            Cash at any time on or after the Effective Date,
                            without premium or penalty), and (b) retain the
                            liens securing such Equipment Lease Secured Claim
                            to the extent of the Allowed amount of such Claim
                            pursuant to Section 1129(b)(2)(A)(i) of the
                            Bankruptcy Code; or (iii) receive such other
                            treatment as will provide for realization of the
                            indubitable equivalent of such Equipment Lease
                            Secured Claim pursuant to Section
                            1129(b)(2)(A)(iii) of the Bankruptcy Code.

                            With respect to any Holder of an Equipment Lease
                            Secured Claim who wishes to understand the basis on which Reorganized USi will select the applicable form of compensation under Alternative
                            B, such Holder shall make a written request for such information to Reorganized USi at least ten days prior to the Voting Deadline, and Reorganized
                            USi will respond to such request at least five days prior to the Voting Deadline.

                            If the holder of an Equipment Lease is deemed to
                            elect Alternative B and the Equipment Lease is,
                            pursuant to an order of the Bankruptcy Court with
                            jurisdiction over a Chapter 11 or Chapter 7 case,
                            if any, filed by Reorganized USi after the
                            Effective Date, determined to be a "true lease"
                            (as opposed to a secured financing) subject to
                            rejection pursuant to Section 365 of the
                            Bankruptcy Code, USi will be entitled to seek
                            assumption or rejection of such lease (or any
                            separate lease schedules thereof) at any time on
                            or before the date that is 30 days after such
                            determination becomes a Final Order and if USi
                            fails timely to seek assumption of such lease (or
                            any separate schedules thereof) or notifies the
                            applicable lessor of rejection of the lease (or
                            any separate schedules thereof), the lease (or any
                            separate schedules thereof not assumed) will be
                            deemed rejected without further order of the
                            Bankruptcy Court. In the event of rejection of
                            such
-----------------------------------------------------------------------------------------------

                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
                                      16

-----------------------------------------------------------------------------------------------
   CLASS    TYPE OF CLAIM                              TREATMENT
             OR INTEREST
-----------------------------------------------------------------------------------------------
                            Equipment Lease (or any separate lease
                            schedules thereof), any rejection damage claim,
                            which will remain subject to allowance, must be
                            filed on or before the date that is 30 days after
                            the later of the Effective Date or such later
                            rejection date and will be a Senior Claim only to
                            the extent that Reorganized USi agrees or the
                            Bankruptcy Court determines that such claim is
                            entitled to the benefit of the Subordination
                            Provisions.

                            Estimated Recovery as percentage of Allowed Equipment Lease
                            Secured Claim: 100%.

                            Reorganized USi reserves all of its rights in respect of Holders of Equipment Lease Claims deemed to elect Alternative B, including the right to assert (i) Reserved Causes of Action against such Holders in respect of such Claims and/or (ii) that Equipment Leases are "true leases" subject to rejection and as to which Equipment Lease
                            Deficiency Claims are not Senior Claims entitled to the benefit of the Subordination Provisions.

                            The distributions to Holders of Equipment Lease
                            Secured Claims Equipment deemed to elect
                            Alternative A or Alternative B shall be in full
                            satisfaction of any and all rights of such Holders
                            under Section 507(b) and Section 365(d)(10) of the
                            Bankruptcy Code.
-----------------------------------------------------------------------------------------------
2          Miscellaneous    Unimpaired. On the Effective Date, at Reorganized
           Secured Claims   USi's option, either (i) the Reorganized Debtors
                            shall assume an Allowed Miscellaneous Secured
                            Claim and the legal, equitable and contractual
                            rights to which an Allowed Miscellaneous Secured
                            Claim entitles the Holder of such Claim shall not
                            be altered by the Plan, or (ii) the Reorganized
                            Debtors shall provide such other treatment in
                            respect of such Claim as will cause such Claim not
                            to be Impaired; provided, however, that the
                            Allowed Miscellaneous Secured Claim portion of the
                            Conklin & Conklin Note Claims shall be treated
                            pursuant to Section 5.02(c)(i) of the Plan (i.e.,
                            will be paid in full in Cash on the Effective Date
                            of the Plan). The Debtors' failure to object to
                            any such Miscellaneous Secured Claim during the
                            pendency of the Chapter 11 Case shall not
                            prejudice, diminish, affect or impair Reorganized
                            USi's right to contest or defend against such
                            Claim in any lawful manner or forum when and if
                            such Claim is sought to be enforced by the Holder
                            thereof. Each Miscellaneous Secured Claim and all
                            liens lawfully granted or existing on any property
                            of the Estate on the Filing Date as security for a
                            Miscellaneous Secured Claim shall (a) survive the
                            confirmation and consummation of the Plan, the
                            Debtors' discharge under Section 1141(d) of the
                            Bankruptcy Code and Section 12.01 of the Plan, and
                            the vesting of the property of the Estate in the
                            Reorganized Debtors, (b) remain enforceable
                            against the Reorganized Debtors in accordance with
                            the contractual terms of any lawful agreements
                            enforceable by the Holder of such Claim on the
                            Filing Date until the Allowed amount of such Claim
                            is paid in full, and (c) remain subject to
                            avoidance by the Reorganized Debtors under the
                            Bankruptcy Code.
-----------------------------------------------------------------------------------------------

                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
                                      17

-----------------------------------------------------------------------------------------------
   CLASS    TYPE OF CLAIM                              TREATMENT
             OR INTEREST
-----------------------------------------------------------------------------------------------
                            Preservation of Rights. Notwithstanding the
                            foregoing, on or as soon as reasonably practicable
                            after the later of the Effective Date and the date
                            that is thirty (30) calendar days after a
                            Miscellaneous Secured Claim becomes Allowed,
                            Reorganized USi may elect to provide the Holder of
                            a Miscellaneous Secured Claim with (i) Cash in an
                            amount equal to 100% of the unpaid amount of such
                            Claim, (ii) the proceeds of the sale or
                            disposition of the collateral securing such Claim
                            to the extent of the value of the Holder's secured
                            interest in such Claim, (iii) the collateral
                            securing such Claim, (iv) a note with periodic
                            Cash payments having a present value equal to the
                            Allowed amount of such Claim, or (v) such other
                            distribution as necessary to satisfy the
                            requirements of the Bankruptcy Code. In the event
                            Reorganized USi treats a Claim under clause (i) or
                            (ii) of above, the liens securing such Claim shall
                            be deemed released.

                            Estimated Recovery as percentage of Allowed Miscellaneous Secured
                            Claim: 100%.
-----------------------------------------------------------------------------------------------
3           Miscellaneous   Unimpaired.  Each Holder of an Allowed Miscellaneous Priority
            Priority        Claim shall receive, on account of such Claim, payment of the
            Claims          Allowed amount of such Claim in full and in Cash.

                            Estimated Recovery as percentage of Allowed Miscellaneous
                            Priority Claim: 100%.
-----------------------------------------------------------------------------------------------
4           General         Impaired.  Each Holder of an Allowed General Unsecured Claim will
            Unsecured       receive, on account of such Claim, its Ratable Share (determined
            Claims          as if no elections to receive Substitute Plan Notes had been made) of (i) the Plan Distribution determined based on the Plan
                            Distribution Ratio, and (ii) the Secondary Plan Distribution B.

                            On or before the Effective Date, a Holder of a General Unsecured Claim may, at its option by delivering written notice to Reorganized USi and in lieu of receiving Plan Notes, elect to receive an amount that otherwise would be equal to its Ratable Share of the principal amount of Plan
                            Notes that would have been distributed pursuant to the Plan Distribution and the Secondary Plan
                            Distribution B, had no election to receive
                            Substitute Plan Notes been made (such amount, together with an amount equal to the principal amount of Substitute Plan Notes to be issued in accordance with Section 5.05(c) of the Plan, the "Substitute Plan Distribution Amount"), in the form of Substitute Plan Notes.

                            If any Holder of a General Unsecured Claim holds or asserts a Reclamation Claim, such General
                            Unsecured Claim shall not be Allowed until such Reclamation Claim is Allowed, disallowed or otherwise resolved, and when Allowed, such General
                            Unsecured Claim shall be reduced by the Allowed amount of the Reclamation Claim.

                            Estimated Recovery as percentage of Allowed General Unsecured
                            Claim: 34.34%.
-----------------------------------------------------------------------------------------------

                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTORS' CHAPTER 11 PLAN
                                      18

-----------------------------------------------------------------------------------------------
   CLASS    TYPE OF CLAIM                              TREATMENT
             OR INTEREST
-----------------------------------------------------------------------------------------------
5           Senior Creditor Impaired. Each Holder of an Equipment Lease
            Claims          Deficiency Claim deemed to elect (i) Alternative A
                            will hold an Allowed Senior Creditor Claim in the
                            amount set forth in Attachment 3 to the Plan, and
                            (ii) Alternative B will be an Allowed Senior
                            Creditor Claim only to the extent and in the
                            amount agreed upon by the Debtors and the
                            respective Holder of such Equipment Lease
                            Deficiency Claim or, if such status, extent and
                            amount cannot be mutually agreed upon, as
                            determined by the Bankruptcy Court. A portion of
                            the Conklin & Conklin Claims will be Allowed as a
                            Senior Creditor Claim in the amount of $1.9
                            million. No other Claim shall be Allowed as a
                            Senior Creditor Claim unless (i) the Holder of
                            such Claim delivers to the Debtors, no later than
                            20 days prior to the Confirmation Hearing or any
                            earlier date fixed by order of the Bankruptcy
                            Court, a demand for Allowance of such Claim as a
                            Senior Creditor Claim accompanied by the written
                            opinion of independent legal counsel acting for
                            such Holder, addressed to the Debtors and
                            Reorganized USi, stating that the Holder is
                            entitled to the benefit of the Subordination
                            Provisions and (ii) the Debtors approve or, at or
                            prior to the Confirmation Hearing, the Bankruptcy
                            Court orders classification of the Allowed amount
                            of such Claim as a Senior Creditor Claim. Each
                            Holder of an Allowed Senior Creditor Claim shall
                            receive, on account of such Claims, its ratable
                            share of (a) a portion of the Plan Distribution
                            determined based on the Plan Distribution Ratio,
                            calculated as if no elections to receive
                            Substitute Plan Notes had been made; and (b) in
                            enforcement of the Subordination Provisions, an
                            additional portion of the Plan Distribution (being
                            that portion that otherwise would be distributed
                            to Holders of Allowed Convertible Subordinated
                            Note Claims) determined by applying the Plan
                            Distribution Ratio to the Allowed amount of the
                            Convertible Subordinated Note Claims.

                            On or before the Effective Date, a Holder of a Senior Creditor Claim may, at its option by delivering written notice to Reorganized USi and in lieu of receiving Plan Notes, elect to receive an amount equal to its Ratable Share of the principal amount of Plan Notes that would have been distributed pursuant to the Plan
                            Distribution, calculated as if no elections to receive Substitute Plan Notes had been made, in the form of Substitute Plan Notes.

                            Estimated Recovery as percentage of Allowed Senior Creditor
                            Claim: 81.22%.(9)
-----------------------------------------------------------------------------------------------
6          Convertible      Impaired. The Convertible Subordinated Note Claims
           Subordinated     shall be Allowed in the amount of $125.0 million
           Note Claims      plus interest accrued through the Filing Date of
                            approximately $5.8 million. In accordance with and
                            in enforcement of the Subordination Provisions,
                            all distributions which the Holders of
-----------------------------------------------------------------------------------------------

-------------------------
(9) Existing Equipment Leases and Equipment Lease Claims treated under Alternative A will be restructured to provide an aggregated estimated 85% effective recovery through the distributions to be made on the Equipment Lease Secured Claims and the Equipment Lease Deficiency Claims (after giving effect to the Subordination Provisions of the Convertible Subordinated Note Indenture).


                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTOR'S CHAPTER 11 PLAN

-----------------------------------------------------------------------------------------------
   CLASS    TYPE OF CLAIM                              TREATMENT
             OR INTEREST
-----------------------------------------------------------------------------------------------
                            Convertible Subordinated Note Claims would
                            otherwise be entitled to receive under the Plan on
                            account of the Plan Distribution shall be
                            delivered to the Holders of the Allowed Senior
                            Creditor Claims and provision therefor is made in
                            Section 5.05(b)(2) of the Plan. Notwithstanding
                            the Subordination Provisions, each Holder of an
                            Allowed Convertible Subordinated Note Claim shall
                            be entitled to receive, on account of such claim,
                            its ratable share of Secondary Plan Distribution A
                            based upon the amount of Convertible Subordinated
                            Notes held by each Holder. Holders of Allowed
                            Class 6 Claims in an amount less than $500,000 in
                            principal amount will receive Cash in lieu of
                            their proportionate share of the New Warrants, and
                            the aggregate amount of New Warrants will be
                            reduced to reflect such Cash payments, if any.
                            Whether or not Class 6 or any individual Holder of
                            a Convertible Subordinated Note Claim has accepted
                            the Plan, the Subordination Provisions will be
                            enforced without exception, through the
                            consummation of the Plan as an essential element
                            thereof, as to (i) the Plan Distribution and (ii)
                            except with respect to Secondary Plan Distribution
                            A, any and all other distributions or property
                            that the Holders of Allowed Convertible
                            Subordinated Note Claims are, would or might
                            otherwise be entitled to receive from the Debtors
                            or the Estate or in the case on account of
                            Convertible Subordinated Note Claims. All such
                            portions of the Plan Distribution and, except with
                            respect to Secondary Plan Distribution A, other
                            distributions and property will be delivered by
                            the Debtors and Reorganized USi directly to the
                            Holders of Senior Creditor Claims pursuant to the
                            Subordination Provisions.

                            Estimated Recovery as percentage of Allowed Convertible
                            Subordinated Note Claim: 13.76%.
-----------------------------------------------------------------------------------------------
7          Convenience      Impaired.  The Holders of Convenience Claims shall receive Cash
           Claims           equal to 34.34% of the unpaid amount of such Allowed Claim.

                            Any Holder of an Allowed General Unsecured Claim
                            whose Allowed General Unsecured Claim is equal to
                            or less than $2,500 shall receive treatment of its
                            Allowed Claim under Section 5.07(a) of the Plan in
                            full settlement, satisfaction, release and
                            discharge of such Allowed Claim. Any Holder of an
                            Allowed General Unsecured Claim whose Allowed
                            General Unsecured Claim is more than $2,500, and
                            who timely elects to reduce the amount of such
                            Allowed Claim to $2,500 in accordance with the
                            terms of Section 5.07(b) of the Plan also shall
                            receive treatment of its Allowed Claim, as so
                            reduced, under Section 5.07(a) of the Plan in full
                            settlement, satisfaction, release and discharge of
                            such Allowed Claim. Election of treatment in Class
                            7 must be made on such Holder's ballot for voting
                            on the Plan and be received by the Debtors on or
                            prior to the deadline for voting established by
                            the Bankruptcy Court. Any election of Convenience
                            Claim treatment made after such deadline shall not
                            be binding upon the Debtors or the Reorganized
                            Debtors unless the deadline is expressly waived,
                            in writing, by the Debtors or the Reorganized
                            Debtors,
-----------------------------------------------------------------------------------------------


                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTOR'S CHAPTER 11 PLAN
                                      20

-----------------------------------------------------------------------------------------------
   CLASS    TYPE OF CLAIM                              TREATMENT
             OR INTEREST
-----------------------------------------------------------------------------------------------
                            as the case may be. The exercise of such
                            an election shall in no way preclude the Debtors
                            or the Reorganized Debtors from objecting to such
                            Claim.

                            Estimated Recovery as percentage of Allowed Convenience Claim:
                            34.34%
----------------------------------------------------------------------------------------------
8           Convertible     Impaired.  The Holders of Allowed Convertible Subordinated Note
            Subordinated    Section 510(b) Claims shall receive no distribution under the Plan.  On
            Note Section    the Effective Date, all Convertible Subordinated Notess. 510(b)
            510(b) Claims   Claims shall be cancelled and forever terminated and discharged.
-----------------------------------------------------------------------------------------------
9           Interdebtor     Unimpaired.  Interdebtor Claims shall be unimpaired.
            Claims
-----------------------------------------------------------------------------------------------
10          Interests in    Impaired.  The Holders of Allowed Interests in USi and/or Allowed
            USi and LLC     LLC Interests shall receive no distribution under the Plan.  On
            Interests       the Effective Date, all such Interests in USi and LLC
                            Interests shall be cancelled and forever terminated and
                            discharged.
-----------------------------------------------------------------------------------------------
11          Section 510(c)  Impaired.  The Holders of Allowed Section 510(c) Claims shall
            Claims          receive no distribution under the Plan.
----------------------------------------------------------------------------------------------


        For a more detailed description of the treatment of the foregoing classes of Claims and Interests, see Section IV.C, "THE PLAN -- Classification and Treatment of Claims and Interests Under the Plan."

D.      CONDITIONS TO THE OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN

        The Plan will not become effective, and no obligations and rights set forth in the Plan as of the Effective Date or thereafter will come into existence, unless each of the following conditions is met on the Effective
Date:

        1. COMMITMENT. All conditions set forth in the Commitment will have been satisfied or waived, including the condition that the Confirmation Order shall be a Final Order.

        2. REORGANIZED USI. Reorganized USi will remain as a Delaware corporation existing in good standing under the DGCL. The Amended Certificate of Incorporation and the Amended Bylaws will be its sole governing documents. Reorganized USi shall have duly authorized, executed and delivered all New Common Stock, Amended Equipment Lease Agreements, Substitute Equipment Lease Agreements, Plan Notes, Secondary Plan Notes, Substitute Plan Notes and New Warrants to be issued, delivered or distributed pursuant to the Plan. The consummation of the Plan will not be in any respect restrained by order of any court of competent jurisdiction.

        3. PAYMENT OF THE SUBSCRIPTION PRICE. The Investor will have tendered to Reorganized USi concurrent payment of the Subscription Price for the shares of New Common Stock.

        4. DELIVERY OF DOCUMENTS. All documents required to be executed and delivered on or prior to the Effective Date under the Plan or under the Commitment will have been executed and delivered (as applicable) by the parties thereto.


                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTOR'S CHAPTER 11 PLAN
                                      21

        5. TRUST INDENTURE ACT. The New Indentures pursuant to which the Plan Notes, the Secondary Plan Notes and the Substitute Plan Notes are to be issued shall have been qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

        A HEARING TO CONSIDER CONFIRMATION OF THE PLAN HAS BEEN SCHEDULED FOR MAY 7, 2002 AT 10:00 A.M., EASTERN TIME.

        The Debtors believe that all conditions to the Effective Date of the Plan will likely be satisfied within ten days of the Confirmation Date, and that the Effective Date of the Plan could occur as early as [__________], 2002.

E.      VOTING ON THE PLAN

        Each Holder of a Claim of a Class that is "Impaired" under the Plan, but is not deemed to have rejected the Plan, will receive (a) a copy of that certain Order dated [__________], 2002, (i) approving the manner of notice of the disclosure statement hearing, (ii) establishing a record date, (iii) approving the Disclosure Statement, (iv) establishing notice and objection procedures for confirmation of the Plan, (v) approving solicitation packages and procedures for distribution, (vi) approving forms of ballots and (vii) establishing procedures to determine cure amounts and objections for certain executory contracts and unexpired leases to be assumed by the Debtors (the "Voting Procedures Order"); (b) notice of the Confirmation Hearing; (c) the approved form of Disclosure Statement (with the Plan annexed as an exhibit thereto); and (d) a ballot or master ballot (as applicable) with instructions. Any Holder of a Claim against or Interest in the Debtors whose legal, contractual or equitable rights are altered, modified or changed by the proposed treatment under the Plan, or whose treatment under the Plan is not provided for in ss. 1124 of the Bankruptcy Code, is considered "Impaired." Each Holder of a Claim of a Class that is deemed to accept or reject the Plan will receive the Voting Procedures Order, notice of the Confirmation Hearing, the Plan, this Disclosure Statement and a notice of non-voting status in the form approved by the Bankruptcy Court, but will not receive a ballot and will not be eligible to vote on the Plan. Holders may also obtain copies of these documents by mailing a written request for such materials to Logan & Company, Inc. (the "Voting Agent").


                                      22
                                                      DISCLOSURE STATEMENT FOR
                                                      DEBTOR'S CHAPTER 11 PLAN

--------------------------------------------------------------------------------

            WHICH CLASSES OF CLAIMS ARE ENTITLED TO VOTE ON THE PLAN?

                Holders of Classes of Claims are entitled to vote on the Plan as follows:

                Holders of Claims in Classes 1, 4, 5, 6 and 7 are
                Impaired and entitled to vote on the Plan.

                Holders of Claims in Classes 2, 3 and 9 are Unimpaired under the Plan, are deemed to have accepted the Plan and will not be entitled to vote on the Plan.

                Holders of Claims in Classes 8 and 11 and Interests in Class 10 will receive no distribution under the Plan, are deemed to have rejected the Plan and will not be entitled to vote on the Plan.

--------------------------------------------------------------------------------

        The Bankruptcy Court has fixed [__________], 2002 as the voting record date (the "Voting Record Date"). To be eligible to vote on the Plan, persons with Claims that belong to the Voting Classes must have held them on the Voting Record Date.

        Under the Bankruptcy Code, the Plan will be deemed accepted by an Impaired Class of Claims if the Voting Agent receives votes accepting the Plan representing at least:

        - two-thirds of the total dollar amount of the Allowed Claims in the Class that cast votes; and

        - more than one-half of the total number of Allowed Claims in the Class that cast votes.

        The Voting Procedures Order establishes which Claims are "Allowed" for purposes of voting and designates the form of ballot to be used by each Voting Class. For more information on voting procedures, please consult the Voting Procedures Order.

        All properly completed ballots received by the Voting Agent before 5:00 p.m., Eastern Time, on April 26, 2002 (the "Voting Deadline"), will be counted in determining whether each Impaired Class entitled to vote on the Plan has accepted the Plan. Any ballots received after the Voting Deadline will not be counted. All ballots must contain an original signature to be counted. No ballots received by facsimile or electronic mail will be accepted.


                                                        DISCLOSURE STATEMENT FOR
                                       23               DEBTOR'S CHAPTER 11 PLAN

--------------------------------------------------------------------------------

                               VOTING ON THE PLAN

                WHEN DOES THE VOTE NEED TO BE RECEIVED? The Voting Deadline for the receipt by the Voting Agent of properly completed ballots is 5:00 p.m., Eastern Time, on April 26, 2002. If you are a member of Class 6 and are required to send your ballot to an Intermediary for inclusion in a Master Ballot (as defined below), the Intermediary must receive your properly completed ballot by 5:00 p.m., Eastern Time, on April 24, 2002.

                WHICH CLASSES MAY VOTE? Persons may vote to accept or reject the Plan only with respect to Allowed Claims that belong to a Class that is Impaired under the Plan and is not deemed to have rejected the Plan. These are Classes 1, 4, 5, 6 and 7 only.

                WHICH MEMBERS OF THE IMPAIRED CLASSES MAY VOTE? The Voting Record Date for determining which members of Impaired Classes may vote on the Plan is [___________], 2002. Persons may vote on the Plan only with respect to Claims that were held on the Voting Record Date.

                HOW DO I VOTE ON THE PLAN? For a vote to be counted, the Voting Agent must receive an original signed copy of the ballot form approved by the Bankruptcy Court. Faxed copies and votes sent on other forms, including electronic mail, will not be accepted.

                WHOM SHOULD I CONTACT IF I HAVE QUESTIONS OR NEED A BALLOT? You may contact the Voting Agent at the address or phone number listed below.

--------------------------------------------------------------------------------






--------------------------------------------------------------------------------

                         EQUIPMENT LEASE SECURED CLAIMS

                If you are the Holder of an Equipment Lease Secured Claim in Class 1 and (i) are voting to accept the Plan or (ii) fail to timely vote on the Plan, you will be deemed to have elected to be treated in accordance with Alternative A pursuant to Section 5.01(I) of the Plan. If you are the Holder of an Equipment Lease Secured Claim in Class 1 and are voting to reject the Plan, you will be deemed to have elected to be treated in accordance with Alternative B pursuant to Section 5.01(II) of the Plan.

--------------------------------------------------------------------------------



                                                        DISCLOSURE STATEMENT FOR
                                       24               DEBTOR'S CHAPTER 11 PLAN

        This Disclosure Statement, the annexed appendices and the Plan are the only materials that you should use in determining how to vote on the Plan. Pursuant to the Plan, the Debtors' existing indebtedness will be cancelled and exchanged for Cash, the Plan Notes, the Secondary Plan Notes, the Substitute Plan Notes and/or the New Warrants, in each case to be distributed in accordance with the terms of the Plan. The Debtors believe that approval of the Plan is their best opportunity to emerge from the Chapter 11 Case and return their businesses to financial viability.

--------------------------------------------------------------------------------

                             VOTING RECOMMENDATIONS

                The Debtors believe that the Plan presents the best opportunity for Holders of Claims to maximize their recoveries and for the business operations of the Debtors to succeed. The Debtors encourage Holders of Claims to vote to accept the Plan.

--------------------------------------------------------------------------------

        The ballots have been specifically designed for the purpose of soliciting votes on the Plan from each Class entitled to vote. For this reason, in voting on the Plan, please use only the ballot(s) sent to you with this Disclosure Statement. If you hold Claims in more than one Class, you must use a separate ballot for voting with respect to each Class of Claims that you hold. If you believe you have received the incorrect form of ballot, you need another ballot or have any questions concerning the form of ballot, please contact the Voting Agent.

        Please complete and sign your ballot and return it in the enclosed pre-addressed envelope to the Voting Agent. All correspondence in connection with voting on the Plan should be directed to the Voting Agent at the following address:









--------------------------------------------------------------------------------

                                  VOTING AGENT

                              USi Balloting Center
                            c/o Logan & Company, Inc.
                           546 Valley Road, 2nd Floor
                            Upper Montclair, NJ 07043
                              Phone: (973) 509-3190

--------------------------------------------------------------------------------


        The Voting Agent will prepare and file with the Bankruptcy Court a certification of the results of the voting on the Plan on a Class-by-Class basis.



                                                        DISCLOSURE STATEMENT FOR
                                       25               DEBTOR'S CHAPTER 11 PLAN

        Additional copies of the ballots, this Disclosure Statement and the Plan are available upon request made to the Voting Agent. Please contact the Voting Agent with any questions relating to voting on the Plan.

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

                Your vote on the Plan is important because:

                Under the Bankruptcy Code, a plan of reorganization can be confirmed only if certain majorities in dollar amount and number of claims (as described above) of each Impaired Class under the plan vote to accept the plan, unless the "cram down" provisions of the Bankruptcy Code are used.

                Under the Bankruptcy Code, only the votes of those holders of claims or interests who actually submit votes on a plan are counted in determining whether the specified majorities of votes in favor of the plan have been received.

                If you are eligible to vote with respect to a Claim and do not deliver a properly completed ballot relating to that Claim by the Voting Deadline, you will be deemed to have abstained from voting with respect to that Claim and your eligibility to vote with respect to that Claim will not be considered in determining the number and dollar amount of ballots needed to make up the specified majority of that Claim's Class for the purpose of approving the Plan.

--------------------------------------------------------------------------------


        The Debtors are seeking to "cram down" the Plan on certain non-accepting Classes of Claims and Interests. See Section V.D.3 below for a discussion of the "cram down" procedures under the Bankruptcy Code.

        In accordance with Bankruptcy Rule 3017(d), the Debtors will send ballots to transfer agents, registrars, servicing agents, or other intermediaries holding Claims for, or acting on behalf of, beneficial Holders of Claims (collectively, the "Intermediaries"). Each Intermediary will be entitled to receive, upon request to the Debtors, a reasonably sufficient number of ballots to distribute to the beneficial owners of the Claims for which it is an Intermediary, and the Debtors will be responsible for and pay each such Intermediary's reasonable costs and expenses associated with the distribution of ballots to the beneficial owners of such Claims and tabulation of the ballots. Additionally, each Intermediary must receive returned ballots by 5:00 p.m., Eastern Time, on April 24, 2002, so that it can tabulate and return the results to the Voting Agent in a summary "master" ballot in a form approved by the Bankruptcy Court (the "Master Ballot") indicating the number and dollar amount of cast ballots in the group of Claim Holders for which it is an Intermediary. The Intermediaries must certify that each beneficial Holder has not cast more than one vote with respect to any given Claim for any purpose, including both for determining the number of votes and the amount of the Claim, even if such Holder holds securities of the same type in more than one account. However, persons who hold Claims in more than one voting Class will be entitled to one vote in each such Class, subject to the applicable voting rules.



                                                        DISCLOSURE STATEMENT FOR
                                       26               DEBTOR'S CHAPTER 11 PLAN

--------------------------------------------------------------------------------

                             VOTING BY INTERMEDIARY

                TIMING: If your vote is being processed by an Intermediary, please allow time for transmission of your ballot to your Intermediary for preparation and delivery to the Voting Agent of a Master Ballot reflecting your vote and the votes of other Claims tabulated by the Intermediary.

                Your vote must be received by your Intermediary by April 24, 2002 at 5:00 p.m., Eastern Time to be counted.

                Receipt by the Intermediary on or close to the Voting Deadline may not allow sufficient time for the Intermediary to include your vote in the Master Ballot that it prepares and delivers to the Voting Agent by the Voting Deadline.

                QUESTIONS ON VOTING PROCEDURES: If you have a question concerning the voting procedures, please contact your Intermediary or the Voting Agent.

--------------------------------------------------------------------------------

F.      CONFIRMATION HEARING

        The Bankruptcy Court will hold the Confirmation Hearing at the following time and place:

--------------------------------------------------------------------------------

                              CONFIRMATION HEARING

                DATE AND TIME: 10:00 a.m., Eastern Time, on May 7, 2002.

                PLACE: United States Bankruptcy Court, District of Maryland, Baltimore Division, 909 U.S. Courthouse, 101 West Lombard Street, Baltimore, Maryland 21201.

                JUDGE: Bankruptcy Judge E. Stephen Derby.

                The Confirmation Hearing may be adjourned by the Debtors from time to time upon announcement in the Bankruptcy Court on the scheduled date for the hearing. No further notice will be required to adjourn the hearing.

--------------------------------------------------------------------------------

        At the Confirmation Hearing, the Bankruptcy Court will:

                - determine whether sufficient majorities in number and dollar amount from each Class entitled to vote on the Plan have delivered properly executed votes to accept the Plan;

                - hear and determine objections, if any, to the Plan and to confirmation of the Plan that have not been previously disposed of;



                                                        DISCLOSURE STATEMENT FOR
                                       27               DEBTOR'S CHAPTER 11 PLAN

                - determine whether the Plan meets the confirmation requirements of the Bankruptcy Code; and

                -       determine whether to confirm the Plan.

        Any objection to confirmation of the Plan must be in writing and filed and served as required by the Bankruptcy Court under the order approving this Disclosure Statement (i.e. the Voting Procedures Order). That order requires any objections to the confirmation of the Plan to be served so as to be received on or before 4:00 p.m., Eastern Time, on April 26, 2002 by the following persons:

                - The Office of the United States Trustee for the District of Maryland, Baltimore Division, 300 W. Pratt Street, Suite 350, Baltimore, Maryland 21201, Attn: Mark A. Neal, Esq.;

                - Co-counsel for the Debtors, Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, Attn: Marc Abrams, Esq.;

                - Co-counsel for the Debtors, Whiteford, Taylor & Preston L.L.P, Seven Saint Paul Street, Baltimore, Maryland 21202, Attn: Martin Fletcher, Esq.;

                - General Counsel to the Debtors, William T. Price, Esq., USinternetworking, Inc., One USi Plaza, Annapolis, Maryland 21401-7478;

                - Co-counsel to the Official Committee of Unsecured Creditors of the Debtors (the "Official Committee"), Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006-1470, Attn: Lindsee P. Granfield, Esq.;

                - Co-counsel to the Official Committee, Hunton & Williams, 1751 Pinnacle Drive, Suite 1700, McLean, Virginia 22102,
                        Attn: Scott D. Field, Esq.; and

                - Counsel to the Investor, Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attn: R. Newcomb Stillwell, Esq.

                                 II. BACKGROUND

        This Disclosure Statement discusses the Debtors' financial condition and results of operation. You should refer also to USi's Form 10-K for the fiscal year ended December 31, 2000, and to Form 10-Q for the fiscal quarter ended September 30, 2001, which have been filed with the Securities and Exchange Commission ("SEC" or "Commission") and are available on USi's web page at www.usi.net or the SEC's web page at www.sec.gov.

A.      THE DEBTORS

        Formed in 1998, USi is a full-service, enterprise application services provider ("ASP") that delivers, as a service, the latest best-of-breed enterprise, sales force automation, customer support, human resources, financial management, e-business and managed web-hosting software applications to customers over the Internet or through its proprietary platform. USi's ASP services give clients a competitive advantage by providing them with the use of advanced software applications and web-based technologies in a cost-effective manner. USi provides "full service" in that it takes total responsibility for


                                                        DISCLOSURE STATEMENT FOR
                                       28               DEBTOR'S CHAPTER 11 PLAN
delivering the latest enterprise, e-business, and managed web hosting solutions over its proprietary global service platform ("GSP"). USi's GSP is housed in three secure, fully redundant data centers that USi controls and operates, and from which it provides around-the-clock monitoring and support.

        USi's ASP services are primarily delivered as Internet Managed Applications Provider ("iMAP") offerings, through which USi integrates hardware, software, network security, and around-the-clock client care. USi backs its iMAP offerings with some of the highest service level guarantees in the industry.

        USi's subsidiary, Admiral Management Company, LLC ("Admiral"), is a Delaware limited liability company of which USi is the sole member. Formed in 2000, Admiral manages non-residential real property located at 175 Admiral Cochrane Drive, Annapolis, Maryland.

        USi's subsidiary, GEMC Properties, LLC ("GEMC Properties"), is a Delaware limited liability company of which USi is the sole member. Formed in 2000, GEMC holds title to, and is landlord to seven tenants (one of which is USi) at, non-residential real property located at 175 Admiral Cochrane Drive, Annapolis, Maryland.

        USi's subsidiary, Riva Canyon LLC ("Riva"), is a Delaware limited liability company of which USi is the sole member. Formed in 2000, Riva holds title to certain personal property.

        USi's subsidiary, Shore Services LLC ("Shore"), is a Delaware limited liability company of which USi is the sole member. Formed in 2000, Shore acts as agent for Riva and manages Riva's personal property.

B.      EVENTS LEADING TO CHAPTER 11

        1.      GENERAL

        Formed in 1998, USi effectively created the ASP industry. Nonetheless, USi is still in its formative stage. The formative stage of any company is typically characterized by rapid growth and high operating expenses that exceed revenue until sufficient size and corresponding economies of scale are realized, at which time the growth slows to a sustainable level and operating expenses as a percentage of revenue decrease rapidly. USi is no exception. USi's revenues grew from $4.1 million in 1998 to $109.5 million in 2000, and, during the first nine months of 2001, this trend continued as revenue grew 39% over the first nine months of 2000. USi's operating expenses as a percentage of revenue in 2000 was less than a third of what it had been in 1998; however, USi's operating expenses continue to exceed revenues. In 2000, USi had a net loss of $175.0 million; and during the first nine months of 2001, USi had a net loss of $134.5 million.

        The result of USi's continuing losses has been a decrease in USi's liquidity. Because of the promise of USi's business and the availability of the capital markets, from 1998 through 2000, USi had been able to address its liquidity needs through common stock, private equity and debt offerings. Economic conditions in 2001, however, ultimately made such offerings unavailable.

        2.      MARKET CONDITIONS

        In 2001, there was a significant increase in competition in the ASP market. By the end of 2001, the number of competitors - that is, the number of companies calling themselves "application service providers" - had increased to approximately 500. Although each of these competitors offers some of the services that USi does, none delivers all of the services provided under USi's full-service model.



                                                        DISCLOSURE STATEMENT FOR
                                       29               DEBTOR'S CHAPTER 11 PLAN

        Also in 2001, increased competition coincided with economic recession and market uncertainty. USi witnessed an economic slowdown in its markets, which included a reduction in capital expenditures and technology and associated discretionary spending by its clients and potential clients. In addition, many clients and potential clients were themselves in financial distress. Accordingly, many potential clients either retained their IT functions in-house or substituted best-of-breed enterprise applications and full-service ASPs for less powerful but cheaper solutions.

        3.      CAPITAL MARKETS

        USi's full-service ASP model is capital-intensive. To serve its clients, USi must outfit the necessary redundant data centers and invest in hardware and labor. This investment is recouped only over time through a client's payment of monthly fees.

        In April 1999, USi issued shares of its common stock to the public in its initial public offering. In October and November 1999, USi issued to institutional investors in a private placement $125.0 million principal amount of 7% Convertible Subordinated Notes due November 1, 2004, payable semi-annually on May 1 and November 1 of each year. USi subsequently exchanged such notes for identical notes which were registered with the SEC. In February and March 2000, USi issued additional shares of its common stock to the public.

        Although capital market liquidity was adequate to meet USi's needs until 2001, an uncertain business environment and the declining equity value of high-tech companies contributed to undermine investor confidence. As a result, previously available capital markets were no longer available to address USi's capital needs.

        USi common stock began trading on the Nasdaq's National Stock Market (the "Nasdaq") in April 1999. As of April 2, 2001, there were 143,969,328 shares of USi common stock issued and outstanding, which were beneficially held by 66,888 shareholders of record. On January 7, 2002, in response to the Debtors' Chapter 11 filing, the Nasdaq halted trading of USi common stock. In turn, USi's Board of Directors agreed to voluntarily delist USi from the Nasdaq. USi was formally delisted from the Nasdaq on January 22, 2002.

        4.      AVAILABLE CREDIT FACILITIES

        On January 2, 2001, USi entered into a $50.0 million revolving line of credit with a group of lenders led by GE Capital. On September 30, 2001, USi was not in compliance with certain covenant requirements under that revolving line of credit. Therefore, these debt agreements were reclassified as current debt in the September 30, 2001 financial statements. On October 5, 2001, USi retired the outstanding balance of $10.3 million and subsequently terminated the revolving line of credit.

        USi elected not to pay the $4.4 million semi-annual interest payment due on November 1, 2001 on its $125 million Convertible Subordinated Notes due November 1, 2004. Consequently, USi is in default of the Convertible Subordinated Note Indenture, and the default cure period expired on December 1, 2001.

        In November 2000, USi entered into an equity draw-down agreement with Acqua Wellington North American Equities Fund Ltd., which permits USi to sell shares of its common stock to Acqua Wellington at its sole discretion, depending upon its needs. To date, Acqua Wellington has purchased $5 million of shares of USi common stock under this agreement. The agreement provides that Acqua Wellington is committed to purchase up to $60.8 million of shares of USi common stock over 28 months.



                                                        DISCLOSURE STATEMENT FOR
                                       30               DEBTOR'S CHAPTER 11 PLAN

If shares of USi common stock trade below $1.00 per share, however, Acqua Wellington is not obligated to purchase any shares of USi common stock. USi's stock price has been below $1.00 since August 2001, and consequently USi has been precluded from selling shares of its common stock pursuant to this agreement.

        On November 2, 2001, USi entered into a $25.0 million revolving credit facility with Foothill Capital for general corporate purposes. USi terminated this facility and had no outstanding balances thereunder as of the Filing Date.

        5.      EROSION OF CLIENT BASE

        The economic downturn in 2001, including the lack of access to the capital markets, caused: (i) an erosion in USi's client base as companies began to suffer from their own declining revenues and lack of available capital; and
(ii) a reduction in USi's ability to attract new business, as potential clients opted not to buy ASP services or reduced their technology budgets. This combination led to a decline from quarter to quarter in USi's gross revenue. The loss of clients has a material economic impact on USi because USi incurs the majority of its costs at the beginning of a client engagement. Replacing existing clients with new clients means incurring additional costs without any matching offset in additional revenue. Consequently, retaining clients remains USi's highest priority.

        6.      COST REDUCTIONS

        Throughout 2001, USi aggressively cut costs, most significantly in the number of its employees. USi reduced its work force from 1,160 employees as of January 1, 2001 to 550 employees as of December 31, 2001, which resulted in a decrease in monthly payroll and benefits expenses from approximately $12.6 million in January 2001 to approximately $4.5 million in December 2001. USi also improved the efficiency of its operations and revised its business model to be less capital-intensive. Despite these efforts, USi's need for cash could not be met by its available sources.

        7.      NEW INVESTMENT BY THE INVESTOR

        In addition to these cost reductions, USi requires significant additional investment to continue its operations and ensure long-term viability and client stability. To that end, in July 2001, USi engaged Credit Suisse First Boston Corporation ("CSFB") to assist USi in obtaining additional and more permanent sources of capital and in evaluating strategic alternatives. CSFB promptly began a search for potential investors and strategic partners. Throughout the summer and into the fall of 2001, CSFB spoke with 90 potentially interested parties. Out of those 90 parties contacted by CSFB, two strategic and 17 financial bidders conducted due diligence on USi.

        In August 2001, USi also retained CDG, who along with USi's management, began discussions with USi's debt holders and other creditors regarding the restructuring of its obligations. CDG worked with USi and CSFB to restructure USi's balance sheet in order to attract investors.

        On September 17, 2001, a group formed by a Director of USi informed USi of its intention to submit an investment proposal, subject to its ability to secure financing, and commenced due diligence and discussions with potential sources of funding. On October 4, 2001, the group announced that it would not submit a proposal.

        On September 28, 2001, Bain submitted a bid to cause an affiliate to invest a total of $100 million in USi, subject to certain conditions including additional due diligence and a satisfactory restructuring of



                                                        DISCLOSURE STATEMENT FOR
                                       31               DEBTOR'S CHAPTER 11 PLAN

USi's balance sheet. CSFB informed other interested parties conducting due diligence that USi's Board would meet on October 5, 2001 to consider its alternatives and encouraged each to submit a proposal prior to that date.

        On October 4, 2001, Bain submitted a revised bid that did not contain, as a condition to closing, a requirement for further business due diligence. On October 5, 2001, when USi's Board met to consider alternatives, only Bain had submitted a proposal. Two other parties also had indicated an interest in submitting an investment proposal and requested until October 8, 2001 to complete their preparations. Accordingly, USi's Board adjourned until October 8, 2001.

        To assist one of those additional parties in preparing its bid, USi and CSFB sent it significant due diligence materials and made the USi management team available for questions. On October 7, 2001, this party indicated that it would not be able to submit a bid in time for the Board's consideration; the other party also did not submit a proposal.

        Accordingly, out of the 19 potential investors contacted by CSFB who conducted due diligence on USi, only Bain submitted a proposal. On October 8, 2001, USi accepted Bain's proposal and entered into a letter of intent with Bain, providing for an equity investment of up to $100 million, of which an affiliate of Bain would initially invest $75 million, with an additional $25 million available upon achievement of certain business milestones. In this letter of intent, USi agreed to a 30-day exclusivity period during which USi agreed to pay Bain's reasonable expenses incurred in connection with the potential investment, and agreed further not to solicit alternative proposals from third parties. Bain's investment was contingent upon a number of conditions, including, among others, a mutually agreeable restructuring of USi's obligations, execution of definitive documentation, and any necessary regulatory approvals. USi and Bain commenced negotiating and documenting the terms of the transaction.

        During the next 30 days, USi and Bain and their respective advisers actively engaged in negotiating the potential structure and terms of the proposed transaction. On November 8, 2001, the exclusivity period expired without an agreement as to terms or definitive documentation of the proposed transaction, and USi and Bain entered into a second letter of intent providing for a 20-day extension of the exclusivity period, which would expire on November 28, 2001. While USi, Bain and their advisers continued to actively negotiate potential terms and document the transaction, by November 28, 2001 no agreement had been reached.

        On November 28, 2001, upon expiration of the exclusivity period, one of the other two parties that had previously expressed an interest in submitting a proposal indicated that it would be interested in submitting such an alternative proposal to invest $50 million in USi, subject to additional due diligence. On December 4, 2001, this party informed CSFB that it had decided not to submit an alternative investment proposal to USi.

        On December 18, 2001, in connection with the services CSFB provided to USi in its efforts to obtain additional and more permanent sources of capital and in evaluating its strategic alternatives prior to the Filing Date, USi entered into an agreement with CSFB (superseding an earlier agreement with CSFB), pursuant to which USi agreed that CSFB shall earn a fee of $4.0 million (the "CSFB Fee") upon execution of a definitive agreement for the sale of USi, with such fee being paid upon consummation of the sale. 10 Correspondingly, on that date, CSFB and the Investor entered into an agreement pursuant to

----------------
(10) Prior to the Petition Date, USi paid to CSFB approximately $109,203.69 in out-of-pocket expenses on account of USi's engagement of CSFB in July 2001 (as discussed above) to assist USi in obtaining additional financing and evaluating strategic alternatives.


                                                        DISCLOSURE STATEMENT FOR
                                       32               DEBTOR'S CHAPTER 11 PLAN
which the Investor will pay the CSFB Fee if it has not been paid by USi within one business day after consummation of the sale. It is contemplated by the Investor that, to the extent the CSFB Fee has not been otherwise paid, it will cause Reorganized USi to pay the CSFB Fee out of the consideration being paid by the Investor under the Commitment or the Investor will pay the CSFB Fee and then cause Reorganized USi to reimburse the Investor for the payment of this fee. The Debtors do not intend to seek Bankruptcy Court approval to pay and/or reimburse the Investor for the CSFB Fee.

        On January 7, 2002, the Debtors commenced the Chapter 11 Case, and USi and Bain's affiliate, the Investor, executed the Commitment, a copy of which is attached to the Plan as Attachment 2. Pursuant to the Commitment, subject to the terms and conditions described therein, the Investor agreed to invest $81.25 million upon the Effective Date in consideration for all of the outstanding shares of New Common Stock. The Commitment contemplates that on the Effective Date the Investor also will execute a subscription agreement among the Investor, Reorganized USi and the Bain Fund with respect to an additional $25.0 million investment by the Bain Fund, such investment to be subject to Reorganized USi meeting financial targets to be negotiated among Reorganized USi, the Investor and the Bain Fund. It is currently contemplated that these financial targets may be based various measures of Reorganized USi's performance, such as EBITDA and EBITDA minus capital expenditures. For more information, see Section IV.J, "Commitment."

C.      POTENTIAL ACQUIROR

        The Bain Fund may invest in the Investor directly or, in the alternative, it may invest indirectly through Interpath Communications, Inc. ("Interpath"), a Bain affiliate that is a competitor of USi, as permitted by the Letter Agreement (see Section IV.J.5 of this Disclosure Statement for additional information regarding the Letter Agreement). In this event, Interpath would invest $81.25 million in the Investor, who would purchase all of the outstanding shares of Reorganized USi. As of the Effective Date, or at a later time, the Investor and/or Reorganized USi may combine with Interpath by merger or other means. The acquisition of Reorganized USi indirectly through Interpath would be intended to enhance the financial performance of Reorganized USi and Interpath and their combined long-term strategic position in the ASP marketplace.

        1.      OVERVIEW

        Like USi, Interpath is an ASP, offering software application hosting, development, and integration solutions to assist customers in reducing costs and enhancing the performance of mission-critical applications. Interpath hosts, manages and delivers leading enterprise resource planning, customer relationship management, e-commerce and other applications.

        Headquartered in Research Triangle Park in North Carolina, Interpath manages two data centers, one in Research Triangle Park and the other in Columbus, Ohio, which are monitored 24 hours a day by its trained, on-site staff. Interpath has targeted its service offerings to Fortune Global 1000 and mid-enterprise customers, which it defines as companies and divisions of larger companies with revenues of between $100 million and $1.5 billion. Of Interpath's more than 350 customers, no single customer currently accounts for more than 10% of revenues.

        2.      HISTORY

        Interpath is a privately-held affiliate of the Bain Fund and was incorporated in Delaware in May 2000. In July 2000, Carolina Power & Light Company (now known as Progress Energy, Inc.) contributed



                                                        DISCLOSURE STATEMENT FOR
                                       33               DEBTOR'S CHAPTER 11 PLAN
substantially all of the business and assets of Caronet, Inc., its wholly-owned subsidiary, and certain cash consideration to Interpath in exchange for approximately 35% of Interpath's common stock. In connection with this transaction, the Bain Fund and other investment funds affiliated with Bain subscribed for approximately 63% of Interpath's common stock, with certain third-party minority investors subscribing for the remainder of Interpath's common stock.

        In July 2001, Interpath acquired the enterprise resource planning division of Interliant, Inc.

        3.      EMPLOYEES

        As of December 31, 2001, Interpath employed approximately 186 persons, including 103 in engineering and operations, 36 in marketing, business development and sales, 21 in application management and implementation services, and 26 in finance and administration. Interpath is not subject to any collective bargaining agreements.

        4.      FACILITIES

        Interpath's facilities in Research Triangle Park consist of approximately 120,000 square feet containing its principal executive offices, a sales office and operations center, which are sub-leased from Progress Energy under leases with terms extending into 2008. Interpath's facilities in Columbus, Ohio consist of approximately 25,000 square feet containing an operations center, implementation organization center for PeopleSoft and other applications, and a sales office, all of which are leased from Interliant, Inc. under a lease with a term extending into 2003. In addition to sales offices in Research Triangle Park, and Columbus, Ohio, Interpath has established other offices in California, Georgia, Maryland, Massachusetts, Texas and New Jersey.

        5.      POTENTIAL BENEFITS OF A MERGER

        The acquisition of Reorganized USi indirectly through Interpath would be intended to enhance the financial performance of Reorganized USi and Interpath and their combined long-term strategic position in the ASP marketplace. The potential benefits of this combination could include the following:

        - Accelerated scaling of business; through the combination of the two companies' assets and customer bases, Reorganized USi and Interpath would benefit from the following:

            - Operational synergies from the consolidation of back-end processes and facilities targeted at reducing excess capacity at both companies; and

            - Leveraging of fixed costs (such as telecommunications and facilities) and economies of scale in purchasing supplies and services (such as software and hardware maintenance and telecommunications);

        - Reduction of spending in redundant areas (such as advertising, promotion and other general administrative categories);

        - Enhanced stability from a combined customer base and exchange of best practices;

        - Expansion of product offerings and deepening of experience levels in common product categories (such as Peoplesoft);

        - New revenue growth potential through an expanded sales organization, greater market coverage and a broader customer pipeline; and



                                                        DISCLOSURE STATEMENT FOR
                                       34               DEBTOR'S CHAPTER 11 PLAN

        - Immediate improvement of the cash flows and cash profile of the combined business.

        For pro forma financial information with respect to what a possible combination of Reorganized USi and Interpath would look like, please see the Combined Financial Projections, annexed hereto as Appendix D.

D.      RECENT FINANCIAL PERFORMANCE

        Revenue. USi generates revenue from iMAP services and related professional services. Service fees are the consideration paid for clients' access to USi's network of Enterprise Data Centers, hosting application software, and the implementation and management of that software. iMAP contracts generally have a three to five-year term, and revenues are recognized ratably over that term.

        For the nine months ended September 30, 2001, USi generated $100.56 million in revenue. This amount includes (i) revenue recognized in 2001 for contracts signed in fiscal year 2000; (ii) upgrades and cross-sales to existing clients; (iii) sales to new clients; and (iv) one-time fees totaling $6.2 million in early-termination fees.

        Costs and expenses. USi incurs operating costs and expenses for (i) the direct cost of services; (ii) network and infrastructure; (iii) general and administrative; (iv) sales and marketing; (v) product research and development;
(vi) non-cash stock compensation; and (vii) depreciation and amortization.

        USi incurs a number of its costs at the beginning of client engagements, i.e., before receiving the corresponding revenue on client contracts. Product research and development costs and the cost to operate its network and data centers are recognized as period costs. Costs related to the acquisition of hardware are capitalized and depreciated over the estimated useful life of the hardware of five years. Costs related to the acquisition of software licenses are capitalized and amortized over the lesser of either three years or the term of the client contract, depending on the terms of the software license agreement between USi and the licensor. Amortization is recorded on a straight-line basis over the remaining useful life. Direct costs related to the integration of software applications for a client on USi's network are capitalized and amortized over the related contract period.

        Contracts. As of December 31, 2001, USi had 183 signed contracts with 124 clients accounting for total revenue under contract, assuming full payment over the life of each contract, of over $370 million. This amount is approximately $10 million lower than the amount of total revenue under contract as of December 31, 2000. The reduction is mainly the consequence of contract terminations by clients in financial distress.

        Selected financial data for nine-month period ended September 30, 2001 (all dollar amounts in thousands except for per-share amounts).


                       Revenue................................ $ 100,557
                                                               ---------

                       Costs and expenses:

                         Direct cost of services..............   51,186

                         Network and infrastructure costs.....   20,395

                         Selling, general and administrative..   74,699

                         Non-cash stock compensation expense..   16,302

                         Depreciation and amortization........   57,513
                                                               ---------

                            Total costs and expenses..........   220,095
                                                               ---------

                       Operating loss.........................  (119,538)

                       Other income (expense):

                         Interest income......................     4,111


                                                        DISCLOSURE STATEMENT FOR
                                       35               DEBTOR'S CHAPTER 11 PLAN


                         Interest expense.....................   (19,112)
                                                               ---------

                                                                 (15,001)

                            Net loss.......................... $(134,539)
                                                               ===========
                       Basic and diluted loss per common share
                       attributable to common stockholders.... $   (0.96)
                                                               ===========

                            III. THE CHAPTER 11 CASE

A.      CONTINUATION OF BUSINESS; STAY OF LITIGATION

        On January 7, 2002, the Debtors commenced the Chapter 11 Case. Since the Filing Date, the Debtors have continued to operate as debtors-in-possession subject to the supervision of the Bankruptcy Court in accordance with the Bankruptcy Code. Thus, the Debtors' management has remained in place and continued to manage the Debtors' affairs. The Debtors are authorized to operate in the ordinary course of business. Transactions outside the ordinary course of business require Bankruptcy Court approval.

        An immediate effect of the filing of the bankruptcy petition is the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, has enjoined the commencement or continuation of all collection efforts by creditors, enforcement of liens against the Debtors and litigation against the Debtors. This injunction remains in effect, unless modified or lifted by order of the Bankruptcy Court, until consummation of a plan of reorganization.

B.      SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE

        1.      FIRST DAY MOTIONS

        On the Filing Date, the Debtors filed numerous traditional "first day motions." Certain of these motions were granted after a hearing in the Bankruptcy Court, including, among others:

                - an order directing the joint administration of the Debtors' Chapter 11 Case;

                - an order appointing Logan & Company, Inc., as official noticing and claims agent;

                - an order authorizing the Debtors to pay certain prepetition employee wages and reimbursable expenses and honor employee benefits policies and directing financial institutions to honor all checks drawn on the Debtors' accounts for such purposes (the "Wage Order");

                - an order authorizing the Debtors to maintain their prepetition bank accounts, business forms, and cash management system, approving the Debtors' proposed investment guidelines, and authorizing continuation of intercompany transactions and according superpriority status to all postpetition intercompany claims;

                - an order extending the time within which the Debtors are required to file certain information, including schedules of assets and liabilities, statements of financial affairs, and lists of equity security holders;



                                                        DISCLOSURE STATEMENT FOR
                                       36               DEBTOR'S CHAPTER 11 PLAN

                - an interim order determining adequate assurance of payment for future utility services and restraining utility companies from discontinuing, altering or refusing service; and

                - an order authorizing the employment and compensation of professionals utilized by the Debtors in the ordinary course of business.

        2.      RETENTION OF PROFESSIONALS

        Subsequent to the Filing Date, the Bankruptcy Court signed orders approving the employment and retention of (a) Willkie Farr & Gallagher and Whiteford, Taylor & Preston L.L.P., each as Debtors' counsel, on January 15, 2002; (b) Latham & Watkins, as special counsel to the Debtors, on February 14, 2002; and (c) CDG, as Debtors' financial adviser, on February 22, 2002. A motion will be filed to approve the employment and retention of Ernst & Young, as the Debtors' auditor.

        3.      PREPETITION WAGE AND BENEFITS ORDER

        As set forth above, the Bankruptcy Court approved the Wage Order on the Filing Date. The Wage Order (i) authorized the Debtors to pay certain prepetition employee wages, salaries and other compensation, (ii) authorized the Debtors to honor certain employee benefit policies and practices, including disability and health insurance and (iii) directed applicable banks and financial institutions to honor checks in respect of employee-related obligations. The Debtors believe such relief was necessary to avoid serious disruption to their business at a critical juncture in the Debtors' reorganization. Payments made pursuant to the Wage Order will reduce the amount of Miscellaneous Priority Claims and General Unsecured Claims payable by the Debtors on the Effective Date.

        4.      APPOINTMENT OF OFFICIAL COMMITTEE

        On January 15, 2002, the United States Trustee for the District of Maryland, Baltimore Division, appointed the Official Committee, which currently consists of: CSFB, The Bank of New York, Conklin & Conklin, Inc. and Lloyd I. Miller. On February 21, 2002, the Bankruptcy Court approved the retention of Cleary, Gottlieb, Steen & Hamilton and Hunton & Williams, as co-counsel. The Official Committee has filed an employment application for Trenwith Securities LLC to serve as its financial adviser.

5.      ASSUMPTION OR REJECTION OF LEASES

        On the Filing Date, the Debtors filed a motion to reject approximately thirty unexpired leases that the Debtors determined to be burdensome. Having considered the lease rejections on a lease-by-lease basis, by February 14, 2002, the Bankruptcy Court approved the rejection of all of these leases by consent orders. The Debtors also obtained an order extending the time within which the Debtors must assume or reject their remaining unexpired nonresidential real property leases until such time as the Bankruptcy Court enters an order granting or denying confirmation of the Plan.

        The Debtors are continuing to analyze their remaining unexpired leases and executory contracts and will make determinations regarding the assumption or rejection of such obligations under the terms of the Plan. Under the Plan, any unexpired lease or executory contract that has not been expressly rejected or assumed by the Debtors with the Bankruptcy Court's approval on or prior to the Effective Date will be deemed to have been assumed by the Debtors as of the Effective Date unless (i) such lease or contract has then been rejected, (ii) there is then pending before the Bankruptcy Court a motion to



                                                        DISCLOSURE STATEMENT FOR
                                       37               DEBTOR'S CHAPTER 11 PLAN
assume, a motion to reject or a motion to assume and assign such lease or contract, (iii) such lease or contract is identified on a "Schedule of Leases and Contracts to be Rejected" filed at least ten days before the date of the Confirmation Hearing (as such schedule may be amended on or prior to the date of the Confirmation Hearing), or (iv) such lease or contract is rejected following entry of an order regarding and fixing the amount of a disputed cure amount as provided in Section 7.02 of the Plan.

        6.      BAR DATE

        In accordance with Bankruptcy Rules 3003(c) and 9029, by order dated January 22, 2002, the Bankruptcy Court established March 11, 2002 (the "Bar Date") as the final date for filing proofs of claims against the Debtors, subject to certain exceptions. Pursuant to Bankruptcy Rule 3003(c)(2), any creditor: (i) whose Claim (a) was not scheduled by the Debtors or (b) was scheduled as disputed, contingent or unliquidated, and (ii) who failed to file a proof of claim on or before the Bar Date, will not be treated as a creditor with respect to that Claim for purposes of voting on the Plan or receiving a distribution under the Plan. As of the Bar Date, approximately 650 claims had been timely filed.

        The Debtors may object to all Claims filed after the Bar Date and intend to object to duplicate, excessive or otherwise meritless Claims.

        7.      PLAN PROCEDURES MOTION

        On January 14, 2002, the Debtors filed their "Motion for Authorization and Approval of Conditional Subscription Agreement by and between Debtors and USinternetworking Holdings, Inc., Including Payment of Purchaser Expenses and a Transaction Fee, and Related Commitment Letter" (the "Plan Procedures Motion"), which seeks approval of, among other things, (i) the Commitment, (ii) the January 7, 2002 letter agreement related thereto (see Section IV.J.5 for additional information), and (iii) USi's agreement to pay certain fees and expenses of the Investor pursuant to the September 7, 2002 letter agreement (including a termination fee and expense reimbursement) and to provide the Investor with other customary "stalking horse" protections. The Bankruptcy Court approved the Plan Procedures Motion on February 7, 2002.

        8.      RETENTION, SEVERANCE AND BONUS PLANS

        To retain valued members of the Debtors' management, on February 8, 2002, the Debtors filed a motion seeking an order of the Bankruptcy Court authorizing the Debtors to implement a retention plan (the "Retention Plan"), a spot bonus pool (the "Spot Bonus Pool"), a revised sale force retention policy (the "Sales Force Retention Policy"), a revised solution engineer retention policy (the "Solution Engineer Retention Policy") and a severance plan (the "Severance Plan"). On February 26, 2002, the Bankruptcy Court approved the Retention Plan, the Spot Bonus Pool, the Sales Force Retention Policy and the Severance Plan.

        Pursuant to the Retention Plan, up to $2.5 million shall be available for the payment of base retention bonuses (the "Base Retention Bonus"). Up to an additional $1 million in supplemental retention bonuses may be paid to participants, at the Debtors' sole discretion ("Discretionary Retention Bonus"). In no event, however, may the aggregate bonuses paid under the Retention Plan exceed $3.5 million. The Base Retention Bonuses will be paid to the participants as soon as practicable following the Effective Date. However, under certain circumstances, the Debtors may pay participants up to $1.25 million of Base Retention Bonuses prior to the Effective Date. On or after the Effective Date, the Debtors may pay participants the Discretionary Retention Bonus, on such dates as determined by the Debtors. Pursuant to the Spot Bonus Pool, $500,000 was allocated to a discretionary bonus program to pay to employees who



                                                        DISCLOSURE STATEMENT FOR
                                       38               DEBTOR'S CHAPTER 11 PLAN
made extraordinary efforts during the six-month period following the Petition Date. Each employee will be eligible to receive, on average, an aggregate retention bonus of $6,850. The range of aggregate retention bonus payments is between $925 to $54,000.

        Pursuant to the Sales Force Retention Policy, for the first two quarters of fiscal year 2002, each sales employee will be entitled to a $6,000 non-recoverable draw each month (the "Non-Recoverable Draw"), 50% of which will be paid at the end of each month, with the balance paid at the end of the third quarter of fiscal year 2002. The anticipated cost of the Sales Retention Policy is approximately $324,000. Pursuant to the Solution Engineer Retention Policy, for the first two quarters of fiscal year 2002, each solution engineer will be entitled to a $10,000 non-recoverable draw each quarter (the "Solution Engineer Non-Recoverable Draw"), 50% of which will be paid at the end of each month, with the balance paid at the end of the third quarter of fiscal year 2002. The anticipated cost of the Solution Engineer Policy is approximately $100,000.

        Under the Severance Plan, for all eligible employees actually and involuntarily terminated without cause, the Severance Plan would entitle them to severance payments ranging between four and twenty-four weeks of base salary, plus medical benefits for such period of time, based on such employee's time of service and title. Pursuant to the change-of-control portion of the Severance Plan, upon an eligible employee's termination without cause in connection with and within six months following a Sale of Business (as defined in the Severance
Plan), the change-of-control portion of the Severance Plan would entitle them to payments ranging between eight and twenty-four weeks of base pay, plus medical benefits for such period of time, based on such employee's time of service and title.

        9.      DISCLOSURE STATEMENT NOTICE ORDER

        By order dated February 7, 2002, the Bankruptcy Court established 2:00 p.m., Eastern Time, on March 19, 2002 as the date and time for the conduct of the hearing to consider the entry of an order, inter alia, finding that the Disclosure Statement contains "adequate information" in accordance with Section 1125 of the Bankruptcy Code. Objections or responses to the Disclosure Statement were due on or before 4:00 p.m., Eastern Time, on March 12, 2002.

                                  IV. THE PLAN

        THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT PROVISIONS OF THE PLAN. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN. TO THE EXTENT THAT THE TERMS OF THIS DISCLOSURE STATEMENT VARY FROM THE TERMS OF THE PLAN, THE TERMS OF THE PLAN WILL CONTROL.

A.      GENERAL

        Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders.

        Formulation of a plan of reorganization is the principal objective of a Chapter 11 reorganization case. In general, a Chapter 11 plan of reorganization
(i) divides claims and equity interests into separate classes, (ii) specifies the property that each class is to receive under the plan and (iii) contains other provisions necessary to the reorganization of the debtor. Chapter 11 does not require each holder of a claim or interest to vote in favor of the plan of reorganization in order for the bankruptcy court to confirm



                                                        DISCLOSURE STATEMENT FOR
                                       39               DEBTOR'S CHAPTER 11 PLAN
the plan. However, a plan of reorganization must be accepted by the holders of at least one class of claims that is impaired (as defined above) without considering the votes of "insiders" within the meaning of the Bankruptcy Code.

        Distributions or deliveries to be made under the Plan will be made after confirmation of the Plan, on the Effective Date or as soon thereafter as is practicable, or at such other time or times specified in the Plan.

B.      VALUATION

        WHILE ASSISTING THE DEBTORS IN DETERMINING THE TOTAL ENTERPRISE VALUE OF THE REORGANIZED DEBTORS, CDG ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF (i) ALL FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY THE DEBTORS AND
(II) PUBLICLY AVAILABLE INFORMATION. IN ADDITION, CDG DID NOT INDEPENDENTLY VERIFY THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS (THE "PROJECTIONS") IN CONNECTION WITH ITS ANALYSIS OF THE REORGANIZED DEBTORS' TOTAL ENTERPRISE VALUE, AND NO INDEPENDENT EVALUATIONS OR APPRAISALS OF THE DEBTORS' ASSETS WERE SOUGHT OR WERE OBTAINED IN CONNECTION THEREWITH. THE PROJECTIONS ARE ANNEXED HERETO AS APPENDIX B.

        DUE TO THE FACT THAT VALUATION ANALYSES ARE BASED ON ASSUMPTIONS AND ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS, CDG NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY OF THIS DETERMINATION.

        In determining the Total Enterprise Value for the Reorganized Debtors, the Debtors and CDG reviewed: (i) certain historical financial information of the Debtors; (ii) certain internal financial and operating data of the Debtors;
(iii) publicly available information; (iv) the Projections; and (v) certain economic and industry information related to the Debtors' operations. In addition, and perhaps most importantly, in assessing the valuation of the Reorganized Debtors, the Debtors and CDG largely relied upon the fact that despite the extensive marketing process undertaken by the Debtors and CSFB to locate potential investors, only the Investor was willing to make an investment in the Debtors and, ultimately, to fund the Plan. As the Reorganized Debtors would be unable to continue as a going concern without a significant investment of the type contemplated by the Plan and the Commitment, and as the Debtors are cash-flow negative and unable to meet their existing obligations without additional funding, the best indication of the Reorganized Debtors' value is that which is obtainable in the open market. Accordingly, the Debtors and CDG have determined that the Total Enterprise Value (i.e., equity value plus debt assumed, less cash and cash equivalents) of the Reorganized Debtors is $97.0 million. This amount represents the $81.3 million provided by the Investor plus $88.2 million in total debt assumed minus $72.5 million of cash expected to be on hand as of the Effective Date.

        Independent of - and in order to validate - the foregoing analysis, the Debtors and CDG estimated the Total Enterprise Value of the Reorganized Debtors to be within a range of $85.0 million to $105.0 million by using the following three traditional valuation methodologies:

                - discounted cash flow analysis of the Projections (the "DCF Analysis");

                -       analysis of comparable trading multiples; and

                -       analysis of comparable transaction multiples.

        The DCF Analysis involves deriving the future, debt-free cash flows that the Reorganized Debtors would generate assuming the Projections were realized. These cash flows, and an estimated



                                                        DISCLOSURE STATEMENT FOR
                                       40               DEBTOR'S CHAPTER 11 PLAN
value of the Reorganized Debtors at the end of the projected period (the "Terminal Value"), are discounted to the present at the Reorganized Debtors' estimated post-restructuring weighted average cost of capital to determine the Total Enterprise Value of the Reorganized Debtors. In estimating Total Enterprise Value under this approach, CDG selected a range of discount rates from 35% to 45% and calculated the Terminal Value as of the end of 2005 by utilizing an estimated terminal year revenue multiple, which ranges from 1.0 to
1.3 times the Reorganized Debtors' projected 2005 revenue (see discussion of comparable trading multiples below regarding this range). Inasmuch as the Reorganized Debtors require a significant equity investment to continue as a going concern, the discount rate is analogous to those applied when valuing start-up companies with similar risks.

        The analysis of comparable trading multiples involves identifying a group of publicly traded companies that are representative of the industry in which the Debtors operate and then calculating ratios of various financial results to the public market values of these companies. The ranges of ratios derived are then applied to the Reorganized Debtors' projected financial results to derive a range of implied total enterprise values of the Reorganized Debtors. In estimating Total Enterprise Value under this approach, CDG selected a range of multiples of 1.1 to 1.3 times revenue, which represents the average valuation multiple of ten companies that operate in a similar industry segment as the Debtors based on these companies' estimated fiscal year 2002 results. The range of multiples was then applied to the Reorganized Debtors' projected fiscal year 2002 results, as set forth in the Projections.

        The analysis of comparable transaction multiples involves examining a group of transactions which occurred recently in the Debtors' industry, and selecting a transaction multiple range based upon the valuation multiples of this group. In estimating the Total Enterprise Value of the Reorganized Debtors utilizing this approach, CDG analyzed seven recent acquisitions in the Debtors' industry and concluded that the appropriate range of multiples for the Debtors is 0.6 to 0.8 times the latest twelve months of revenue for the acquisition target. This range was then applied to the Debtors' projected 2002 revenue to yield an implied enterprise value range. Inasmuch as the Debtors' projected revenues in 2002 will be lower than their revenues in the latest twelve months, CDG did not use the Debtors' latest twelve months of revenue in this analysis because doing so would overstate the Total Enterprise Value.

        The Total Enterprise Value is highly dependent upon achieving the future financial results set forth in the Projections as well as the realization of certain other assumptions that are not guaranteed.

        THE VALUATIONS SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH MARKET VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.

        As a result of the consummation of the Plan and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date will not be comparable to the financial condition or results of operations reflected in the historical financial statements of the Debtors contained in the Plan and in the Exhibits attached hereto.



                                                        DISCLOSURE STATEMENT FOR
                                       41               DEBTOR'S CHAPTER 11 PLAN

--------------------------------------------------------------------------------

             NOTE ON ESTIMATES OF VALUE IN THIS DISCLOSURE STATEMENT

                Estimates of value do not purport to be appraisals nor do they necessarily reflect the values that may be realized if assets of the Reorganized Debtors were to be sold. The estimates of value represent hypothetical enterprise values for the Reorganized Debtors assuming the implementation of the Reorganized Debtors' business strategies as well as other significant assumptions. Such estimates were developed by the Debtors solely for purposes of formulating a plan of reorganization and analyzing the projected recoveries under the Plan and should not be viewed as an estimate of the prices at which the securities of the Reorganized Debtors would trade on the public or private capital markets if any such trading would occur.

--------------------------------------------------------------------------------

C.      CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

        Section 1122 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor's creditors and the interests of its equity holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim or interest of a creditor or equity holder in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Plan places the Equipment Lease Secured Claims, Miscellaneous Secured Claims, Miscellaneous Priority Claims, General Unsecured Claims, Senior Creditor Claims, Convertible Subordinated Note Claims, Convenience Claims, Convertible Subordinated Note Section 510(b) Claims, Interdebtor Claims, Interests and Section 510(c) Claims in separate Classes.

        The Debtors believe they have classified all Claims and Interests in compliance with the provisions of Section 1122 of the Bankruptcy Code. The Plan separately classifies General Unsecured Claims (Class 4), the Senior Creditor Claims (Class 5), the Convertible Subordinated Note Claims (Class 6), the Convenience Claims (Class 7), the Convertible Subordinated Note Section 510(b) Claims (Class 8), Interdebtor Claims (Class 9), Interests in USi and LLC Interests (Class 10) and Section 510(c) Claims (Class 11). If a Holder of a Claim or Interest challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtors, to the extent permitted by the Bankruptcy Court, intend to make such reasonable modifications to the classification of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation.

        EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OF CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN'S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER OF A CLAIM IS ULTIMATELY DEEMED TO BE A MEMBER.

        The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. The Debtors believe that the Plan complies with such


                                                        DISCLOSURE STATEMENT FOR
                                       42               DEBTOR'S CHAPTER 11 PLAN
standard. If the Bankruptcy Court finds otherwise, it could deny confirmation of the Plan if the Holders of Claims or Interests affected do not consent to the treatment afforded them under the Plan.

        1.      TREATMENT OF ADMINISTRATIVE EXPENSES AND CERTAIN PRIORITY CLAIMS

                (a) Administrative Expenses. Administrative Expenses consist of any cost or expense of administration of the Chapter 11 Case allowable under
Section 503(b) of the Bankruptcy Code, including without limitation (i) a Claim under Sections 330(a), 331 or 503(b) of the Bankruptcy Code for compensation for professional services rendered and reimbursement of expenses in the Chapter 11 Case ("Fee Claims"), (ii) any fees assessed against the Estate under 28 U.S.C.
Section 1930, (iii) the actual, necessary costs and expenses of preserving the Estate and operating the business of the Debtors, incurred and payable in the ordinary course of business by the Debtors after the Filing Date ("Ordinary Course Administrative Expenses"), (iv) any and all liabilities that have, with the approval of the Bankruptcy Court, been assumed by or otherwise become binding upon the Debtors in the Chapter 11 Case at any time through the Effective Date including, so long as approved by the Bankruptcy Court, (a) any DIP financing, (b) all contracts and other obligations undertaken by or imposed upon the Debtors at any time during such period, and (c) all unexpired leases and executory contracts entered into prior to the Filing Date and assumed and not assigned by the Debtors at any time during such period ("Approved Chapter 11 Liabilities"), and (v) any and all rights of reclamation converted to an Administrative Expense pursuant to any order of the Bankruptcy Court under
Section 546(c) of the Bankruptcy Code ("Reclamation Claims").

        Assuming that neither significant litigation nor objections are filed with respect to the Plan and assuming the Plan is confirmed by May 31, 2002, the Debtors estimate that unpaid Allowed Administrative Expenses as of the Effective Date will be approximately $23.7 million. This amount includes, among others, ordinary course trade payables, other non-trade payables including rent, utilities, accrued benefits, and taxes as well as expenses payable to the Investor and unpaid Fee Claims. To the extent certain of these expenses (i.e., the trade payables and accrued expenses) will not be immediately due and payable on the Effective Date, Reorganized USi shall pay such Allowed Administrative Expense Claims in the ordinary course of business.

        Under the Plan, each Holder of an Allowed Administrative Expense, other than Ordinary Course Expenses and Approved Chapter 11 Liabilities, will receive payment in full and in Cash by the Reorganized Debtors on or before the latest of (i) the Effective Date, (ii) the date that is 30 days after the date on which such Administrative Expense becomes Allowed, and (iii) a date agreed by Reorganized USi or the Debtors and the Holder of such Administrative Expense. The Reorganized Debtors shall pay any DIP Financing Payout, if any, on the Effective Date.

        An Ordinary Course Administrative Expense or Approved Chapter 11 Liability (other than the DIP Financing, if any) that is known and not disputed by Reorganized USi by written notice given to the claimant prior to the 60th day after the Effective Date will become Allowed on such day. A Reclamation Claim will become Allowed only to the extent either (i) Reorganized USi and the Holder of the Reclamation Claim agree upon the amount thereof in a stipulation approved by the Bankruptcy Court or (ii) at least ten days before the Confirmation Hearing, the Holder files with the Bankruptcy Court and serves on Reorganized USi a motion requesting payment of such Reclamation Claim and a Final Order is entered granting such motion. A Fee Claim may be Allowed if (a) at least ten days before the Confirmation Hearing, the Holder has filed with the Bankruptcy Court and served upon the Debtors a binding estimate of the aggregate amount of Fee Claims of such Holder in the Chapter 11 Case from the Filing Date through the Effective Date (as the same may be supplemented by notice to the Debtors and the Investor on or before the Effective Date, a "Binding Fee Estimate"), and (b) no later than 45 days after



                                                        DISCLOSURE STATEMENT FOR
                                       43               DEBTOR'S CHAPTER 11 PLAN
the Effective Date, the Holder has filed with the Bankruptcy Court and served a fee application in accordance with the Bankruptcy Code and Bankruptcy Rules. A Fee Claim will be Allowed in an amount not to exceed the Binding Fee Estimate filed by such Holder if and to the extent allowed or approved by the Bankruptcy Court. The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of services incurred after the Effective Date in the ordinary course of business and without the need for Bankruptcy Court approval.

                (b) Priority Tax Claims. A Priority Tax Claim is any Claim against the Debtors of the type specified in Section 507(a)(8) of the Bankruptcy Code. These Claims consist of certain unsecured Claims of governmental units for taxes including income taxes for a taxable year ending on or before the date of the filing of the petition for which a tax return, if required, is last due, including extensions, after three years before the date of the filing of the petition. The Debtors estimate such Claims ultimately will be Allowed in the amount of approximately $3 million.

        Under the Plan, except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a different treatment, at the sole option of the Reorganized Debtors, each Holder of an Allowed Priority Tax Claim will receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim: (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with simple interest at a fixed rate of 6% per annum (or upon such other terms determined by the Bankruptcy Court to provide Holders of Allowed Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Claims), over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim, which will begin on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim. Reorganized USi will have the right to pay any Allowed Priority Tax Claim, or the remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty. The Holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with such Allowed Priority Tax Claim. Any such Claim for a penalty will not be Allowed, and the Holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from Reorganized USi or its property.

        2.      CLASS 1 - EQUIPMENT LEASE SECURED CLAIMS

        For the convenience of identification, the Plan classifies the Allowed Claims in Class 1 as a single Class. This Class is actually a group of subclasses, depending upon the applicable Equipment Lease at issue and the underlying property securing such Allowed Claims, and each subclass is treated as a distinct Class for voting and distribution purposes. The separate subclasses consist severally of each of the Equipment Lease Claims listed on Attachment 3 to the Plan. Holders of Equipment Lease Secured Claims (i) voting to accept the Plan or (ii) failing to timely vote on the Plan shall be deemed to have elected to be treated in accordance with Alternative A. Holders of Equipment Lease Secured Claims voting to reject the Plan shall be deemed to have elected to be treated in accordance with Alternative B.

        The Plan provides for the following alternative treatments of Class 1
Claims:

                (a) Alternative A. The Equipment Lease Secured Claims will be Allowed in the amounts set forth in Attachment 3 to the Plan (less, in the case of each Equipment Lease Secured Claim,



                                                        DISCLOSURE STATEMENT FOR
                                       44               DEBTOR'S CHAPTER 11 PLAN
all Adequate Protection Payments made on account of such Claim), and the Equipment Lease Deficiency Claims (if any) held by the Holders of such Equipment Lease Secured Claims will be Allowed in the amounts set forth in Attachment 3 to the Plan. The Debtors offer the proposed Allowed amount of the Equipment Lease Secured Claims in Alternative A subject to the acceptance or deemed acceptance of the Plan and such treatment by such Holders of Equipment Lease Claims and confirmation of the Plan, and solely as a proposed compromise and settlement of certain matters in controversy between the Debtors and such Holders in the Chapter 11 Case. The Debtors' offer in the Plan is in all respects subject to Rule 408 of the Federal Rules of Evidence and shall not be used against the Debtors, as an admission or otherwise, in the adjudication of any such matters.

        Each Holder of an Allowed Equipment Lease Secured Claim deemed to elect Alternative A will receive, on account of such Claim, the obligation of Reorganized USi to pay such Holder, deferred Cash payments equal to the Allowed amount of such Equipment Lease Secured Claim, with interest from the Effective Date at a fixed per annum interest rate (based on a year consisting of twelve 30-day months) as set forth in Attachment 3 of the Plan with respect to the applicable lessor of each schedule of the Equipment Lease related to such Claim, and otherwise on the terms set forth in an Amended Equipment Lease Agreement. Commencing on the one-month anniversary of the Effective Date, payments shall be made in equal monthly installments of principal and interest over a term of months equal to the number of months (counting a partial month as a whole month) remaining unexpired on the Filing Date on the lease term under each schedule of the applicable Equipment Lease. Reorganized USi shall have the right to pay any such Claim in full by paying the remaining principal balance thereof, with accrued interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty, and the Holder of such Claim will retain, as security for such obligation on the terms set forth in such Amended Equipment Lease Agreement, its security interest in the equipment leased to the Debtors under the applicable Equipment Lease.

        On or before the Effective Date, a Holder of an Equipment Lease Secured Claim electing or deemed to have elected Alternative A may, at its option by delivering written notice to Reorganized USi, elect a substitute payment schedule and interest rate under a Substitute Equipment Lease Agreement, in lieu of the treatment set forth in Section 5.01 I.(b)(1) and (2) of the Plan, as follows: (i) the Equipment Lease Secured Claim bearing interest from the Effective Date at a fixed per annum rate (based on a year consisting of twelve 30-day months) equal to 10%, (ii) 50% of the Equipment Lease Secured Claim to be paid in Cash on or as soon as practicable after the Effective Date, (iii) current monthly interest to be paid on the unamortized portion of the principal balance commencing on the first month anniversary of the Effective Date through December 31, 2003 and (iv) the principal balance of the Equipment Lease Secured Claim to be amortized on a straight-line basis over a 48-month period and payable (1) in 18 consecutive monthly installments of principal and interest combined, commencing on January 31, 2004 and (2) with a balloon payment of the remaining principal balance to be made on June 30, 2005. The substitute payment schedule and interest rate will be pursuant to the terms of a Substitute Equipment Lease Agreement. Under the Substitute Equipment Lease Agreement, the Holder of the Equipment Lease Secured Claim will retain, as security for its obligations under such agreement, its security interest in the equipment leased under the applicable Equipment Lease. Reorganized USi will have the right to prepay amounts due under such substitute payment schedule by paying the remaining balance thereof, with accrued interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty.

        Extensions of credit under Amended Equipment Lease Agreements or Substitute Equipment Lease Agreements (as applicable) will be deemed to be secured financings and not true leases. Notwithstanding the foregoing, if an Equipment Lease that gives rise to an Equipment Lease Secured



                                                        DISCLOSURE STATEMENT FOR
                                       45               DEBTOR'S CHAPTER 11 PLAN

Claim is a "true lease" (as opposed to a secured financing) and Reorganized USi files or consents to a Subsequent Bankruptcy Case, such Holder may at its option reinstate its Equipment Lease as a true lease by notifying Reorganized USi of such election in writing. Upon such election, (i) the original terms of such Equipment Lease will be reinstated except that (a) the term of such Equipment Lease shall extend until the later of the end of the term of the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and the maturity date of the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder, and (b) the sole payments due under such Equipment Lease shall be payments in amounts and at times required under the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and under the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder, (ii) all payments received by such Holder in respect of the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement (as applicable) and the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder will be credited as payments under the Equipment Lease so reinstated, (iii) the Amended Equipment Lease Agreement or Substitute Equipment Lease Agreement applicable to such Equipment Lease and the Plan Notes or Substitute Plan Notes (as applicable) issued in respect of the Equipment Lease Deficiency Claim of such Holder will be cancelled, and (iv) the Equipment Lease so reinstated will be deemed to be a true lease in the Subsequent Bankruptcy Case.

                (b) Alternative B. Each Equipment Lease Secured Claim will be Allowed in an amount equal to the value of the collateral securing such Claim as of the Filing Date, as agreed by the Debtors or Reorganized USi (as applicable) and such Holder or as determined by the Bankruptcy Court, less all Adequate Protection Payments made on account of such Claim. Each Holder of an Allowed Equipment Lease Secured Claim deemed to elect Alternative B will, on account of such Claim, at the option of Reorganized USi: (i) receive return of the collateral securing such Claim or return of a portion of the collateral securing such Claim (with the balance of the Allowed Equipment Lease Secured Claim to be treated as provided in the Plan) with the amount of any Allowed Equipment Lease Secured Claim and any unsecured deficiency claim in Class 4 to be as agreed by Reorganized USi and such Holder or as determined by the Bankruptcy Court; (ii)(a) equal annual Cash payments commencing on the first anniversary of the Effective Date and continuing through the fifth anniversary of the Effective Date in an aggregate amount equal to the Allowed amount of such Claim, plus interest at a fixed rate as agreed by Reorganized USi and such Holder or as determined by the Bankruptcy Court (provided, however, that Reorganized USi shall have the right to pay any such Claim in full by paying the remaining principal balance thereof, with accrued interest through the date of payment, in Cash at any time on or after the Effective Date, without premium or penalty), and (b) retain the liens securing such Claim to the extent of the Allowed amount of such Claim pursuant to Section 1129(b)(2)(A)(i) of the Bankruptcy Code; or (iii) receive such other treatment as will provide for realization of the indubitable equivalent of such Claim pursuant to Section 1129(b)(2)(A)(iii) of the Bankruptcy Code. Reorganized USi reserves all of its rights in respect of Holders of Equipment Lease Claims deemed to elect Alternative B, including the right to assert (x) Reserved Causes of Action against such Holders in respect of such Claims, and/or (y) that Equipment Leases are "true leases" subject to rejection and as to which Equipment Lease Deficiency Claims are not Senior claims entitled to the benefit of the Subordination Provisions.

                (c) Equipment Leases as True Leases. If the holder of an Equipment Lease is deemed to elect Alternative B and the Equipment Lease is, pursuant to an order of the Bankruptcy Court with jurisdiction over a Chapter 11 or Chapter 7 case, if any, filed by Reorganized USi after the Effective Date, determined to be a "true lease" (as opposed to a secured financing) subject to rejection pursuant to Section 365 of the Bankruptcy Code, USi will be entitled to seek assumption or rejection of such lease (or



                                                        DISCLOSURE STATEMENT FOR
                                       46               DEBTOR'S CHAPTER 11 PLAN
any separate lease schedules thereof) at any time on or before the date that is 30 days after such determination becomes a Final Order. If USi fails timely to seek assumption of such lease or notifies the applicable lessor of rejection of the lease, the lease will be deemed rejected without further order of the Bankruptcy Court. In the event of rejection of such Equipment Lease (or any separate lease schedules thereof) any rejection damage claim, which will remain subject to allowance, must be filed on or before the date that is 30 days after the later of the Effective Date or such later rejection date and shall be a Senior Claim only to the extent that Reorganized USi agrees or the Bankruptcy Court determines that such claim is entitled to the benefit of the Subordination Provisions.

                (d) Satisfaction of Section 507(b) and Section 365(d)(10) Rights. The distributions to Holders of Equipment Lease Secured Claims deemed to elect Alternative A or Alternative B will be in full satisfaction of any and all rights of such Holders under Section 507(b) or Section 365(d)(10) of the Bankruptcy Code, including in the satisfaction of rights to a priority claim for adequate protection payments.

        3.      CLASS 2 - MISCELLANEOUS SECURED CLAIMS

        Class 2 consists of all Miscellaneous Secured Claims under Section 506(a) of the Bankruptcy Code, including the Miscellaneous Secured Claims portion of the Conklin & Conklin Claims, other than Administrative Expenses and Equipment Lease Secured Claims. The Debtors estimate that Miscellaneous Secured Claims will equal approximately $15.0 million as of the Filing Date. Under the Plan, Class 2 is not Impaired.

                (a) Treatment. Pursuant to the terms of the Plan, on the Effective Date, at Reorganized USi's option, either (i) the Reorganized Debtors will assume an Allowed Miscellaneous Secured Claim and the legal, equitable and contractual rights to which an Allowed Miscellaneous Secured Claim entitles the Holder of such Claim will not be altered by the Plan, or (ii) Reorganized Debtors will provide such other treatment in respect of such Claim as will cause such Claim not to be Impaired; provided, however, that the Allowed Miscellaneous Secured Claim portion of the Conklin & Conklin Note Claims shall be treated pursuant to Section 5.02(c)(i) of the Plan (i.e., will be paid in full in Cash on the Effective Date of the Plan). The Debtors' failure to object to any such Claim during the pendency of the Chapter 11 Case will not prejudice, diminish, affect or impair the Reorganized Debtors' right to contest or defend against such Claim in any lawful manner or forum when and if such Claim is sought to be enforced by the Holder thereof. Each Miscellaneous Secured Claim and all liens lawfully granted or existing on any property of the Estate on the Filing Date as security for a Miscellaneous Secured Claim will (a) survive the confirmation and consummation of the Plan and the Debtors' discharge under Section 1141(d) of the Bankruptcy Code and Section 12.01 of the Plan and the vesting of property of the Estate in Reorganized Debtors, (b) remain enforceable in accordance with the contractual terms of any lawful agreements enforceable by the Holder of such Claim on the Filing Date until the Allowed amount of such Claim is paid in full, and (c) remain subject to avoidance by Reorganized Debtors under the Bankruptcy Code.

                (b) Preservation of Rights. Notwithstanding the provisions of Section 5.02 of the Plan, on or as soon as reasonably practicable after the later of the Effective Date and the date that is 30 calendar days after a Miscellaneous Secured Claim becomes Allowed, Reorganized USi may elect to provide the Holder of a Miscellaneous Secured Claim with (a) Cash in an amount equal to 100% of the unpaid amount of such Claim, (b) the proceeds of the sale or disposition of the collateral securing such Claim to the extent of the value of the Holder's secured interest in such Claim, (c) the collateral securing such Claim, (d) a note with periodic Cash payments having a present value equal to the Allowed amount of such Claim, or (e) such other distribution as necessary to satisfy the requirements of the Bankruptcy



                                                        DISCLOSURE STATEMENT FOR
                                       47               DEBTOR'S CHAPTER 11 PLAN

Code. In the event Reorganized USi treats a Claim under clause (i) or (ii) of
Section 5.02(c) of the Plan, the liens securing such Claim shall be deemed released.

                (c)     Specific Treatment for Certain Miscellaneous Secured
Claims.

        Wells Fargo Bank Minnesota, N.A. The Debtors presently intend to reinstate and unimpair the Miscellaneous Secured Claim held by Well Fargo Bank Minnesota, N.A. ("Wells Fargo"), as trustee for the registered holders of Banc of America Commercial Mortgage, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-2, under Section 5.02 of the Plan. In the event the Debtors propose a different treatment for the Miscellaneous Secured Claim held by Wells Fargo, the Debtors will provide Wells Fargo with written notice of such alternative treatment no later than ten days prior to the Voting Deadline.

        Bank of America, N.A. The Debtors presently intend to reinstate and unimpair the Miscellaneous Secured Claim held by Bank of American, N.A. ("BofA") in respect of those certain standby letters of credit issued by BofA on account of leased and owned property, to the extent such letters of credit are fully cash collateralized, under Section 5.02 of the Plan. In the event the Debtors propose a different treatment for the Miscellaneous Secured Claim held by BofA, the Debtors will provide BofA with written notice of such alternative treatment no later than ten days prior to the Voting Deadline.

        4.      CLASS 3 - MISCELLANEOUS PRIORITY CLAIMS

        Class 3 consists of all Claims that are entitled to priority in payment under Section 507(a) of the Bankruptcy Code, other than Administrative Expenses and Priority Tax Claims. Miscellaneous Priority Claims include Claims for wages, salaries and contributions to employee benefit plans, to the extent that such Claims are entitled to priority under Section 507(a) of the Bankruptcy Code and have not been paid. The Debtors are not currently aware of any Miscellaneous Priority Claims, and therefore believe that the amount of Allowed Miscellaneous Priority Claims will be insignificant in amount, if any. Each Holder of an Allowed Miscellaneous Priority Claim shall receive, on account of such Claim, payment of the Allowed amount of such Claim in full and in Cash. Class 3 is not Impaired.

        5.      CLASS 4 - GENERAL UNSECURED CLAIMS

        Class 4 consists of all Claims of the type specified in Sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, all Pre-Petition Indemnification Claims (except those Pre-Petition Claims, if any, that are subordinated pursuant to Section 510(b) or (c) of the Bankruptcy Code), all Indenture Trustee Prepetition Claims and all other Claims that are not Administrative Expenses, Priority Tax Claims, Miscellaneous Priority Claims, Equipment Lease Secured Claims, Senior Creditor Claims, Miscellaneous Secured Claims, Convertible Subordinated Note Claims, Convenience Claims (except for purposes of defining Convenience Claims), Convertible Subordinated Note Section 510(b) Claims, Interdebtor Claims, Claims classified as Interests or Section 510(c) Claims. The Debtors estimate that the aggregate amount of General Unsecured Claims that will be Allowed is approximately $17.43 million net of Allowed Reclamation Claims.(11) To the extent the Debtors assume any unexpired leases or executory contracts pursuant to Article 7 of the Plan, any cure payments required to be made pursuant to Section 365(b) of the Bankruptcy Code will be paid in Cash. Under the Plan, Class 4 is Impaired.

        Under the Plan, each Allowed General Unsecured Claims shall be treated as follows:

----------------
(11)    This estimate is inclusive of Allowed Convenience Claims.

                                                        DISCLOSURE STATEMENT FOR
                                       48               DEBTOR'S CHAPTER 11 PLAN

                (a) Treatment. Each Holder of an Allowed General Unsecured Claim will receive, on account of such Claim, its Ratable Share (determined as if no elections to receive Substitute Plan Notes had been made) of (i) the Plan Distribution determined based on the Plan Distribution Ratio, and (ii) the Secondary Plan Distribution B.

                (b) Option for Substitute Payment Schedule. On or before the Effective Date, a Holder of a General Unsecured Claim may, at its option by delivering written notice to Reorganized USi and in lieu of receiving Plan Notes, elect to receive an amount that otherwise would be equal to its Ratable Share of the principal amount of Plan Notes that would have been distributed pursuant to the Plan Distribution and the Secondary Plan Distribution B, had no elections to receive Substitute Plan Notes been made (such amount, together with an amount equal to the principal amount of Substitute Plan Notes to be issued in accordance with Section 5.05(c) of the Plan, the "Substitute Plan Distribution Amount"), in the form of Substitute Plan Notes.

                (c) Effect of Allowance of Reclamation Claims. If any Holder of a General Unsecured Claim holds or asserts a Reclamation Claim, such General Unsecured Claim shall not be Allowed until such Reclamation Claim is Allowed, disallowed or otherwise resolved, and when Allowed such General Unsecured Claim shall be reduced by the Allowed amount of the Reclamation Claim.

        6.      CLASS 5 - SENIOR CREDITOR CLAIMS

        Class 5 consists of the Senior Creditor Claims. Senior Creditor Claims include (a) all Equipment Lease Deficiency Claims (provided that with respect to Equipment Lease Deficiency Claims determined pursuant to Section 5.05(a)(1)(ii) of the Plan, only to the extent agreed to by Reorganized USi or determined by the Bankruptcy Court to be entitled to the benefit of the Subordination Provisions), (b) that portion of the Conklin & Conklin Note Claims entitled to treatment as a Senior Creditor Claim, and (c) subject to Section 5.05(a)(3) of the Plan, all other Claims that (i) are not Administrative Expenses, Priority Tax Claims, Miscellaneous Priority Claims, Equipment Lease Secured Claims, Miscellaneous Secured Claims, General Unsecured Claims, Convenience Claims, Convertible Subordinated Note Claims, Convertible Subordinated Note Section 510(b) Claims, Interdebtor Claims, Claims classified as Interests or Section 510(c) Claims and (ii) are entitled to the benefit of the Subordination Provisions. Under the Plan, Class 5 is Impaired. Under the Plan, the Holders of Allowed Senior Creditor Claims will be treated as follows:

        (a) Allowance of Claims. Each Holder of an Equipment Lease Deficiency Claim deemed to elect (i) Alternative A shall hold an Allowed Senior Creditor Claim in the amount set forth in Attachment 3 to the Plan, and (ii) Alternative B shall be an Allowed Senior Creditor Claim only to the extent and in the amount agreed upon by the Debtors and the respective Holder of such Equipment Lease Deficiency Claim or, if such status, extent and amount cannot be mutually agreed upon, as determined by the Bankruptcy Court. A portion of the Conklin & Conklin Claims shall be Allowed as a Senior Creditor Claim in the amount of $1.9 million. No other Claim shall be Allowed as a Senior Creditor Claim unless (i) the Holder of such Claim delivers to the Debtors, no later than 20 days prior to the Confirmation Hearing or any earlier date fixed by order of the Bankruptcy Court, a demand for Allowance of such Claim as a Senior Creditor Claim accompanied by the written opinion of independent legal counsel acting for such Holder, addressed to the Debtors and Reorganized USi, stating that such Holder is entitled to the benefit of the Subordination Provisions and (ii) the Debtors approve or, at or prior to the Confirmation Hearing, the Bankruptcy Court orders classification of the Allowed amount of such Claim as a Senior Creditor Claim.



                                                        DISCLOSURE STATEMENT FOR
                                       49               DEBTOR'S CHAPTER 11 PLAN

        (b) Treatment. Each Holder of an Allowed Senior Creditor Claim shall receive, on account of such Claim, its ratable share of:

                        (1) A portion of the Plan Distribution determined based on the Plan Distribution Ratio, calculated as if no elections to receive Substitute Plan Notes had been made; and

                        (2) In enforcement of the Subordination Provisions, an additional portion of the Plan Distribution (being the portion that otherwise would be distributed to Holders of Allowed Convertible Subordinated Note Claims) determined by applying the Plan Distribution Ratio to the Allowed amount of the Convertible Subordinated Note Claims. Such enforcement of the Subordination Provisions shall in no way affect or limit the distributions to be made to Holders of Convertible Subordinated Note Claims pursuant to Secondary Plan Distribution A.

                (c) Option for Substitute Payment Schedule. On or before the Effective Date, a Holder of a Senior Creditor Claim may, at its option by delivering written notice to Reorganized USi and in lieu of receiving Plan Notes, elect to receive an amount equal to its Ratable Share of the principal amount of Plan Notes that would have been distributed pursuant to the Plan Distribution, calculated as if no elections to receive Substitute Plan Notes had been made, in the form of Substitute Plan Notes.

        7.      CLASS 6 - CONVERTIBLE SUBORDINATED NOTE CLAIMS

        Class 6 consists of all Convertible Subordinated Note Claims. Under the Plan, Class 6 is Impaired. Under the Plan, the Holders of Allowed Senior Subordinated Note Claims will be treated as follows:

                (a) Allowance of Claims. The Convertible Subordinated Note Claims will be Allowed in the amount of $125.0 million plus interest accrued to the Filing Date of approximately $5.8 million.

                (b) Treatment and Limited Enforcement of Subordination. In accordance with and in enforcement of the Subordination Provisions, all distributions which the Holders of Convertible Subordinated Note Claims would otherwise be entitled to receive under the Plan with respect to the Plan Distribution shall be delivered to the Holders of the Allowed Senior Creditor Claims and provision therefor is made in Section 5.05(b)(2) of the Plan. Notwithstanding the provisions contained in Article 5 of the Convertible Subordinated Note Indenture, each Holder of an Allowed Convertible Subordinated Note Claim shall be entitled to receive and retain, on account of such Claim, its ratable share of Secondary Plan Distribution A, subject to the provisions of Sections 10.02 and 10.03 of the Plan, based upon the amount of Convertible Subordinated Notes held by such Holder.12 Holders of Allowed Class 6 Claims in an amount less than $500,000 in principal amount will receive Cash in lieu of their proportionate share of the New Warrants, and the aggregate amount of New Warrants will be reduced to reflect such Cash payments, if any. Secondary Plan Distribution A is made in compromise and settlement of issues in dispute and approval shall be sought pursuant to Bankruptcy Rule 9019 in connection with confirmation of the Plan. The treatment provided in the Plan shall be in full and complete settlement, satisfaction and discharge of any Claims of Holders of Senior Creditor Claims pursuant to the Subordination Provisions or otherwise.

----------------
(12) The Indenture Trustee has indicated that it intends to deduct and apply the amount of its fees and expenses, pursuant to sections 8.9 and 8.10 of the Convertible Subordinated Note Indenture, from the $6,250,000 Cash portion of Secondary Plan Distribution A prior to distributing the balance of the distribution to which Holders of Convertible Subordinated Note Claims are entitled under the Plan. The Indenture Trustee estimates that its fees and expenses will not exceed $100,000.



                                                        DISCLOSURE STATEMENT FOR
                                       50               DEBTOR'S CHAPTER 11 PLAN

                (c) Limited Subordination Enforcement as Essential Element. Whether or not Class 6 or any individual Holder of a Convertible Subordinated Note Claim has accepted the Plan, the Subordination Provisions shall be enforced, without exception, through the consummation of the Plan as an essential element thereof, as to (i) the Plan Distribution and (ii) except with respect to Secondary Plan Distribution A, any and all other distributions or property that the Holders of Allowed Convertible Subordinated Note Claims are, would or might otherwise be entitled to receive from the Debtors or the Estate or in the Chapter 11 Case on account of Convertible Subordinated Note Claims. All such portions of the Plan Distribution and, except for Secondary Plan Distribution A, other distributions and property shall be delivered by the Debtors and Reorganized USi directly to the Holders of Senior Creditor Claims pursuant to the Subordination Provisions.

        On the Effective Date, the Convertible Subordinated Notes and the Convertible Subordinated Note Indenture and all obligations of the Debtors or the Estate thereunder or in respect thereof will be cancelled and forever released and discharged.

        8.      CLASS 7 - CONVENIENCE CLAIMS

        Class 7 consists of all Convenience Claims. Convenience Claims include all Allowed General Unsecured Claims against the Debtors in the amount of $2,500 or less; provided, however, that if the Holder of an Allowed General Unsecured Claim in amount greater than $2,500 elects on such Holder's ballot for voting on the Plan (a) Convenience Claim treatment and (b) to reduce such Claim to $2,500 in accordance with Section 5.07(b) of the Plan, such Claim shall be treated as a Convenience Claim for all purposes.

                (a) Treatment. Each Holder of an Allowed Convenience Claim shall receive Cash equal to thirty-four and thirty-four one hundredths percent (34.34%) of the unpaid amount of such Allowed Claim.

                (b) Election of Treatment. Any Holder of an Allowed General Unsecured Claim whose Allowed General Unsecured Claim is equal to or less than $2,500 shall receive treatment of its Allowed Claim under Section 5.07(a) of the Plan in full settlement, satisfaction, release and discharge of such Allowed Claim. Any Holder of an Allowed General Unsecured Claim whose Allowed General Unsecured Claim is more than $2,500, and who timely elects to reduce the amount of such Allowed Claim to $2,500 in accordance with the terms of Section 5.07(b) of the Plan also shall receive treatment of its Allowed Claim, as so reduced, under Section 5.07(a) of the Plan in full settlement, satisfaction, release and discharge of such Allowed Claim. Election of treatment in Class 7 must be made on such Holder's ballot for voting on the Plan and be received by the Debtors on or prior to the deadline for voting established by the Bankruptcy Court. Any election of Convenience Claim treatment made after such deadline shall not be binding upon the Debtors or the Reorganized Debtors unless the deadline is expressly waived, in writing, by the Debtors. The exercise of such an election shall in no way preclude the Debtors or the Reorganized Debtors from objecting to the Claim.

        9.      CLASS 8 - CONVERTIBLE SUBORDINATED NOTE SECTION 510(b) CLAIMS

        Class 8 consists of, to the extent required or permitted by Section 510(b) of the Bankruptcy Code to be subordinated to the Convertible Subordinated Note Claims, any and all Claims arising from or relating to any issuance, purchase or sale of Convertible Subordinated Notes or any rescission thereof or any right of reimbursement or contribution with respect thereto or otherwise arising from or relating to the Convertible Subordinated Note Indenture (except any Trustee's Prepetition Claim) or any instrument,



                                                        DISCLOSURE STATEMENT FOR
                                       51               DEBTOR'S CHAPTER 11 PLAN
agreement, breach of contract, breach of legal duty, tort, wrongful conduct, act, omission or event in any respect or in any manner arising therefrom or related thereto. The Holders of Convertible Subordinated Note Section 510(b) Claims will receive no distribution under the Plan. Class 8 is Impaired. The Debtors are not aware of the existence of any Convertible Subordinated Note
Section 510(b) Claims.

        10.     CLASS 9 - INTERDEBTOR CLAIMS

        Class 9 consists of any Claim held by a Debtor against another Debtor. Class 9 is not Impaired.

        11.     CLASS 10 - INTERESTS IN USI AND LLC INTERESTS

        Class 10 consists of (i) any and all equity or ownership interests in USi and all stock certificates and other investment securities, whether or not certificated, representing any such equity or ownership interest and any and all options, warrants, subscription agreements and contractual rights to acquire any such equity or ownership interest, (ii) all LLC Interests, (iii) pursuant to
Section 510(b) of the Bankruptcy Code, all Claims arising from or relating to any issuance, purchase or sale of any such securities or any rescission thereof or any right of reimbursement or contribution with respect thereto or otherwise arising from or relating to any instrument, agreement, breach of contract, breach of legal duty, tort, wrongful conduct, act, omission or event in any respect or in any manner arising therefrom or related thereto (including, but not limited to, all Claims asserted or alleged in or arising from or related to transactions at issue in that certain action entitled Weizel v. USinternetworking, Inc., et. al. (01-CV-9348) (the "Class Action")) and (iv) Pre-Petition Indemnification Claims, if any, that are subordinated pursuant to
Section 510(b) or (c) of the Bankruptcy Code.

        The Debtors believe the claims raised in the Class Action are baseless and without merit. The Class Action complaint was filed on or about October 24, 2001 in the United States District Court for the Southern District of New York against USi, its underwriters and certain of USi's officers in connection with the initial public offering of USi's common stock. To the extent claims raised in the Class Action are claims of USi against directors and officers, such claims will be released pursuant to Section 12.04 of the Plan. The Class Action litigation is more fully discussed in USi's Form 10-Q for the quarter ended September 30, 2001, which has been filed with the SEC and is available on USi's web page at www.usi.net or the SEC's web page at www.sec.gov.

        On the Effective Date, all Allowed Interests in USi and Allowed LLC Interests will be cancelled and Holders of such Interests and/or LLC Interests will receive no distribution under the Plan. Class 10 is Impaired.

        12.     CLASS 11 - SECTION 510(c) CLAIMS

        Class 11 consists of all Claims against a Debtor subject to subordination pursuant to Section 510(c) of the Bankruptcy Code. The Holders of
Section 510(c) Claims will receive no distribution under the Plan. Class 11 is Impaired.

D.      RECLAMATION CLAIMS

        Section 546(c) of the Bankruptcy Code recognizes state statutory or common law reclamation rights of a seller that has sold goods to a debtor. The elements of a valid reclamation claim are (a) a written reclamation demand made by the seller within ten days of the receipt of such goods by the debtor (or 20 days if such ten-day period expires after the commencement of the bankruptcy case); (b) the reclaimed goods were shipped on credit and in the ordinary course of business; (c) the purchaser of the



                                                        DISCLOSURE STATEMENT FOR
                                       52               DEBTOR'S CHAPTER 11 PLAN
reclaimed goods was insolvent at the time it received the goods and (d) the buyer still held the reclaimed goods at the time it received the reclamation demand.

        Under the Plan, if any Holder of a General Unsecured Claim holds or asserts a Reclamation Claim, such General Unsecured Claim shall not be Allowed until such Reclamation Claim is Allowed, disallowed or otherwise resolved, and when Allowed such General Unsecured Claim shall be reduced by the Allowed amount of the Reclamation Claim. Under the Plan, a Reclamation Claim shall become Allowed only to the extent either (i) Reorganized USi and the Holder of the Reclamation Claim agree upon the amount thereof in a stipulation approved by the Bankruptcy Court, or (ii) at least ten days before the Confirmation Hearing, the Holder files with the Bankruptcy Court and serves on Reorganized USi a motion requesting payment of such Reclamation Claim and a Final Order is entered granting such motion. The Debtors have not received any Reclamation Claims to date.

E.      UNEXPIRED LEASES AND EXECUTORY CONTRACTS

        1.      GENERAL

        Subject to the approval of the Bankruptcy Court, the Bankruptcy Code empowers a debtor in possession to assume or reject executory contracts and unexpired leases. Generally, an "executory contract" is a contract under which material performance is due from both parties. If an executory contract or unexpired lease is rejected by a debtor in possession, the other parties to the agreement may file a claim for damages incurred by reason of the rejection, which claim is treated as a prepetition claim. If an executory contract or unexpired lease is assumed by a debtor in possession, the debtor in possession has the obligation to perform its obligations thereunder in accordance with the terms of such agreement and failure to perform such obligations could result in a claim for damages which may be entitled to administrative expense status.

        2.      THE PLAN

        Under the Plan, any unexpired lease or executory contract that has not been expressly rejected or assumed by the Debtors with the Bankruptcy Court's approval on or prior to the Effective Date will be deemed to have been assumed by the Debtors as of the Effective Date unless (i) such lease or contract has then been rejected, (ii) there is then pending before the Bankruptcy Court a motion to assume, a motion to reject or a motion to assume and assign such lease or contract, (iii) such lease or contract is identified on a "Schedule of Leases and Contracts to be Rejected" filed at least ten days before the date of the Confirmation Hearing (as such schedule may be amended on or prior to the date of the Confirmation Hearing), or (iv) such lease or contract is rejected following entry of an order regarding and fixing the amount of a disputed cure amount as provided in Section 7.02 of the Plan.

        At the Confirmation Hearing, the Debtors may request the Bankruptcy Court to approve assumption or assumption and assignment of certain of its real property leases and executory contracts. The Debtors will file and serve a schedule of such leases and contracts with the Bankruptcy Court as provided in
Section 7.02 of the Plan.

        Section 7.02 of the Plan provides that except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to the Plan, the Debtors shall, consistent with the requirements of Section 365 of the Bankruptcy Code, at the time of the commencement of the solicitation of votes on the Plan, file and serve on parties to executory contracts or unexpired leases to be assumed and other parties in interest a pleading with the Bankruptcy Court listing all executory contracts or unexpired leases to be assumed and the cure amounts



                                                        DISCLOSURE STATEMENT FOR
                                       53               DEBTOR'S CHAPTER 11 PLAN

(including amounts of compensation for actual pecuniary loss) proposed by the Debtors to be paid in connection with such assumption, and the parties to such executory contracts or unexpired leases to be assumed shall have until ten days before the date of commencement of the Confirmation Hearing to object in writing to such cure amounts listed by the Debtors and to propose alternative cure amounts; provided, that the Debtors shall be entitled to modify and amend such pleading at any time on or before the date of the Confirmation Hearing to add or subtract an executory contract or unexpired lease from such pleading and/or to amend or modify any cure amount listed by the Debtors; and provided, further, that if the Debtors amend the pleading to add an executory contract or unexpired lease or to reduce the cure amount thereof, the non-debtor party thereto shall have until ten days after service of such amendment to object in writing thereto or to propose alternative cure amounts. In the event that no objection is timely filed, the applicable party shall be deemed to have consented to the cure amount (including amounts of compensation for actual pecuniary loss) proposed by the Debtors and shall be forever enjoined and barred from seeking any additional amount on account of the Debtors' cure obligations under Section 365 of the Bankruptcy Code from the Debtors, the Estate, Reorganized USi or any other Reorganized Debtor. If an objection is filed with respect to an executory contract or unexpired lease, the Bankruptcy Court shall hold a hearing to determine the amount of any disputed cure amount not settled by the parties. Notwithstanding the foregoing, at all times through the date that is five Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors and Reorganized USi shall be authorized to reject such executory contract or unexpired lease by notice to (i) the non-debtor party to such executory contract or unexpired lease and (ii) the office of the United States Trustee, without obtaining further Bankruptcy Court approval.

        Any lease of nonresidential real property that was assigned by the Debtors prior to the Filing Date will be treated as being neither executory nor unexpired and shall be deemed neither assumed nor rejected pursuant to the Plan. Under the Plan, the Debtors reserve all rights accorded to it under Section 365 of the Bankruptcy Code, including all rights under Section 365(f) of the Bankruptcy Code with respect to the assignment of any or all of its executory contracts and unexpired leases.

        In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the non-debtor party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Claims Agent on or before the date that is 30 days after the later of the Effective Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

        The provisions of Article 7 of the Plan, which relate to the treatment of unexpired leases and executory contracts, do not apply to the Equipment Leases and Indemnification Contracts.

F.      VESTING OF PROPERTY IN THE REORGANIZED DEBTORS

        If the Plan becomes effective as set forth in Section 13.02 of the Plan,
(i) the Reorganized Debtors will retain, and confirmation of the Plan will vest in the Reorganized Debtors, all property of the Estate except any property of the Estate that is abandoned or transferred to any other Entity as permitted under the Bankruptcy Code on or prior to the Effective Date, and (ii) title to all such non-excepted property will vest in the Reorganized Debtors, absolutely, unconditionally, indefeasibly and forever, on the Effective Date, free and clear of all Claims, all liens securing Claims and all Interests, except any lien preserved under Section 5.01 or 5.02 of the Plan. The Reorganized Debtors will not be liable or



                                                        DISCLOSURE STATEMENT FOR
                                       54               DEBTOR'S CHAPTER 11 PLAN
responsible for any Claim against the Debtors or the Estate or any obligation of the Debtors or the Estate except as expressly assumed by the Reorganized Debtors in the Plan. The Reorganized Debtors will be the successor to the Debtors for the purposes of Sections 1123, 1129 and 1145 of the Bankruptcy Code. The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided in the Plan.

G.      ADMINISTRATION OF THE PLAN

        After the Effective Date, the Plan will be administered in accordance with the Plan and applicable law. From and after the Effective Date, any right or power under the Plan which is exercisable by the Debtors or the Reorganized Debtors or any of them shall be exercisable by the Reorganized Debtors only. Subject to any further order of the Bankruptcy Court, Reorganized USi or its designee will administer the Plan from and after the Effective Date and as such will be both authorized and obligated, as agent for and on behalf of the Estate, to admit, object to or contest any and all Claims, to defend, protect and enforce any and all rights and interests, to make any and all distributions required or permitted to be made under the Plan, to file any and all reports, requests for relief or opposition thereto, and to take any and all other actions necessary or appropriate to administer and implement the Plan in accordance with applicable law and shall be authorized to pay (from its own funds and without any right of contribution or reimbursement as against the Estate) any and all claims, liabilities, losses, damages, costs and expenses incurred in connection therewith or as a result thereof, including all fees and expenses of its professionals accruing from and after the Effective Date without any application to the Bankruptcy Court. Reorganized USi will not be entitled to receive any compensation or indemnification whatsoever from the Estate in administering or implementing the Plan or in respect of any such claims, liabilities, losses, damages, costs or expenses.

H.      REORGANIZATION OF THE REORGANIZED DEBTORS

        On the Effective Date, the Reorganized Debtors will be reorganized and discharged under the Plan. The Amended Certificate of Incorporation will provide for the authorization of New Common Stock under the Plan and prohibit the issuance of non-voting equity securities, except as permitted by Section 1123 of the Bankruptcy Code. The Amended Bylaws and the Amended Certificate of Incorporation will be substantially in the form to be attached to the Plan as Exhibit C and Exhibit D, respectively. Reorganized USi will pay the Cash and issue and/or deliver the New Common Stock, the Plan Notes, the Secondary Plan Notes, the Substitute Plan Notes and the New Warrants as provided in the Plan. Subject to Section 5.10(a) of the Plan, all limited liability company agreements to which the Debtors are a party shall be assumed in accordance with Section
7.01 of the Plan.

I.      ISSUANCE OF NEW COMMON STOCK; USE OF PROCEEDS

        1. ISSUANCE OF NEW COMMON STOCK. On the Effective Date, subject to the terms and conditions of the Commitment, Reorganized USi will issue and deliver to the Investor, against payment of the Subscription Price by the Investor to Reorganized USi, 100% of the shares of New Common Stock representing all outstanding capital stock of Reorganized USi. From and after the Effective Date, Reorganized USi shall be authorized to issue additional shares of common stock in accordance with its Amended Certificate of Incorporation and applicable law.



                                                        DISCLOSURE STATEMENT FOR
                                       55               DEBTOR'S CHAPTER 11 PLAN

        2. USE OF PROCEEDS. Reorganized USi will use the proceeds of the Subscription Price (i) to pay Allowed Administrative Expenses(13) and make other cash distributions required under the Plan, (ii) to fund the DIP Financing Payout, if any, (iii) to satisfy the Debtors' obligations in connection with the closing of the Plan, and (iv) for other general corporate purposes. The Debtors estimate that the obligations that are related to the closing of the Plan (other than the Administrative Expenses referred to above) will be approximately $14.0 million in the aggregate, including the $6.25 million cash payment due to Holders of Subordinated Convertible Note Claims, the $2.0 million Bain Transaction Fee (if Closing occurs prior to May 31, 2002), the reimbursement of the $4.0 million CSFB Fee, and other Transaction-related payments and expenses.

        3. ASSUMPTION OF PLAN OBLIGATIONS. On the Effective Date, the Reorganized Debtors will assume and perform and observe each and all of the provisions of the Plan applicable to them and each and all of the obligations and undertakings of the Debtors under the Plan, including, but not limited to, payment of (i) all Allowed Administrative Expenses, (ii) all Allowed Priority Tax Claims, (iii) all Allowed Miscellaneous Priority Claims, (iv) the obligation to pay the Allowed amount of all Equipment Lease Secured Claims as set forth in
Section 5.01(b) of the Plan, (v) all Allowed Miscellaneous Secured Claims, (v) the Plan Distribution, (vi) the Substitute Plan Distribution Amount, (vii) the Secondary Plan Distribution A, (viii) the Secondary Plan Distribution B, (ix) all Allowed Convenience Claims and (x) all other obligations of the Reorganized Debtors under the Plan.

J.      COMMITMENT

        1.      GENERAL

        The following is a summary of certain provisions of the Commitment and is qualified in its entirety by reference to the complete text of the Commitment, which is incorporated herein by reference and attached to the Plan as Attachment 2. The Debtors encourage you to read the Commitment in its entirety because it is the legal document that governs the subscription by the Investor.

        Under the Commitment, and subject to the terms and conditions described therein, as of the Effective Date the Investor will invest $81.25 million in Reorganized USi in consideration for all of the outstanding shares of New Common Stock (the "Transaction"). In addition, the Investor will execute a subscription agreement among the Investor, Reorganized USi and the Bain Fund with respect to an additional $25.0 million investment by the Bain Fund, such investment to be subject to Reorganized USi meeting financial targets to be negotiated among Reorganized USi, the Investor and the Bain Fund.(14)

        2.      COVENANTS

        The parties have agreed to a number of covenants including the following:


---------------

(13) The Debtors estimate that, as of the Effective Date, unpaid Administrative Expenses will aggregate approximately $23.7 million. This amount includes, inter alia, fees to indenture trustee, ordinary course trade payables, rent, utilities, accrued benefits and taxes as well as expenses payable to the Investor and unpaid professional fees and expenses. Many of these expenses (i.e., certain trade payables and the accrued expenses) will have accrued but will not yet be due and payable as of the Effective Date. Accordingly, such expenses will be paid after the Effective Date in the ordinary course of business.


(14) As discussed above, it is currently contemplated that these financial targets may be based on various measures of Reorganized USi's performance such as EBITDA and EBITDA minus capital expenditures.


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                                       56

    - ACTIONS REQUIRING INVESTOR'S PRIOR CONSENT. The Debtors must obtain the consent of the Investor before taking any of a number of actions specified in the Commitment, including consenting to any relief from the automatic stay, filing any amendment to the Plan, and assuming or rejecting any executory contract.

    - NO SHOP PROVISION. Neither USi, its subsidiaries or representatives will:


                (1) directly or indirectly solicit, initiate or encourage the submission of any Alternative Proposal;(15)

                (2) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate the making of, any proposal or expression of interest that constitutes or is reasonably likely to lead to any Alternative Proposal; or

                (3) enter into any agreement with respect to any Alternative
                    Proposal;

            provided, however, the Debtors and the Board are permitted to take any of the actions described in clause (2), after approval by the Bankruptcy Court of the Commitment, with respect to any person who has submitted, on an unsolicited basis, an alternative proposal or an expression of interest believed by the Debtors in good faith to be bona fide and indicating such person's ability, desire and intent to make an alternative proposal if the Debtors determine in good faith, after consultation with counsel and an independent financial adviser, that such proposal or expression of interest is reasonably likely to result in a Superior Alternative Proposal(16) and that taking such action is required for the Board to comply with its fiduciary duties under applicable law. (See Section 2.03(a) of the Commitment.)

        - USi must promptly advise the Investor of the existence and material terms of any Alternative Proposal or inquiry with respect to, or that could reasonably be expected

---------------

(15) "Alternative Proposal" is defined under the Commitment to mean any of the following: (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization, reorganization or business combination involving USi or any subsidiary of USi; (ii) any proposal or offer for, directly or indirectly in one transaction or a series of related transactions, the issuance by USi or sale, exchange or other transfer by its securityholders of 50% or more of (x) any class of its equity securities, (y) the aggregate principal amount of the Convertible Subordinated Notes or (z) the aggregate amount of its capitalized lease obligations; (iii) any proposal or offer to acquire in any manner, directly or indirectly in one transaction or a series of related transactions, 50% or more of (w) any class of USi's equity securities or
        (x) the aggregate principal amount of outstanding Convertible Subordinated Notes or (y) the aggregate amount of USi's capitalized lease obligations or (z) the consolidated total assets of USi and its subsidiaries; or (iv) except for the Plan, any proposal, offer or plan intended to be consummated in any proceedings by USi or any subsidiary of USi under the Bankruptcy Code including any such proposal to be implemented under Chapter 11 of the Bankruptcy Code or pursuant to a proposed plan of reorganization of USi or any subsidiary of USi.

(16) "Superior Alternative Proposal" is defined under the Commitment to mean any alternative proposal that the Board determines, in good faith (after consultation with a financial adviser), is superior, by an amount not less than $5 million (representing the sum of the Transaction Fee plus a minimum increment of $4 million (the "Bid Increment")), from a financial point of view to the Debtors' creditors and holders of Company Common Stock (as defined in the Commitment), taken as a whole, to the Transaction and reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.



                                                        DISCLOSURE STATEMENT FOR
                                                        DEBTORS' CHAPTER 11 PLAN
                to lead to, any Alternative Proposal, and the identity of the person making such proposal or inquiry. USi must keep the Investor reasonably informed of the status and details of any such Alternative Proposal or inquiry and any related discussions and provide to the Investor copies of all correspondence and other written material between USi and any third party in connection with any Alternative Proposal or inquiry. (See
                Section 2.03(b) of the Commitment.)

    - Unless the Board, after consultation with outside counsel, determines in its good faith judgment that it is required to do so in order to fulfill its fiduciary obligations under applicable law and USi simultaneously terminates the Commitment, neither the Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to the Investor, or publicly propose to withdraw or modify in a manner adverse to the Investor, the approval or recommendation by the Board or any such committee of the Commitment or the Transactions (as defined in the Commitment), (ii) approve any letter of intent, agreement in principle, acquisition agreement or other agreement relating to any Alternative Proposal (other than confidentiality agreements to the extent required) or (iii) approve or recommend, or publicly propose to approve or recommend, any Alternative Proposal. (See Section 2.03(c) of the Commitment.)


    -           FEES AND EXPENSES.


                - EXPENSE REIMBURSEMENTS: USi will pay reasonable fees and expenses incurred by the Investor in connection with the Chapter 11 Case (the "Post-Petition Purchaser Expenses") and the Transactions (as defined in the Commitment), whether or not the Closing occurs. USi will provide the Investor with a retainer and a fee prepayment to facilitate payment of the Investor's fees and expenses. (See Section 2.06(a) of the Commitment.)

                - TRANSACTION FEE: Upon consummation by USi of an Alternative Proposal, USi shall pay to the Investor a transaction fee of $1 million (the "Transaction Fee") if the Commitment is terminated in any of the following circumstances:

                    (1) the Commitment is terminated pursuant to Section
                        4.01(b),(17) Section 4.01(c)(18) or clause (i) of
                        Section 4.01(d)(19) of the Commitment and: (x) at or prior to the time of such termination an Alternative Proposal from a proponent not affiliated with or acting in concert with the Investor or any of the Investor's affiliates has been publicly announced; and (y) within 18 months of such termination USi consummates, or obtains a court order approving, any Alternative Proposal;



-------------------

(17)    Requiring that Closing shall occur on or before June 7, 2002.

(18)    Detailing Investor's termination rights. See Section IV.J.4.

(19) Providing that Investor may terminate the Commitment if certain representations or warranties become untrue or inaccurate.


                                                        DISCLOSURE STATEMENT FOR
                                                        DEBTORS' CHAPTER 11 PLAN

                    (2) the Investor terminates the Commitment in connection
                        with (i) USi's withdrawal or modification of the Plan in a manner adverse to the Investor or breach of the "no solicitation" provisions of the Commitment or (ii) USi's breach of or failure to perform in any material respect any of its covenants contained in the Commitment; or

                    (3) USi terminates the Commitment in connection with its
                        acceptance of a Superior Alternative Proposal. (See
                        Section 2.06(b) of the Commitment.)

            - CAP ON EXPENSE REIMBURSEMENT AND TRANSACTION FEE. The Post-Petition Purchaser Expenses and the Transaction Fee shall not exceed $1.75 million in the aggregate. (See Section 2.06 (c) of the Commitment.)

3.      CONDITIONS PRECEDENT

        Consummation of the Transaction is subject to the satisfaction or waiver on or prior to the date of the Closing of several conditions as more fully set forth in Sections 3.01, 3.02 and 3.03 of the Commitment.

        The respective obligation of each party to consummate the Closing under the Commitment is subject to the satisfaction or waiver on or prior to the Closing Date of certain conditions, including the Confirmation Order becoming final, the satisfaction of requirements under antitrust laws and the lack of any statute, rule, regulation, injunction or other legal restraint preventing the consummation of the Transaction.

        Some of the more substantive conditions precedent that must be satisfied by the Debtors or waived by the Investor in order to obligate the Investor, include the following:

        - PROJECTIONS. The Debtors and other USi subsidiaries on a consolidated basis have not failed to meet by more than the permitted divergence any of the projections set forth in
                Schedule I to the Commitment for any period ended prior to the Closing. These projections, which relate to USi's total revenue, iMAP-related revenue, EBITDA and EBITDA minus certain capitalized labor and consulting costs, were prepared by the Investor and differ in certain respects from the Projections attached hereto as Appendix B, which were prepared by the Debtors. In addition, since November 30, 2001, there shall not have occurred any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, would reasonably be expected to result in the Debtors and other USi subsidiaries on a consolidated basis failing to meet any such projections by more than the permitted divergence. (See
                Section 3.02(d) of the Commitment.)

        - MATERIAL ADVERSE EFFECT. Since November 30, 2001, no change, effect, event, occurrence, state of facts or development has occurred that, individually or in the aggregate, would reasonably be expected to give rise to a Company Material Adverse Effect (as defined in the Commitment). (See Section 3.02(c) of the Commitment.)




                                                        DISCLOSURE STATEMENT FOR
                                                        DEBTORS' CHAPTER 11 PLAN

        - MATERIAL ADVERSE CHANGES. There have not occurred since January 7, 2002,(i) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States, (ii) any material adverse change in United States currency exchange rates or a material suspension of, or limitation on, the markets therefor, (iii) a declaration of a banking moratorium or any material suspension of payments in respect of banks in the United States or (iv) in the case of any of the foregoing existing on January 7, 2002, a material acceleration or worsening thereof. (See Section 3.02(f) of the Commitment.)


        - CURE AMOUNTS. The Investor has confirmed to its satisfaction in good faith that cure amounts to be paid in connection with the assumption of Executory Contracts (as defined in the Commitment), and the payment of other amounts related to the Executory Contracts, will not exceed $4.4 million in the aggregate. (See Section 3.02(l) of the Commitment.)

        - ADEQUATE PROTECTION. The Investor has confirmed to its satisfaction in good faith that Adequate Protection Payments (as defined in the Plan) have not exceeded in the aggregate $1.5 million in any calendar month. (See --- Section 3.02(m) of the Commitment.)

        - FEE CLAIMS. The Investor has confirmed to its satisfaction in good faith that Allowed Company Fee Claims (as defined in the Commitment) will not exceed $6.5 million in the aggregate. (See
                Section 3.02(n) of the Commitment.)

        - OTHER SECURED CLAIMS. The Investor has confirmed to its satisfaction in good faith that the aggregate amount of (i) Allowed Miscellaneous Secured Claims plus (ii) the amount by which (x) the aggregate amount of Equipment Lease Secured Claims (as defined in the Plan) of Holders electing Alternative B less the aggregate amount of Plan Notes (as defined in the Plan) not issued as a result of such elections exceeds (y) the aggregate amount of the Equipment Lease Secured Claims of such Holders as provided in Alternative A plus (iii) Allowed Priority Tax Claims (as defined in the Plan) will not exceed the sum of (a) $19,543,526 plus (b) unpaid interest accruing after December 31, 2001 on Miscellaneous Secured Claims and Priority Tax Claims to the extent allowable as part of any such Claim under the Bankruptcy Code minus (c) the sum of all principal payments, if any, paid in respect of the foregoing obligations on or after December 19, 2001, whether made as Adequate Protection Payments or otherwise. (See Section 3.02(o) of the Commitment.)

4.      TERMINATION PROVISIONS

        The Commitment may be terminated under certain specified circumstances at any time prior to the Closing. Some of the more salient termination provisions provide that the Commitment may be terminated:

        -       By the mutual written consent of the Investor and USi. (See
                Section 4.01(a) of the Commitment.)

        - By either the Investor or USi (i) if the Closing does not occur on or before June 7, 2002 (the "Outside Date"), unless the failure to consummate the Closing is the result

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                                                        DEBTORS' CHAPTER 11 PLAN
                of a breach of the Commitment by the party seeking to terminate the Commitment or (ii) any governmental entity takes any action permanently prohibiting the Closing and such action shall have become final and nonappealable. (See Section 4.01(b) of the Commitment.)

            -   By the Investor at any time prior to the Closing if:

                - CONFIRMATION DEADLINE. The Confirmation Order, in form and substance satisfactory to the Investor, is not entered on or before May 24, 2002. (See Section 4.01(c)(vi) of the Commitment.)

                - EXCLUSIVITY. The Debtors' exclusive right to file or solicit a plan under Section 1121 of the Bankruptcy Code is not extended or is terminated. (See Section 4.01(c)(viii) of the Commitment.)

                - MODIFICATION OF ORDERS. The Bankruptcy Court enters any order modifying the Plan Procedure Order (as defined in the Commitment) or the Confirmation Order. (See Section 4.01(c)(viii) of the Commitment.)

                - LIFT STAY. The Bankruptcy Court enters any order granting relief from the automatic stay to any creditor holding or asserting a lien or reclamation claim having a value of greater than $500,000 individually or $1.0 million in the aggregate. (See Section 4.01(c)(viii) of the Commitment.)

                - PLAN MODIFICATION. The Board or any committee thereof withdraws the Plan or modifies the Plan in a manner adverse to the Investor, or publicly resolves to withdraw the Plan or modify the Plan in a manner adverse to the Investor or withdraws or modifies its approval or recommendation of the Commitment or the Transactions (as defined in the Commitment), or approves or recommends, or resolves to approve or recommend, any Alternative Proposal. (See Section 4.01(e) of the Commitment.)

            - By USi if, among other specified requirements, (i) the Board has received a Superior Alternative Proposal, (ii) in light of such Superior Alternative Proposal the Board shall have determined in good faith, after consultation with outside counsel, that it is required for the Board to withdraw or modify its approval or recommendation of the Commitment or any Transactions (as defined in the Commitment) in order to act in a manner consistent with its fiduciary duty under applicable Law, (iii) USi has notified the Investor in writing of the determinations described in clause (ii) above, and (iv) at least three business days following receipt by the Investor of the notice referred to in clause (iii) above, and taking into account any revised proposal made by the Investor since receipt of the notice referred to in clause (iii) above, such Superior Alternative Proposal remains a Superior Alternative Proposal and the Board has again made the determinations referred to in clause (ii) above. (See Section 4.01(f) of the Commitment.)

5.      LIABILITY LIMITATION PROVISIONS

        The Investor is a newly formed corporation with no assets. Under the letter agreement, dated January 7, 2002, delivered by the Bain Fund to the Investor (the "Letter Agreement"), the Bain Fund has


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                                                        DEBTORS' CHAPTER 11 PLAN
committed to the Investor that, subject to the terms and conditions of the Letter Agreement, upon satisfaction of all of the Investor's conditions to completing the Transactions and consummation of the Closing, the Bain Fund will invest $81.25 million in Investor in order to enable Investor to complete the Transactions. The Bain Fund can either subscribe $81.25 million for all of the shares of the Investor or allocate its investment to affiliates.

        Under the Letter Agreement, the Bain Fund's obligations are only to the Investor, and not to any other party. In addition, the Letter Agreement limits the Bain Fund's liability thereunder to $1 million and provides that the Letter Agreement is not specifically enforceable. In Section 2.01(f) of the Commitment, USi and the Investor each irrevocably waives its right to challenge the limitation on the Bain Fund's liability provided in the Letter Agreement.

K.      MANAGEMENT AGREEMENT

        The Investor has entered into a Management Agreement dated January 7, 2002 with an affiliate of Bain, which provides for a fee to be paid to the Bain affiliate of $3 million whether or not a Closing is consummated; provided, however that if the Closing occurs prior to May 31, 2002, only $2 million of the fee shall then be payable and $500,000 of the fee shall be payable on each of the first and second anniversaries of the Closing. The Management Agreement also provides for an annual management fee of $1 million for the first two years following the Closing and $1.5 million thereafter in exchange for consulting services. The Management Agreement provides for full indemnification and expense reimbursement in favor of Bain and its affiliates. If a Closing is consummated, Reorganized USi will become a party to the Management Agreement at the Effective Date. If a Closing is not consummated, neither the Debtors nor the Reorganized Debtors shall have any liability or obligation in respect of the Management Agreement.

L.      OPERATIONS AND MANAGEMENT OF REORGANIZED DEBTORS

        Under the Plan, from and after the Effective Date, Reorganized USi will be managed under the direction of its board of directors in accordance with the applicable provisions of the DGCL, the Amended Certificate of Incorporation and the Amended Bylaws. On or prior to the date which is fifteen (15) days prior to the date of the Confirmation Hearing, the Investor, subject to the consent of the Debtors, shall designate five directors of Reorganized USi and notify the Debtors in writing of such designation. On or before the date of the Confirmation Hearing, the Debtors will file with the Bankruptcy Court a schedule setting forth the names of the persons to be appointed as the directors of Reorganized USi pursuant to Section 8.03 of the Plan. On the Effective Date, subject to appointment of the persons named in such schedule as directors of Reorganized USi and acceptance of such appointment by such persons, (i) the directors of Reorganized USi shall thereafter be appointed or elected in accordance with the DGCL, the Amended Certificate of Incorporation and the Amended Bylaws, as they may from time to time be amended and (ii) the authority, power and incumbency of the persons then acting as directors of the Debtors will be terminated and such directors shall be deemed to have resigned. Following the Effective Date, affiliates of the Bain Fund will own more than a majority of the Investor or its direct or indirect corporate parent. Through such ownership, such affiliates will have the ability to elect a majority of the boards of directors of Reorganized USi and its subsidiaries and to determine the outcome of any proposed corporate transactions or other matters submitted to stockholders of such corporations for approval. It is anticipated that the Debtors' current officers will remain with the Reorganized Debtors following the Effective Date in their current positions and with substantially the same compensation as in effect prior to the Effective Date. It is also anticipated that some of the current officers will be employed under employment agreements with Reorganized USi, and one or more of such officers may become



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                                       62
investors in Reorganized USi. In addition, Reorganized USi may generally offer equity incentives to its employees. A number of USi's current directors have also expressed an interest in investing in Reorganized USi.(20)

        Reorganized USi will be the sole member of the other Reorganized Debtors, Admiral, GEMC Properties, Riva and Shore.

M.      EFFECTS OF PLAN CONFIRMATION

        1. DISCHARGE AND TERMINATION. Except for the Reorganized Debtors' obligations under the Plan, if the Plan becomes effective as set forth in
Section 13.02 of the Plan, the confirmation of the Plan will (i) discharge the Debtors, the Estate, and the Reorganized Debtors from any debt or liability that arose before the Confirmation Date, or which might at any time on or after the Confirmation Date arise out of or relate, directly or indirectly, to any pre-Confirmation Date acts or omissions, any debt of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, all Claims treated in the Plan, all contingent and unliquidated liabilities of every type and description to the fullest extent discharge of such liabilities is permitted under the Bankruptcy Code, and all other Claims against the Debtors, the Estate, or the Reorganized Debtors that were outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date, in each instance whether or not a proof of such Claim is filed or deemed filed, whether or not such Claim is Allowed, and whether or not the Holder of such Claim has voted on the Plan, (ii) terminate all Interests in USi and rights and interests and claims of the Holders of all Interests in USi and (iii) terminate all LLC Interests and all rights and interests and claims of the Holders of all LLC Interests.

        2. COMPLETE SATISFACTION. If the Plan becomes effective as set forth in Section 13.02 of the Plan, the distributions and rights provided under the Plan will be in complete satisfaction, discharge and release, effective as of the Confirmation Date, of all Claims against and Interests in the Debtors, the Estate and Reorganized USi and all liens upon any property of the Debtors, the Estate or the Reorganized Debtors.

        3. BINDING EFFECT. The provisions of the Plan will be binding upon and inure to the benefit of the Debtors, the Estate, the Reorganized Debtors, any Holder of any Claim or Interest treated in the Plan, and each of their respective predecessors, successors, assigns, agents, officers and directors and, to the fullest extent permitted under Section 1141(a) of the Bankruptcy Code and other applicable law, each other Entity affected by the Plan.

        4. RELEASE AND INJUNCTION. If the Plan becomes effective as set forth in Section 13.02 of the Plan, each of the Debtors, in its individual capacity and as Debtors in Possession, for and on behalf of the Estate, and the Reorganized Debtors will release and discharge, absolutely, unconditionally, irrevocably and forever:

                (a) Certain Bankruptcy Causes of Action. Any and all Causes of Action that may be enforceable by the Debtors or the Debtors in Possession under Sections 510, 544, 547, 548 and 550 of the Bankruptcy Code, provided that
(i) any and all Reserved Causes of Action shall be reserved and preserved, and
(ii) such discharge and waiver shall not waive or otherwise prejudice the rights of the Debtors and/or Reorganized USi to invoke the provisions of Section 502(d) of the Bankruptcy Code with

--------------

(20) As of the date of this Disclosure Statement, the Debtors do not have any additional information about any of these arrangements other than what is stated herein.



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

respect to the assertion of any claim by an Entity from which property otherwise may have been recoverable absent such release and discharge; and

        (b) Causes of Action Against Directors and Officers. Any and all Causes of Action against any Directors and Officers, solely in their capacity as such, from any claim or Cause of Action (i) arising from the beginning of time through the Confirmation Date related to acts or omissions to act (including, but not limited to, any claims or Causes of Action arising out of any alleged fiduciary or other duty); or (ii) which might at any time after the Confirmation Date arise out of or relate, directly or indirectly, to any pre-Confirmation Date acts or omissions, provided, that any and all Reserved Causes of Action shall be reserved and preserved; and

        (c) Causes of Action Against Representatives. Any and all Causes of Action against any Representative arising from or related to such Representative's acts or omissions to act in the Chapter 11 Case or in connection with the Transactions, except that Representatives shall not be released from any liability relating to acts or omissions to act of gross negligence or willful misconduct.

        "Reserved Causes of Action" means (i) any and all Causes of Action against Directors and Officers based upon their obligations to one or more of the Debtors under any promissory notes, loans or other similar obligations to the Debtors, (ii) any and all Causes of Action against any Holder of an Equipment Lease Secured Claim that has elected treatment under Alternative B as described in Section 5.01 of the Plan, including all Causes of Action of the type described in Section 12.04 of the Plan, (iii) any and all Causes of Action against any Holder of a Miscellaneous Secured Claim, including all Causes of Action of the type described in Section 12.04 of the Plan and (iv) any and all Causes of Action against Directors and Officers for willful misconduct. Except as expressly released by the Debtors in the Plan, all claims are preserved.

        TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH HOLDER OF A CLAIM (WHETHER OR NOT ALLOWED) AGAINST OR INTEREST IN THE DEBTORS, THE ESTATE OR THE REORGANIZED DEBTORS WILL BE ENJOINED FROM COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS OR ACT TO COLLECT, OFFSET OR RECOVER AND WILL BE DEEMED TO RELEASE ANY CLAIM AGAINST (A) ANY DIRECTORS AND OFFICERS IN THEIR CAPACITY AS SUCH ARISING FROM THE BEGINNING OF TIME THROUGH THE CONFIRMATION DATE OR WHICH MIGHT AT ANY TIME AFTER THE CONFIRMATION DATE ARISE OUT OF OR RELATE, DIRECTLY OR INDIRECTLY, TO ANY PRE-CONFIRMATION DATE ACTS OR OMISSIONS RELATED TO HIS OR HER ACTS OR OMISSIONS TO ACT (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS ARISING OUT OF ANY ALLEGED FIDUCIARY OR OTHER DUTY), OR (B) ANY REPRESENTATIVE ARISING FROM OR RELATED TO SUCH REPRESENTATIVE'S ACTS OR OMISSIONS TO ACT IN THE CHAPTER 11 CASE OR IN CONNECTION WITH THE TRANSACTIONS.(21)

        5. EXCULPATION. Under the Plan, neither the Debtors, nor the Estate, nor the Reorganized Debtors, nor Investor or any affiliates of Investor, or its transferees or successors, nor any past, present or


---------------

(21) The SEC staff has taken the position that a release of third-party claims against third-party non-debtors under a plan of reorganization is generally not allowed, may be challenged in connection with confirmation of the Plan and generally may not be approved by a bankruptcy court under applicable law. To the extent that applicable law does not allow all or part of the releases contemplated by Section 12 of the Plan, only those provisions of the releases that are enforceable under applicable law (if any) would be effected by Section 12 of the Plan.



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

future members of the Official Committee, nor any Holders of Claims or Interests treated in the Plan, nor any officer, director, shareholder, employee, agent, attorney, accountant or adviser acting for any of them, shall (i) be obligated in any manner under the Plan or in respect of or by reason of the filing, negotiation, prosecution, confirmation, consummation or implementation of the Plan or any action taken or not taken in connection therewith, or (ii) have or incur any liability to any Holder of any Claim or Interest or any other Entity in respect of any such matters or any information provided or statement made in the Disclosure Statement or omitted therefrom, except that (a) the Debtors and the Reorganized Debtors will fulfill the obligations expressly set forth in the Plan, (b) any obligation imposed by law that may not lawfully be disclaimed or waived as set forth in the Plan shall remain enforceable to the extent required by law, (c) Investor will fulfill its obligations as and to the extent set forth in the Commitment and (d) any obligation or liability arising out of willful misconduct or gross negligence shall remain enforceable. Each of the Entities identified in the foregoing sentence shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities under the Plan and shall be fully protected in acting or in refraining from acting in accordance with such advice or in any manner approved or ratified by the Bankruptcy Court and is intended to be an express third-party beneficiary of the exculpation provisions above.

        6. SUBORDINATION. Except as expressly set forth in the Plan, distributions under the Plan take into account what the Debtors believe to be the relative priorities of the Claims and Interests in each Class in connection with any and all contractual, legal or equitable subordination provisions or rights relating thereto. Accordingly, (i) any distributions under the Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other creditor and shall not be subject to levy, garnishment, attachment or other legal process by any Holder by reason of claimed contractual subordination rights, and (ii) the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to property distributed under the Plan.

        7. INJUNCTION. The discharge provided in Section 12.01 of the Plan shall also operate as an injunction restraining any Entity from commencing or continuing any action, suit or proceeding, or employing any process, or otherwise acting, to collect, offset or recover any Claim or Interest discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including Sections 524 and 1141 thereof.

        THE CONFIRMATION ORDER SHALL CONSTITUTE AN INJUNCTION ENJOINING ANY ENTITY FROM ENFORCING OR ATTEMPTING TO ENFORCE ANY CAUSE OF ACTION AGAINST ANY PRESENT OR FORMER SHAREHOLDER, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE DEBTORS BASED ON, ARISING FROM OR RELATING TO ANY FAILURE TO PAY, OR MAKE PROVISION FOR PAYMENT OF, ANY AMOUNT PAYABLE IN RESPECT OF ANY PRIORITY TAX CLAIM ON WHICH THE PAYMENTS DUE UNDER SECTION 3.01 OF THE PLAN HAVE BEEN MADE OR ARE NOT YET DUE UNDER SECTION 3.01 OF THE PLAN.

N.      TERMINATION OF INDEMNIFICATION OBLIGATIONS

        All obligations of the Debtors or the Estate or the Reorganized Debtors to indemnify, or to pay contribution or reimbursement to the Directors and Officers, any of the Debtors' present or former agents, employees and representatives or any Holder of a Claim or Interest treated in the Plan, or any trustee or agent acting for any such Holder, or any person in any manner engaged, employed or indemnified in connection with the issuance or sale of any Cancelled Securities or any agent, attorney, adviser, financial

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                                       65
adviser, investment banker, employee or representative or any heirs, representatives, successors or assigns of any indemnified person that may be outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date or which might at any time after the Confirmation Date arise out of or relate, directly or indirectly, to any pre-Confirmation Date acts or omissions (whether pursuant to a certificate of incorporation, bylaws, contractual obligations or any applicable law or otherwise) in respect of any past, present or future action, suit or proceedings ("Prepetition Indemnification Claims") will be discharged under the Plan and all undertakings and agreements for or relating to any such indemnification, contribution or reimbursement ("Indemnification Contracts") will be rejected and terminated under the Plan, provided, however, that such discharge of obligations and such rejection and termination of undertaking, and agreements are not intended and will not be construed to prohibit or in any manner limit the right or ability of any present or former directors, officers, agents, employees or representatives of the Debtors or any of its affiliates (or any the right or ability of any other Entity) to enforce his, her or its rights against the insurer under any and all applicable policies of insurance (whether the such policies were arranged and paid for by the Debtors or by Reorganized USi or by any other Entity or otherwise) and any and all such rights will be and are expressly preserved under the Plan.

O.      PRESERVATION OF INSURANCE

        The Debtors' discharge and other provisions provided in the Plan will not diminish or impair the enforceability of any insurance policies that may cover Claims against the Debtors or any other Entity.

P.      DEEMED CONSOLIDATION

        As of the Effective Date, the Debtors will be deemed consolidated for the following purposes under the Plan: (i) no distributions shall be made under the Plan on account of the Interdebtor Claims or any Interest of a Debtor in another Debtor; (ii) all guarantees by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date or other obligations as to which one or more Debtors are co-obligors arising prior to the Effective Date, will be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and/or several liability of any of the Debtors will be deemed to be one obligation of the deemed consolidated Debtors; and (iii) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors will be deemed filed against the deemed consolidated Debtors and will be deemed one Claim against and, to the extent Allowed, obligation of the deemed consolidated Debtors.

        Such deemed consolidation, however, will not (other than for purposes related to funding distributions under the Plan) affect: (a) the legal and organizational structure of the Reorganized Debtors; or (b) the enforceability or existence of any pre- or post-Filing Date guarantees, liens, and security interests that are required to be maintained (1) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Case or that have been or will be assumed, (2) pursuant to the Plan, or (3) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; or (c) distributions out of any insurance policies or proceeds of policies.

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


Q.      DISTRIBUTIONS UNDER THE PLAN(22)

        1. INITIAL DISTRIBUTIONS. Except as otherwise provided in the Plan, Reorganized USi, or its designee, shall make, on or as promptly as practicable after the Effective Date, but no later than 30 days after the Effective Date with respect to property other than Cash and 45 days after the Effective Date with respect to Cash, an initial distribution (each, an "Initial Distribution") equal to (i) 25% in the case of the Plan Distribution and Secondary Plan Distribution B and (ii) 50% in the case of the Substitute Plan Distribution (or, in each case, such other percentage determined by the Bankruptcy Court as provided below, the "Initial Distribution Percentage") of (i) the aggregate Plan Distribution in respect of Claims that are, on the Effective Date, Allowed Claims Entitled to the Plan Distribution, by applying the Plan Distribution Ratio to such Allowed Claims, and such distribution will be made in Plan Notes as provided in Sections 5.04, 5.05 and 5.06 of the Plan, (ii) the Secondary Plan Distribution B in respect of General Unsecured Claims that are Allowed as of the Effective Date, by providing each such Holder with its Ratable Share of such distribution, and such distribution shall be made in Plan Notes as provided in
Section 5.04 of the Plan and (iii) the aggregate Substitute Plan Distribution Amount in respect of General Unsecured Claims and Senior Creditor Claims that are Allowed as of the Effective Date and that have elected to receive the Substitute Plan Distribution Amount pursuant to Sections 5.04(b) and 5.05(c) of the Plan, as applicable; provided, however, that the Debtors and Reorganized USi (as applicable) will have the right to request that the Bankruptcy Court determine the Initial Distribution Percentage to be used to calculate the Initial Distributions. Subject to the Section 10.01 of the Plan, (x) the remainder of the Plan Distribution (the "Remaining Plan Distribution Amount") will be held by Reorganized USi pending final determination of the Allowed amount of all Claims Entitled to the Plan Distribution, (y) the remainder of the Secondary Plan Distribution B (the "Remaining Secondary Plan Distribution B Amount") shall be held by Reorganized USi pending final determination of the Allowed amount of General Unsecured Claims entitled to such distribution, and
(z) the remainder of the Substitute Plan Distribution Amount (the "Remaining Substitute Plan Distribution Amount") shall be held by Reorganized USi (provided that a good faith estimate of the portion of the Substitute Plan Distribution Amount payable in Cash on the date of issuance of the Substitute Plan Notes but not distributed as part of the Initial Distribution shall be placed by Reorganized USi in an interest bearing escrow account for distribution consistent with the terms of Section 10.01 of the Plan) pending final determination of the Allowed amount of all General Unsecured Claims and Senior Creditor Claims that have elected to receive the Substitute Plan Distribution Amount pursuant to Sections 5.04(b) and 5.05(c) of the Plan, as applicable.

        2. PERIODIC DISTRIBUTIONS. After the Effective Date but prior to the date of the Final Distribution, the Reorganized Debtors shall, no less than semi-annually (provided that no less than 33.3% of the Remaining Plan Distribution Amount will be distributed as a result of Disputed Claims as of the Effective Date subsequently becoming Allowed Claims), make periodic distributions ("Periodic Distributions") of the Remaining Plan Distribution Amount to Holders of Allowed Claims Entitled to the Plan Distribution which became Allowed after the Effective Date. Each Periodic Distribution shall be used first to fund a distribution to each Holder of an Allowed Claim Entitled to the Plan Distribution on which no distribution was made in the Initial Distribution or in any prior Periodic Distribution, in an

------------------

(22) The Claim estimates contained herein are based upon the Debtors' examination of their books and records. The Bankruptcy Court has established March 11, 2002 as the Bar Date. Because recoveries under the Plan are directly linked to the amount and value of the Allowed Claims, any change in the Debtors' Claims estimates resulting from an analysis of the proofs of claim filed as of the Bar Date will impact their predictions of recoveries under the Plan. In accordance with Section
        11.04 of the Plan, the Debtors have the right to seek a Bankruptcy Court order establishing Claims estimates for purposes of effectuating distributions under the Plan and avoiding undue delay in the administration of the Estate.

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

amount determined based on the same ratio of Plan Distribution to Allowed amount of Claims Entitled to the Plan Distribution (without any allowance for interest accrued subsequent to the date of the Initial Distribution or any prior Periodic Distribution) as that received in the Initial Distribution and any Periodic Distribution by the Holders of Allowed Claims Entitled to the Plan Distribution that were Allowed on the Effective Date or any such Periodic Distribution Date. Periodic Distributions to Holders of Allowed General Unsecured Claims and Allowed Senior Creditor Claims on account of, as appropriate, the Remaining Secondary Plan Distribution B Amount and the Remaining Substitute Plan Distribution Amount shall be determined and made in a similar manner and fashion as Periodic Distributions on respect of the Remaining Plan Distribution Amount.

        3. FINAL DISTRIBUTIONS. A final distribution of the Remaining Plan Distribution Amount will be made as promptly as practicable after determination of the Allowed amount of all Claims Entitled to the Plan Distribution. Such distribution will be applied first to fund a distribution to each Holder of an Allowed Claim Entitled to the Plan Distribution on which no distribution was made in the Initial Distribution or in any Periodic Distribution, in an amount (the "Catch-Up Distribution") determined based on the same ratio of Plan Distribution to Allowed amount of Claims Entitled to the Plan Distribution (without any allowance for interest accrued subsequent to the date of the Initial Distribution) as that received in the Initial Distribution and any Periodic Distributions by the Holders of Claims Entitled to the Plan Distribution that were Allowed on the Effective Date or any Periodic Distribution Date. Subject to the limitation on Plan Distribution as set forth in the Plan, any portion of the Plan Distribution remaining after the Catch-Up Distribution will be distributed ratably to the Holders of all Allowed Claims Entitled to the Plan Distribution, by applying the Plan Distribution Ratio to such Allowed Claims in accordance with and as provided in Sections 5.04, 5.05 and 5.06 of the Plan. Final distributions to Holders of Allowed General Unsecured Claims and Allowed Senior Creditor Claims on account of, as appropriate, the Remaining Secondary Plan Distribution B Amount and the Remaining Substitute Plan Distribution Amount shall be determined and made in a similar manner and fashion as the final distribution in respect of the Remaining Plan Distribution Amount.

        4. NO ADJUSTMENTS OR CLAIMS FOR EXCESS INITIAL OR PERIODIC DISTRIBUTION. No rescission or other adjustment will be required in respect of an Initial Distribution or any Periodic Distribution if the Remaining Plan Distribution Amount, the Remaining Secondary Plan Distribution B Amount or the Remaining Substitute Plan Distribution Amount, as applicable, is less than the amount required for the Catch-Up Distribution. In such event, the deficiency will be allocated ratably to Allowed Claims entitled to receive the Catch-Up Distribution. The payment of the Remaining Plan Distribution Amount, Remaining Secondary Plan Distribution B Amount or the Remaining Substitute Plan Distribution Amount, as applicable, ratably on account of Allowed Claims entitled to receive the Catch-Up Distribution will discharge all liability of Reorganized USi in respect of any distribution required to be made pursuant to the Plan on account of such Claims. The Holders of Allowed Claims entitled to receive the Catch-Up Distribution will not have any claim or Cause of Action against Reorganized USi or any other Entity in respect of any excess distribution received by any Holder of a Claim by reason of its participation in an Initial Distribution or Periodic Distribution.

        5. LIMITATION ON PLAN DISTRIBUTION. Notwithstanding anything to the contrary contained in the Plan, no Holder of an Allowed Claim Entitled to the Plan Distribution will be entitled to receive a Plan Note in respect of the Plan Distribution with a principal amount in excess of 23.66% of the Allowed amount of such Claim; provided, however, that such limitation as it applies to Holders of Allowed Senior Creditor Claims shall be increased to include such Holders' Ratable Share of 23.66% of the Plan Distribution in respect of the Allowed Amount of Convertible Subordinated Note Claims. If, after distribution of the Remaining Plan Distribution Amount and after giving effect to the limitation contained

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

in the immediately preceding sentence, there remain Plan Notes in the Plan Distribution, such notes will be deemed cancelled.

        6. LIMITATION ON SECONDARY PLAN DISTRIBUTION B. Notwithstanding anything to the contrary contained in the Plan, no Holder of an Allowed General Unsecured Claim shall be entitled to receive a Plan Note in respect of the Secondary Plan Distribution B with a principal amount in excess of 10.68% of the Allowed amount of such Claim. If, after distribution of the Remaining Secondary Plan Distribution B Amount, there remain Plan Notes in the Secondary Plan Distribution B, such notes shall be deemed cancelled.

        7. LIMITATION OF SUBSTITUTE PLAN DISTRIBUTION AMOUNT. Notwithstanding anything to the contrary contained in the Plan, no Holder of an Allowed General Unsecured Claim or Allowed Senior Creditor Claim shall be entitled to receive a Substitute Plan Note in respect of the Substitute Plan Distribution Amount with a principal amount in excess of the amount equal to the product of (i) the total percentage distribution to Holders of Allowed Claims receiving the Plan Distribution and the Secondary Plan Distribution B and (ii) the Allowed amount of such Claims; provided, however, that the total percentage distribution (calculated as a percentage of Allowed amounts) in respect of Holders of Allowed Senior Creditor Claims shall include such Holders' Ratable Share of Plan Distribution in respect of the Allowed amount of Convertible Subordinated Note Claims. If, after distribution of the Remaining Substitute Plan Distribution Amount and after giving effect to the limitation contained in the immediately preceding sentence, there remain Substitute Plan Notes, such notes shall be deemed cancelled.

        8. SECONDARY PLAN DISTRIBUTION A. On or as promptly as practicable after the Effective Date but not later than 30 days after the Effective Date, Reorganized USi shall distribute or cause to be distributed the Secondary Plan Distribution A so as to provide each Holder of an Allowed Convertible Subordinated Note Claim its Ratable Share of the Secondary Plan Distribution A.

        9. TIMING OF OTHER DISTRIBUTIONS. Except as otherwise provided in the Plan, distributions in respect of Claims that, on the Effective Date, are Allowed Claims will be made by Reorganized USi (or its designee) on or as promptly as practicable after the Effective Date but not later than 30 days after the Effective Date with respect to property other than Cash and 45 days after the Effective Date with respect to Cash. Distributions in respect or as a result of Claims Allowed after the Effective Date will be made as soon as practicable after such Claim becomes Allowed.

        10. SUBSEQUENT PAYMENTS ON PLAN NOTES AND SUBSTITUTE PLAN NOTES. If any Plan Notes or Substitute Plan Notes are issued after the occurrence of one or more monthly Payment Dates, Reorganized USi shall pay principal and interest due and payable on such Payment Dates at the time of issuance of such Plan Notes or Substitute Plan Notes. Such payment shall be deemed timely and no interest shall be payable as a result of delay in receipt of principal and interest due on any Payment Date caused by such delayed issuance of Plan Notes or Substitute Plan Notes.

        11. COMPLIANCE WITH TAX REQUIREMENTS. In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, Reorganized Debtors will file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution or effect any such withholding and deposit all moneys so withheld as required by-law. With respect to any Entity from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by Reorganized Debtors (or its distribution agent), Reorganized Debtors may, at its option, withhold the amount required and distribute


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

the balance to such Entity or decline to make such distribution until the information is received. In no event, however, shall Reorganized Debtors be obligated to liquidate Plan Notes, Secondary Plan Notes, Substitute Plan Notes or New Warrants to honor any withholding obligation.

        12. PERSONS DEEMED HOLDERS OF REGISTERED SECURITIES. Except as otherwise provided in the Plan, Reorganized USi and each transfer or distribution agent will be entitled to treat the record Holder of a registered security as of the Confirmation Date as the sole Holder of the Claim or Interest in respect thereof for purposes of all notices, payments or other distributions under the Plan. No notice of any transfer of any such security will be binding on Reorganized USi or any transfer or distribution agent, unless such transfer has been properly registered in accordance with the provisions of the governing indenture or agreement at least ten Business Days prior to the day on which any such notice is given or any such payment or other distribution is made. If there is any dispute regarding the identity of the person entitled to any payment or distribution in respect of any Claim under the Plan, no payment or distribution need to be made in respect of such Claim until the Bankruptcy Court resolves the dispute pursuant to a Final Order.

        Notwithstanding anything in the Plan or the Disclosure Statement to the contrary, Reorganized USi and each transfer or distribution agent will be entitled to use other reasonable means to determine the identity of the Holders of Claims in respect of any registered security. Without limiting the foregoing, Reorganized USi, Bank of New York (as trustee under the Convertible Subordinated
Note Indenture), each depositary, transfer agent and distribution agent, as applicable, may reasonably rely on registration forms or certificates delivered by direct or indirect participants in any depositary and other beneficial owners of the Convertible Subordinated Notes in order to determine who is the Holder of any such Claim and who is entitled to any distribution in respect thereof.

        Each beneficial owner of Claims represented by securities or other instruments that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity so that Reorganized USi may promptly determined the identities of the Holders of such Claims.

        If there is any dispute regarding the identity of the person entitled to any payment or distribution in respect of any Claim under the Plan, no payment or distribution need be made in respect of such Claim until the Bankruptcy Court resolves the dispute pursuant to a Final Order.

        13. DISTRIBUTION OF UNCLAIMED PROPERTY. Any distribution of property under the Plan that is unclaimed after two years following the Effective Date will irrevocably revert to Reorganized USi, without regard to state escheatment laws.

        14. ALLOWANCE OF CLAIMS SUBJECT OF SECTION 502(d); RIGHT OF SETOFF. Allowance of Claims under the Plan will be in all respects subject to the provisions of Section 502(d) of the Bankruptcy Code, except that no Claim that is Allowed in an amount set forth in the Plan or an Attachment hereto will be disallowed under Section 502(d) of the Bankruptcy Code. The Reorganized Debtors will have the right to set off, against any Claim and the distributions to be made pursuant to the Plan in respect of such Claim, any and all debts, liabilities and claims of every type and nature whatsoever which (after giving effect to the releases set forth in Section 12.04 of the Plan) the Estate or any of the Reorganized Debtors may have against the Holder of such Claim, and neither any prior failure to do so nor the Allowance of such Claim, whether pursuant to the Plan or otherwise, will constitute a waiver or release of any such right of setoff.


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

R.      CASH IN LIEU OF DE MINIMIS NEW WARRANT DISTRIBUTIONS TO CLASS 6

        Notwithstanding anything in the Plan to the contrary, no Allowed Class 6 Claim (Convertible Subordinated Note Claim) in an amount less than $500,000 in principal amount (calculated without regard to interest accrued thereon but unpaid prior to the Filing Date) shall be entitled to receive any New Warrants. In lieu of being entitled to receive a portion of the New Warrants, each Holder of an Allowed Class 6 Claim that is less than $500,000 in principal amount will instead receive (in substitution for New Warrants) additional Cash in an amount equal to (a) the principal amount of such Holder's Allowed Class 6 Claim, divided by (b) $125.0 million (i.e., the total principal amount of the Convertible Subordinated Note Claims), multiplied by (c) $500,000 (i.e., the aggregate value of the New Warrants).

S.      FRACTIONAL WARRANTS

        Cash will be distributed (based on a valuation of $500,000 for the aggregate value of the New Warrants) in lieu of any portion of a distribution on account of an Allowed Claim that would otherwise result in a fractional New Warrant.

T.      RETENTION OF DISTRIBUTION AGENT

        The Debtors or Reorganized Debtors may, in their sole discretion, retain one or more distribution agents to assist the Debtors and Reorganized Debtors in making the distributions contemplated by the Plan.

U.      CANCELLATION OF SECURITIES

        On the Effective Date, the Equipment Leases and the Convertible Subordinated Note Indenture and all Cancelled Securities will be cancelled and all obligations thereunder discharged by confirmation of the Plan.

V.      SURRENDER OF CANCELLED SECURITIES

        On the Effective Date, each of the respective transfer books maintained for the Cancelled Securities will be closed. Except for the right to receive the distributions, if any, pursuant to the Plan, the Holder of a Cancelled Security will have no rights arising from or relating to such Cancelled Security after the Effective Date, including rights of subordination or subrogation that may be construed to be inherent in or ancillary or related to such Cancelled Security. Reorganized USi may require as a condition to any distribution to any Holder of a Cancelled Security that the beneficial holder thereof execute a letter of transmittal or other certificate as to the amount of Cancelled Securities held and the designation by such beneficial holder of the name and address of such beneficial holder for purposes of distribution under the Plan. Each Holder of a Cancelled Security evidencing any Allowed Claim will surrender such Cancelled Security to Reorganized USi (or its designee), and Reorganized USi (or its designee) will distribute to such Holder or to such Holder's agent, trustee or representative the appropriate consideration therefor in accordance with the Plan as promptly as is reasonably practicable. No distribution under the Plan will be made to or for account of any Holder of an Allowed Claim evidenced by a Cancelled Security unless and until such Cancelled Security is received by Reorganized USi (or its designee). If a Cancelled Security is lost or destroyed, the Holder of such Cancelled Security must deliver an affidavit of loss or destruction to the Debtors or Reorganized USi (or their designee), as well as an agreement to indemnify the Debtors and Reorganized USi (and post a bond if so requested by the Debtors or Reorganized USi), in form and substance reasonably acceptable to Reorganized USi, before

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

such Holder may receive any distribution that it would otherwise be entitled to receive under the Plan in respect of such lost or destroyed Cancelled Security. Any Holder of an Allowed Claim that fails to surrender a Cancelled Security related thereto or to deliver an affidavit and an indemnity agreement before the later to occur of (i) two years from the Effective Date, and (ii) six months following the date such Holder's Claim becomes an Allowed Claim will be deemed to have no further Claim and no distributions will be made under the Plan in respect of such Claim.

W.      PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND PAYMENTS UNDER THE PLAN

        Under the Plan, after the Effective Date, only the Debtors or Reorganized Debtors may object to Claims, except a Claim that is Allowed as set forth in the Plan. Any such objection must be filed and served no later than the later of (i) the 60th day following the Effective Date, (ii) 30 days after the filing of the proof of claim of such Claim, or (iii) any later day set by order of the Bankruptcy Court, which the Debtors or the Reorganized Debtors may at any time request on notice to the United States Trustee and all other parties in interest that have filed a request for notice pursuant to Bankruptcy Rule 2002 in the Case. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized USi shall litigate the merits of each Disputed Claim until it is abandoned by the Holder, determined by Final Order or compromised and settled by the Debtors or Reorganized Debtors, subject to any required approval of the Bankruptcy Court. After the Effective Date, Reorganized USi shall be authorized to compromise and settle Disputed Claims without seeking further Bankruptcy Court approval and such Disputed Claims shall be Allowed in the amount that is agreed upon pursuant to such compromise or settlement. No payments or distributions shall be made in respect of any Disputed Claim. In order to effectuate distributions pursuant to the Plan and avoid undue delay in the administration of the Estate, the Debtors (prior to the Effective Date) and Reorganized Debtors (after the Effective Date) shall have the right to seek an order of the Bankruptcy Court, after notice and a hearing (which notice may be limited to the Holder of such Disputed Claim and which hearing may be held on an expedited basis), estimating a Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code or providing that a Disputed Claim shall be Allowed in part, with the rest to remain Disputed.

X.      RETENTION OF JURISDICTION

        Pursuant to the Plan, the property of the Estate and affairs of the Debtors will remain subject to the jurisdiction of the Bankruptcy Court until the Plan becomes effective as set forth in Section 13.02 of the Plan. After the Plan becomes effective, the Bankruptcy Court will retain jurisdiction over the Debtors and the Reorganized Debtors with respect to the administration of the Plan and the consolidated Chapter 11 Case to the fullest extent permitted by law, including for the purpose of hearing all requests for relief and determining all disputes relating to (i) the Plan and the implementation, interpretation and enforcement thereof, (including, but not limited to, the discharge, release and injunction provisions of Article 12 of the Plan) and any contract or agreement created in connection with the Plan, (ii) the allowance, amount and classification of Claims and Interests treated in the Plan, (iii) the rights and obligations of any Holder of any such Claim or Interest, whether as against the Debtors or Reorganized USi or as against any other Holder, (iv) compensation of professional persons, (v) any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising under Chapter 11 or arising in or related to the Chapter 11 Case or the Plan, (vi) all Reserved Causes of Action, (vii) the interpretation or enforcement of the Confirmation Order or any proceedings or matters set forth or contemplated therein, and (viii) any other matter within the continuing jurisdiction of the Bankruptcy Court. To the fullest extent of applicable law, such jurisdiction shall be exclusive until the Bankruptcy Court enters an order closing the Chapter 11 Case and non-exclusive


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

thereafter. The Reorganized Debtors will have sole authority, from and after the Effective Date, to commence litigation with respect to and to settle and release all Reserved Causes of Action.

Y.      AMENDMENTS AND MODIFICATIONS TO THE PLAN

        To the fullest extent permitted under Section 1127 of the Bankruptcy Code, the Plan may be altered, amended or modified by the Debtors with the consent of the Investor, upon the Debtors' good faith consultation with the Committee, at any time prior to the Effective Date and by Reorganized USi anytime thereafter.

Z.      WITHDRAWAL OF THE PLAN

        The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date. If it does so, the Plan shall be null and void.

AA.     CONDITIONS TO OCCURRENCE OF EFFECTIVE DATE OF THE PLAN

        The Plan will not become effective, and no obligations and rights set forth in the Plan as of the Effective Date or thereafter shall come into existence, unless each of the following conditions is met on the Effective Date:

        1. COMMITMENT. All conditions set forth in the Commitment will have been satisfied or waived, including the condition that the Confirmation Order shall be a Final Order.

        2. REORGANIZED USI. Reorganized USi will remain a Delaware corporation existing in good standing under the DGCL. The Amended Certificate of Incorporation and the Amended Bylaws shall be its sole governing documents. Reorganized USi shall have duly authorized, executed and delivered all New Common Stock, Amended Equipment Lease Agreements, Substitute Equipment Lease Agreements, Plan Notes, Secondary Plan Notes, Substitute Plan Notes and New Warrants to be issued, delivered or distributed pursuant to the Plan. The consummation of the Plan shall not be in any respect restrained by order of any court of competent jurisdiction.

        3. PAYMENT OF THE SUBSCRIPTION PRICE. The Investor shall have tendered to Reorganized USi concurrent payment of the Subscription Price of $81.25 million for the shares of the New Common Stock.

        4. DELIVERY OF DOCUMENTS. All documents required to be executed and delivered on or prior to the Effective Date under the Plan or under the Commitment shall have been executed and delivered by the parties thereto.

        5. TRUST INDENTURE ACT. The New Indentures pursuant to which the Plan Notes, the Secondary Plan Notes and the Substitute Plan Notes are to be issued shall have been qualified under the TIA.

        The Effective Date of the Plan will be the first Business Day after the foregoing conditions are met, but not earlier than the eleventh day after the Confirmation Order is entered. When the Plan becomes effective, the Reorganized Debtors shall perform the obligations required under the Plan to be performed by them on the Effective Date.



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

BB.     DISSOLUTION OF OFFICIAL COMMITTEE

        When the Plan becomes effective as set forth in Section 13.02 of the Plan, the Official Committee will cease to exist and their members and employees or agents (including attorneys, investment bankers, financial advisers, accountants and other professionals) will be released and discharged from all further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Chapter 11 Case.

                          V. CONFIRMATION OF THE PLAN

        Described below are certain important considerations under the Bankruptcy Code in connection with confirmation of the Plan.

A.      CONFIRMATION GENERALLY

        The Bankruptcy Code requires the Bankruptcy Court to determine whether a plan of reorganization complies with the technical requirements of Chapter 11 of the Bankruptcy Code. It requires further that a debtor's disclosures concerning its plan of reorganization have been adequate and have included information concerning all payments made or promised by the debtor in connection with the plan.

        If the Plan is confirmed, the Debtors expect the Effective Date to occur not later than 30 days after the Confirmation Date.

        To confirm the Plan, the Bankruptcy Court must find that all of these and certain other requirements have been met. Thus, even if the specified majority vote in number and dollar amount is achieved for each Class of Impaired Claims, the Bankruptcy Court must make independent findings respecting the Plan's conformity with the requirements of the Bankruptcy Code before it may confirm the Plan. Some of these statutory requirements are discussed below.

B.      VOTING STANDARDS

        Holders of Claims in Classes that are "Impaired" under the Plan will receive this Disclosure Statement, the Plan, the Voting Procedures Order, notice of the Confirmation Hearing and a ballot for accepting or rejecting the Plan or notice of non-voting status (as applicable).

        A class is "Impaired" under a plan unless, with respect to each claim or interest of such class, the plan:

            - leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the holder of such claim or interest; or

            - notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment on account of a default, cures any default, reinstates the original maturity of the obligation, compensates the holder for any damages incurred as a result of reasonable reliance on such provision or law and does not otherwise alter the legal, equitable or contractual rights of such holder based on such claim or interest.



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        A class that is not Impaired under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.

        See Section I.E of this Disclosure Statement for a description of the procedures to be employed in tabulating acceptances and rejections of the Plan.

C.      ACCEPTANCE

        The Bankruptcy Code defines acceptance of a plan by an Impaired class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of Allowed claims of that class that actually vote. Acceptance of the Plan need only be solicited from Holders of Claims whose Claims belong to a Class that is "Impaired" and not deemed to have rejected the Plan. Except in the context of a "cram down" (described below), as a condition to confirmation of the Plan, the Bankruptcy Code requires that, with certain exceptions, each Impaired Class accepts the Plan. If the specified majorities are not obtained, the Debtors have the right, assuming that at least one Impaired Class has accepted the Plan, to request confirmation of the Plan under
Section 1129(b) of the Bankruptcy Code. This procedure is commonly referred to as a "cram down." For a more detailed description of the requirements for acceptance of the Plan and of the criteria for confirmation of the Plan notwithstanding rejection or deemed rejection by certain Impaired Classes, see
Section V.D.3, "Cram Down," below.

D.      CONFIRMATION AND CONSUMMATION

        At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of Section 1129(a) of the Bankruptcy Code have been satisfied with respect to the Plan. Confirmation of a plan under Section 1129(a) of the Bankruptcy Code requires, among other things, that:

            - the plan complies with the applicable provisions of the Bankruptcy Code;

            - the proponent of the plan has complied with the applicable provisions of the Bankruptcy Code;

            - the plan has been proposed in good faith and not by any means forbidden by law;

            - any payment made or to be made by the proponent under the plan for services or for costs and expenses in, or in connection with, the Chapter 11 case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the bankruptcy court as reasonable;

            - the proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan. The appointment to, or continuance in, such office of such individual, must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the reorganized debtor will employ or retain, and the nature of any compensation for such insider;

            - with respect to each Impaired class of claims or interests, either each holder of a claim or interest of such class has accepted the plan, or will receive or retain under the plan on



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

                account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under Chapter 7 of the Bankruptcy Code;

            - each class of claims or interests has either accepted the plan or is not Impaired under the plan;

            - except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims (other than priority tax claims) will be paid in full on the effective date (except that if a class of priority claims has voted to accept the Plan, holders of such claims may receive deferred cash payments of a value, as of the effective date of the plan, equal to the allowed amounts of such claims) and that holders of priority tax claims may receive on account of such claims deferred cash payments, over a period not exceeding six years after the date of assessment of such claims, of a value, as of the effective date, equal to the allowed amount of such claims;

            - if a class of claims is Impaired, at least one Impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class; and

            - confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

Subject to receiving the requisite votes in accordance with Section 1129(a)(8) of the Bankruptcy Code and the "cram down" of Classes not receiving any distribution under the Plan, the Debtors believe that:

            - the Plan satisfies all of the statutory requirements of Chapter 11 of the Bankruptcy Code;

            - the Debtors have complied or will have complied with all of the requirements of Chapter 11 of the Bankruptcy Code; and

            -   the Plan has been proposed in good faith.

        Set forth below is a more detailed summary of the relevant statutory confirmation requirements.

1.      THE BEST INTERESTS TEST

        The "best interests" test requires that the Bankruptcy Court find either:

        -   that all members of each Impaired class have accepted the plan; or

        - that each holder of an allowed claim or interest of each Impaired class of claims or interests will under the plan receive or retain on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date.



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

        The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in a Chapter 7 liquidation case. The gross amount of cash available in such a liquidation would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the time of the commencement of the Chapter 7 case. This gross amount would be reduced by the amount of any Allowed Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the termination of the Debtors' business and the use of Chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict accordance with the order of priority of claims contained in Section 726 of the Bankruptcy Code.

        THE DEBTORS HAVE DETERMINED, AS DISCUSSED IN THE LIQUIDATION ANALYSIS ANNEXED AS APPENDIX C HERETO, THAT CONFIRMATION OF THE PLAN WILL PROVIDE EACH CREDITOR AND INTEREST HOLDER WITH A RECOVERY THAT IS NOT LESS THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTORS UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

        See the liquidation analysis annexed as Appendix C hereto for a further discussion of how the Plan satisfies the "best interests" test.

2.      FINANCIAL FEASIBILITY

        Section 1129(a)(11) of the Bankruptcy Code requires that confirmation should not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors unless such liquidation or reorganization is proposed in the Plan. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. For example, the Debtors have examined whether the Reorganized Debtors will be able to make all of the Cash payments required to be made under the Plan, including, but not limited to, payments to Holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Equipment Lease Secured Claims and Allowed Miscellaneous Priority Claims (each as applicable) under the Plan, as well as payments that will be due under the Plan Notes, the Secondary Plan Notes and the Substitute Plan Notes. The Debtors have estimated the total amount of these Cash payments to be $138.6 million and expect sufficient liquidity from operations and the Transaction to fund these Cash payments as and when they become due. Moreover, the Debtors have prepared detailed Projections, which detail, among other things, the financial feasibility of the Plan. See Projections annexed hereto as Appendix B. The Debtors' Projections indicate, on a pro forma basis, that for fiscal years 2002 through 2005, the Debtors expect the Reorganized Debtors to generate EBITDA of approximately $(3.4) million in 2002, $28.5 million in 2003, $46.2 million in 2004 and $76.8 million in 2005. Moreover, in addition to the $81.25 million to be invested in the Reorganized Debtors as of the Effective Date, pursuant to an agreement to be executed among Investor, Reorganized USi and the Bain Fund as of the Effective Date, the Investor will invest an additional $25.0 million in the Reorganized Debtors if the Reorganized Debtors achieve financial targets to be negotiated among Reorganized USi, the Investor and the Bain Fund. The Debtors' management believes that this additional funding is likely as the Projections are reasonable in light of current circumstances and expectations. The Debtors' management also believes this level of cash flow and funding will be sufficient to satisfy all of the Debtors' future interest, capital expenditure and other obligations during this period. Accordingly, the Debtors believe that confirmation of the Plan is not likely to be followed by the liquidation or further reorganization of the Reorganized Debtors. Please see
Section VIII, "Risk Factors," for a discussion of some of the risks that could affect the Reorganized Debtors' ability to repay their post-Effective Date indebtedness, including their ability to consummate the Transactions.



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

3.      CRAM DOWN


                              CRAM DOWN BY DEBTORS


               The Debtors are seeking to cram down the Plan on certain Holders of Claims and Interests in Impaired Classes (i.e., Classes 8, 10 and 11) and reserve the right to cram down the Plan on other Holders of Claims in Impaired Classes.

        The Bankruptcy Code contains provisions for confirmation of a plan even if the plan is not accepted by all Impaired classes, as long as at least one Impaired class of claims has accepted the plan. The so-called "cram down" provisions are set forth in Section 1129(b) of the Bankruptcy Code.

        Under the "cram down" provisions, on the request of a plan proponent the Bankruptcy Court will confirm a plan despite the lack of acceptance by an Impaired class or classes if the Bankruptcy Court finds that:

        - the plan does not discriminate unfairly with respect to each non-accepting Impaired class;

        - the plan is fair and equitable with respect to each non-accepting Impaired class; and

        -   at least one Impaired class has accepted the plan.

        These standards ensure that holders of junior interests, such as common stockholders, cannot retain any interest in a debtor under a plan of reorganization that has been rejected by a senior Impaired class of claims or interests unless the claims or interests in that senior Impaired class are paid in full or the parties agree otherwise.

        As used by the Bankruptcy Code, the phrases "discriminate unfairly" and "fair and equitable" have narrow and specific meanings unique to bankruptcy law. A plan does not discriminate unfairly if claims or interests in different classes but with similar priorities and characteristics receive or retain property of similar value under a plan.

        By establishing separate Classes for the Holders of each type of Claim and by treating each Holder of a Claim in each Class similarly, the Plan has been structured so as to meet the "unfair discrimination" test of Section 1129(b) of the Bankruptcy Code.

        The Bankruptcy Code sets forth different standards for establishing that a plan is "fair and equitable" with respect to a dissenting class, depending on whether the class is comprised of secured or unsecured claims. In general,
Section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding non-acceptance by an Impaired class if that class and all junior classes are treated in accordance with the "absolute priority" rule, which requires that the dissenting class be paid in full before a junior class may receive anything under the plan.

        In the Chapter 11 Case, it is currently anticipated that the Holders of Claims in the Impaired Classes entitled to vote on the Plan will accept the Plan by the requisite majorities.




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

        With respect to a Class of unsecured Claims that does not accept the Plan, the Debtors must demonstrate to the Bankruptcy Court that either:

        - each Holder of an unsecured Claim in the dissenting Class receives or retains under such Plan property of a value equal to the Allowed amount of its unsecured Claim; or

        - the Holders of Claims or Holders of Interests that are junior to the claims of the Holders of such unsecured Claims will not receive or retain any property under the Plan.

        Additionally, the Debtors must demonstrate that no Class senior to a non-accepting Impaired Class receives more than payment in full on its Claims.

        If all the applicable requirements for confirmation of the Plan are met as set forth in Sections 1129(a)(1) through (13) of the Bankruptcy Code, except that one or more Classes of Impaired Claims have failed to accept the Plan under
Section 1129(a)(8) of the Bankruptcy Code, the Debtors may request that the Bankruptcy Court confirm the Plan under the "cram down" procedures in accordance with Section 1129(b) of the Bankruptcy Code.

        4.      SUBORDINATION ENFORCEMENT

        The Plan provides that, in accordance with and enforcement of the Debtors' interpretation of the Subordination Provisions of the Convertible Subordinated Note Indenture, certain distributions which the Holders of Convertible Subordinated Note Claims would otherwise be entitled to receive under the Plan shall be delivered to the Holders of Senior Creditor Claims. In particular, that portion of the Plan Distribution allocable to Holders of Convertible Subordinated Note Claims will be turned over to the Holders of Senior Creditor Claims in enforcement of the Subordination Provisions. However, the Secondary Plan Distribution A will be made to Holders of Convertible Subordinated Claims notwithstanding the Subordination Provisions.

        The Debtors believe that the partial subordination enforcement set forth in the Plan is lawful and appropriate and is a reasonable compromise of all disputes related to the Subordination Provisions, which should be approved as an integral element of confirmation pursuant to Rule 9019 of the Bankruptcy Rules.

        Section 510 of the Bankruptcy Code provides that valid subordination agreements are to be enforced in a bankruptcy case. If clearly set forth as a part of the subordination agreement, provisions that have the effect of providing that senior creditors are to receive property to which the subordinated creditors would otherwise be entitled so as to pay a claim for post-petition interest are enforceable, even though the claim for post-petition interest is not itself allowable as a claim in a Chapter 11 case.

        The essence of subordination is both deferral and turnover: payment to the subordinated creditor is deferred until the senior debt is paid in full, and distributions which the subordinated creditor would otherwise be entitled to receive must be paid to the senior creditor until the senior debt is satisfied.

                             VI. OFFICIAL COMMITTEE

        Pursuant to Section 1102(a) of the Bankruptcy Code, following the commencement of a Chapter 11 case, the United States Trustee may appoint a committee of creditors holding unsecured claims against the Chapter 11 debtor, and may appoint additional committees of creditors or of equity holders as deemed appropriate to assure the adequate representation of holders of claims and interests in the Chapter 11 case.



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

        On January 15, 2002, the United States Trustee appointed the Official Committee. On February 21, 2002, the Bankruptcy Court approved the retention of Cleary, Gottlieb, Steen & Hamilton and Hunton & Williams, as co-counsel. The Official Committee has filed an employment application for Trenwith Securities LLC to serve as its financial adviser.

        Prior to the Filing Date, USi had entered into discussions with an informal committee (represented by Cleary, Gottlieb, Steen & Hamilton) consisting of certain Holders of the Convertible Subordinated Notes in connection with a restructuring of the Debtors. Following the appointment of the Official Committee, this informal committee ceased independent activity. The Debtors paid the prepetition fees and expenses of this informal committee and its advisors.

                     VII. ALTERNATIVES TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

        If the Plan is not confirmed by the Bankruptcy Court and consummated, the alternatives to the Plan include (i) liquidation of the Debtors under Chapter 7 of the Bankruptcy Code and (ii) an alternative plan of reorganization.

A.      LIQUIDATION UNDER CHAPTER 7

        If no plan can be confirmed, the Debtors' Chapter 11 Case may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Debtors for distribution to creditors and Interest Holders in accordance with the priorities established by the Bankruptcy Code. For the reasons discussed above, the Debtors believe that confirmation of the Plan will provide each Holder of a Claim entitled to receive a distribution under the Plan with a recovery that is not less (and is expected to be substantially more) than it would receive pursuant to liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. The liquidation analysis is annexed hereto as Appendix C.

B.      ALTERNATIVE PLAN

        If the Plan is not confirmed, the Debtors (or if the Debtors' exclusive period in which to file a plan of reorganization has expired, any other party in interest) may be entitled to file a different plan. Such a plan might involve a sale of substantially all of the Debtors' assets, another form of reorganization and continuation of the Debtors' business, or an orderly liquidation of the Debtors' assets. The Debtors have explored various other alternatives in connection with their prepetition restructuring efforts and the formulation and development of the Plan. The Debtors believe the Plan enables Holders of Claims to realize the most value under the circumstances. In a liquidation under Chapter 11, the Debtors' assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7, possibly resulting in somewhat greater (but indeterminate) recoveries at greater cost than would be obtained in a Chapter 7 liquidation. Although potentially preferable to a Chapter 7 liquidation, the Debtors believe that liquidation under Chapter 11 would result in substantially lower recoveries than provided for by the Plan.

        The Commitment allows USi to terminate the agreement and the Transaction with Bain in certain circumstances in which a third party proposes a Superior Alternative Transaction. This process is described in greater detail in Section 4.01(f) of the Commitment. As of the date of this Disclosure Statement, the Debtors have not received any such proposals.



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

                               VIII. RISK FACTORS

HOLDERS OF CLAIMS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. IN THE EVENT REORGANIZED USI IS COMBINED WITH INTERPATH AS A RESULT OF INVESTOR'S INVESTMENT, HOLDERS SHOULD CONSIDER THE RISKS SET FORTH IN THIS SECTION AS PERTAINING TO THE COMBINED ENTITY OF REORGANIZED DEBTORS AND INTERPATH.

A.      BUSINESS RISKS

        1. THERE CAN BE NO ASSURANCE THAT THE INDUSTRY CONDITIONS UNDER WHICH THE REORGANIZED DEBTORS WILL OPERATE WOULD ENABLE THEM TO ACHIEVE THE REVENUES, OR THE GROSS MARGINS THEREON, WHICH THE DEBTORS HAVE RELIED UPON TO PROJECT THE REORGANIZED DEBTORS FUTURE BUSINESS PROSPECTS.

        USi's business model depends on the adoption of Internet-based business software solutions by commercial users. USi's business could suffer dramatically if Internet-based solutions are not accepted or not perceived to be effective. The market for Internet services, private network management solutions and widely distributed Internet-enabled packaged application software has only recently begun to develop and is now evolving rapidly.

        The growth of Internet-based business software solutions could also be limited by:

        -   concerns over transaction security and user privacy;
        -   inadequate network infrastructure for the entire Internet; and
        -   inconsistent performance of the Internet.

USi cannot be certain that this market will continue to grow or to grow at the rate it anticipates.

2. THE GROWTH IN DEMAND FOR OUTSOURCED BUSINESS SOFTWARE APPLICATIONS IS NOW BEGINNING, BUT THE FUTURE IS STILL UNCERTAIN.

        Future demand for and acceptance of outsourced business software applications, including USi's iMAP offerings is uncertain. While there has been a significant level of initial adoption of the ASP model, USi believes that many of its potential customers are still not fully aware of the benefits of outsourced solutions. In addition, the rate of initial adoption may be slowed by performance or financial problems among Application Service Providers. It is possible that our iMAP offerings may never achieve broad market acceptance. If the market for USi's offerings does not grow or grows more slowly than USi currently anticipates, its business, financial condition and operating results would be materially adversely affected.

3. TECHNOLOGY MAY CHANGE FASTER THAN REORGANIZED USI CAN UPDATE ITS NETWORK AND TECHNOLOGY.

        The markets USi serves are characterized by rapidly changing technology, evolving industry standards, emerging competition and the frequent introduction of new services, software and other




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                                       81
products. Success depends partly on the ability to enhance existing or develop new products, software and services that meet changing customer needs in a timely and cost-effective way. USi cannot be sure, however, that it will do some or all of these things. For example, if software application architecture changes in significant ways, the software for which USi has licenses could become obsolete, USi may be forced to update our hardware and network configurations or USi may be forced to replace its mirroring technology. This may require substantial time and expense, and even then USi cannot be sure that it will succeed in adapting its businesses to these and other technological developments.

        4.      NETWORK OUTAGES COULD NEGATIVE AFFECT REORGANIZED USI'S
                REVENUES.

        USi has built and currently maintains a very sophisticated data center network to provide availability to its clients' applications over the Internet and private connections. Complex networks are subject to the risk of outages. Over the course of its operating history, portions of its network have experienced network outages lasting from minutes to hours. Each of USi's clients' contracts contain service level guarantees which initially provide for revenue credits, and eventually termination of the contract, if access to the client's application is compromised. The total amount of service fee credits provided to USi's clients during its operating history due to network outages has not been material. Factors both in and outside of USi's control could cause additional outages to its network which could cause a loss in revenue.

        5. REORGANIZED USI MAY NOT BE ABLE TO DELIVER ITS IMAP OFFERINGS IF THIRD PARTIES DO NOT PROVIDE IT WITH KEY COMPONENTS OF ITS INFRASTRUCTURE.

        USi depends on other companies to supply key components of its telecommunications infrastructure and systems and network management solutions. Any failure to obtain needed products or services in a timely fashion and at an acceptable cost could have a material adverse effect on our business, results of operations and financial condition. Although it leases redundant capacity from multiple suppliers, a disruption in telecommunications capacity could prevent it from maintaining its standard of service. Some of the key components of the system and network are available only from sole or limited sources in the quantities and quality USi demands. USi buys these components from time to time, does not carry significant inventories of them and has no guaranteed supply arrangements with vendors.

        6. REORGANIZED USI WILL NEED TO PERFORM SOFTWARE UPGRADES FOR ITS CUSTOMERS, AND ANY INABILITY TO SUCCESSFULLY PERFORM THESE UPGRADES COULD CAUSE INTERRUPTIONS OR ERRORS IN ITS CUSTOMERS' SOFTWARE APPLICATIONS, WHICH COULD INCREASE ITS COSTS AND DELAY MARKET ACCEPTANCE OF ITS SERVICES.

        USi's software vendors from time to time will upgrade their software applications, and at such time USi will be required to implement these software upgrades for customers. Implementing software upgrades can be a complicated and costly process, particularly implementation of an upgrade simultaneously across multiple customers. Accordingly, USi cannot ensure that it will be able to perform these upgrades successfully or at a reasonable cost. It may also experience difficulty implementing software upgrades to a large number of customers, particularly if different software vendors release upgrades simultaneously. If USi is unable to perform software upgrades successfully and to a large customer base, its customers could be subject to increased risk of interruptions or errors in their business-critical software, its reputation and business would likely suffer and the market would likely delay the acceptance of its services. Additionally, if USi evolves its business model to charge customers for the cost of software upgrades, it may lose prospective customers who choose not to pay for these upgrades. Therefore, any such upgrades could strain development and engineering resources, require significant



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unexpected expenses and cause USi to miss our financial forecasts or those of securities analysts. Any of these problems could impair customer relations and reputation and could subject USi to litigation.

        7. THE MARKETS USI SERVES ARE HIGHLY COMPETITIVE AND MANY OF ITS COMPETITORS HAVE MUCH GREATER RESOURCES.

        USi's competitors may include such companies as Accenture, AT&T, Corio, Digex, EDS, IBM, Oracle, Qwest Communications, SAP, Interpath and Sprint. While USi believes that its GSP environment, together with our level of service, support and targeted business focus distinguish it from these competitors, some of these competitors have significantly greater market presence, brand recognition, and financial, technical and personnel resources than USi does, and have extensive coast-to-coast Internet networks.

        Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than USi does. USi cannot be sure that it will have the resources or expertise to compete successfully in the future. USi's competitors may be able to:

        - more quickly develop and expand their network infrastructures and service offerings;
        - better adapt to new or emerging technologies and changing customer needs;
        -   take advantage of acquisitions and other opportunities more readily;
        - negotiate more favorable licensing agreements with software application vendors;
        - devote greater resources to the marketing and sale of their products;
        -   obtain patents which limit or bar USi from providing services;
        -   adopt more aggressive pricing policies; and - hire USi employees.

        In addition, some of USi's competitors may also be able to provide customers with additional benefits at lower overall costs. USi cannot be sure that it will be able to match cost reductions by its competitors. In addition, USi believes that there is likely to be consolidation in its markets. Consolidation could increase price competition and other competitive forces in ways that materially adversely affect USi's business, results of operations and financial condition. Finally, there are few substantial barriers to entry, and USi has no patented technology that would bar competitors from its market.

8. OTHERS MAY SEIZE THE MARKET OPPORTUNITY USI HAS IDENTIFIED BECAUSE IT MAY NOT EFFECTIVELY EXECUTE ITS STRATEGY.

        USi's business strategy is complex and requires that it successfully and simultaneously complete many tasks. In order to be successful, it will need to:

        -   build and operate a highly reliable, complex global network;
        - negotiate effective partnerships and develop economically attractive service offerings;
        -   attract and retain iMAP clients;
        -   attract and retain highly skilled employees;
        -   integrate acquired companies into its operations;
        - evolve its business to gain advantages in an increasingly competitive environment; and
        -   expand its international operations.



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        In addition, although most of its management team has worked together for approximately two years, there can be no assurance that they will be able to successfully execute all elements of USi's strategy. There will be additional demands on USi's customer service support and sales, marketing and administrative resources as it increases its service offerings and expand its target markets. The strains imposed by these demands are magnified by its limited operating history. Any inability to expand its network or services or to effectively manage its employee base commensurate with the demand for its services could adversely affect its revenues.

        9. REORGANIZED USI WILL BE CONTROLLED BY INVESTOR AND OTHER AFFILIATES OF BAIN AS LONG AS THEY OWN THE MAJORITY OF THE COMMON STOCK OF REORGANIZED USI, AND ANY OTHER STOCKHOLDERS WILL BE UNABLE TO AFFECT THE OUTCOME OF STOCKHOLDER VOTING DURING SUCH TIME.

        After the Effective Date, Reorganized USi will be controlled by Investor and other affiliates of Bain as long as they own the majority of the common stock of Reorganized USi, and any other stockholders will be unable to affect the outcome of stockholder voting during such time. As long as Investor and other affiliates of Bain own a majority of the outstanding common stock of Reorganized USi, they will continue to be able to elect the entire board of directors, to remove any director for any reason, to determine the outcome of all corporate actions that require stockholder approval and to control all matters affecting Reorganized USi. Furthermore, as a privately held corporation, Reorganized USi will not have any obligation to disclose any information to any stockholders or creditors.

        10. REORGANIZED USI MAY NOT BE ABLE TO ACHIEVE ITS PROJECTED FINANCIAL RESULTS.

        The Debtors cannot assure you that Reorganized USi will be able to achieve the revenue or cash flow they have relied on to project their future business prospects or otherwise meet their projected financial results. If Reorganized USi does not achieve these projected revenue or cash flow levels, it may lack sufficient liquidity to continue operating as planned after the Effective Date.

        Furthermore, although Reorganized USi's Projections represent the Debtors' current views as to the results of Reorganized USi's operations over the periods indicated, the Debtors expect that actual revenue, cash flow and EBITDA may from time to time in the short term be higher or lower than the amounts estimated in the long-term business plans used by the Debtors in preparing the Projections. Nonetheless, based on currently available information the Debtors do not believe that any such fluctuations would ultimately result in material changes in the amounts in Reorganized USi's Projections.

        11. THE BANKRUPTCY FILING MAY FURTHER DISRUPT THE DEBTORS' AND REORGANIZED USI'S OPERATIONS.

        The impact, if any, that the Chapter 11 Case may have on the operation of Reorganized USi cannot be accurately predicted or quantified. The Debtors believe administration of the Chapter 11 Case and consummation of the Plan in an expeditious manner will help to minimize adverse impact on relationships with customers, employees and suppliers. If confirmation and consummation of the Plan do not occur expeditiously, the Chapter 11 Case could further adversely affect the Debtors' relationships with its customers, employees and suppliers.

        However, even an expedited Chapter 11 case could have a detrimental impact on future sales and patronage due to the possibility that the Chapter 11 Case may create a negative image of the Debtors in



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the eyes of their customers and suppliers. The bankruptcy filing and an extended
Chapter 11 proceeding may adversely affect the confidence of customers of the Debtors' applicable service provider business, which could adversely impact revenues. The Debtors' commencement of the Chapter 11 Case could further adversely affect the Debtors' relationship with their customers, suppliers and employees. A prolonged Chapter 11 Case may make it more difficult for the Debtors to retain and attract management and other key personnel and would require senior management to spend an excessive amount of time and effort dealing with the Debtors' financial problems instead of focusing on the operation of their businesses. Lastly, additional litigation claims may be brought directly or indirectly related to the Chapter 11 Case if and when the applicable stays are lifted, which could have a detrimental impact on the Debtors' and Reorganized USi's operations.

        12. THE DEBTORS HAVE HAD SIGNIFICANT NET LOSSES AND ANTICIPATE FUTURE LOSSES THROUGH THE YEAR ENDING DECEMBER 31, 2003.

        The Debtors have reported net losses since inception in 1998. Even if Reorganized USi achieves the results described in the Projections included in this Disclosure Statement, they expect to have net losses until the year ending December 31, 2003.

        13. REORGANIZED USI MAY NOT BE ABLE TO MEET ITS POST-REORGANIZATION DEBT OBLIGATIONS, OPERATING EXPENSES, WORKING CAPITAL AND OTHER CAPITAL EXPENDITURES.

        The Debtors are currently highly leveraged. Reorganized USi will be substantially less leveraged; however, the Debtors cannot assure you that the operating cash flow of Reorganized USi will be adequate to pay the principal and interest payments under their post-reorganization indebtedness when due, as well as to fund all capital expenditures contemplated in the cash-flow projections.

        The Debtors believe that the implementation of their business strategy is crucial to their future financial viability and the ability to generate the cash flow necessary to pay principal and interest relating to the Plan Notes, the Secondary Plan Notes and the Substitute Plan Notes, and their post-reorganization working capital and capital expenditure needs.

        14. REORGANIZED USI MAY HAVE LIMITED ABILITY TO FUND ITS WORKING CAPITAL REQUIREMENTS.

        Reorganized USi's business is expected to require certain amounts of working capital. While Reorganized USi's Projections assume that sufficient funds to meet their working capital needs for the foreseeable future will be available from the proceeds of the Commitment, the ability of Reorganized USi to gain access to additional capital, if needed, cannot be assured, particularly in view of competitive factors, capital market conditions and industry conditions. Restrictions on capital investment are expected to be more restrictive if Reorganized USi's cash flow is lower than projected. As noted above, failure to make necessary capital expenditures could have an adverse effect on Reorganized USi's ability to remain competitive.

        15. REORGANIZED USI MAY NOT HAVE SUFFICIENT CASH FLOW TO REPAY EXISTING DEBT OR HAVE ACCESS TO SUFFICIENT FINANCING TO REFINANCE SUCH DEBT AT OR PRIOR TO MATURITY.

        As of the Effective Date, Reorganized USi expects to have borrowings of approximately $60.8 million through the issuance of the Plan Notes, the Secondary Plan Notes and the Substitute Plan Notes, as well as outstanding secured indebtedness of approximately $27.4 million in connection with certain Allowed Miscellaneous Secured Claims that Reorganized USi will reaffirm. The Plan Notes will mature


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24 months after the Effective Date, the Substitute Plan Notes will mature 36 months after the Effective Date and the Secondary Plan Notes will mature six years after the Effective Date. Prior to the maturity of the Plan Notes, the Secondary Plan Notes and the Substitute Plan Notes, Reorganized USi may use excess cash flow from operations, if any, to repay such indebtedness. However, excess cash flow from operations may be insufficient to fully repay the Plan Notes, the Substitute Plan Notes and the Secondary Plan Notes prior to or at their maturity date. As a result, Reorganized USi would have to rely on external financing sources and/or a refinancing of the Plan Notes, the Secondary Plan Notes and the Substitute Plan Notes. There can be no assurance that Reorganized USi will be able to refinance this indebtedness.

        16. THE PLAN NOTES, SECONDARY PLAN NOTES AND SUBSTITUTE PLAN NOTES ARE ILLIQUID AND IT IS UNLIKELY THAT A TRADING MARKET FOR THE PLAN NOTES, THE SECONDARY PLAN NOTES OR THE SUBSTITUTE PLAN NOTES WILL DEVELOP IN THE FORESEEABLE FUTURE.

        The Debtors cannot assure you that a market will develop for the Plan Notes, the Secondary Plan Notes or the Substitute Plan Notes issued under the Plan. Reorganized USi is not obligated and does not expect to have the Plan Notes, the Secondary Plan Notes or the Substitute Plan Notes listed on a national securities exchange or the Nasdaq. In addition, the Plan Notes, Secondary Plan Notes and the Substitute Plan Notes will be issued in principal amounts in proportion to the Allowed Claims of the respective Holders receiving such notes; therefore, they will not be issued in multiples of $1,000, as is customary with publicly traded issuances of notes. Reorganized USi will be a private company and will not be subject to public disclosure requirements, either under law or under the applicable indentures. Accordingly, it is highly unlikely that any market for the Plan Notes, the Secondary Plan Notes or the Substitute Plan Notes will develop. The Plan Notes, the Secondary Plan Notes and the Substitute Plan Notes will be transferable only to large institutions qualifying as "Qualified Institutional Buyers" under the Securities Act of 1933, as amended (the "Securities Act"), and the regulations promulgated thereunder. Even if such securities are subsequently listed, the Debtors cannot assure you that an active market for such securities would develop or, if any such market does develop, that it will continue to exist, or as to the degree of price volatility in any such market that does develop. Accordingly, if you receive Plan Notes, Secondary Plan Notes or Substitute Plan Notes, you may have to hold such securities until their maturity date.

        17. THE NEW WARRANTS ARE ILLIQUID AND SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER.

        The New Warrants, and the shares of common stock issued upon any exercise thereof, are not transferable except for limited rights to transfer such securities to large institutions qualifying as "Qualified Institutional Buyers" under the Securities Act and the regulations promulgated thereunder in transactions that do not require, and are not likely to require, filings by the issuer under applicable securities laws. The Debtors cannot assure you that any market will develop for the New Warrants or the common stock issuable upon exercise thereof. It is not expected that the New Warrants or such common stock will be listed on a national securities exchange or the Nasdaq, and neither the Debtors nor the Investor nor any of their affiliates has undertaken any obligation to cause any such listing or qualification to occur. The New Warrants, and the common stock issued upon any exercise thereof, are not expected to be eligible for Depository Trust Company's book-entry delivery services (or any similar services). The issuer of the New Warrants will be a private company, not subject to public disclosure requirements (under securities laws or the New Warrants themselves), and will likely be under the direct or indirect control of one investor or a limited number of investors. Accordingly, it is highly unlikely that any market for the New Warrants or the common stock issuable upon exercise thereof will develop. Even if such securities are subsequently listed, the Debtors cannot assure than an active market for such securities would develop or, if any such market does develop, that it will continue to exist, or as to the degree of

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price volatility in any such market that does develop. Accordingly, if you receive New Warrants, you may have to hold such securities (and the common stock purchased upon any exercise of such securities) for the indefinite future.

        18. THE ESTIMATED VALUATION OF THE REORGANIZED DEBTORS AND THE NEW WARRANTS AND THE ESTIMATED RECOVERIES TO HOLDERS OF CLAIMS, IS NOT INTENDED TO REPRESENT THE TRADING VALUES OF THE CLAIMS OR THE NEW WARRANTS.

        The estimated valuation of Reorganized Debtors used in this Disclosure Statement was determined as set forth in Section IV.B hereof and is not intended to represent the trading values of Reorganized USi's securities in public or private markets. The estimated recovery to Class 6 is based on this theoretical valuation analysis. This valuation analysis is based on numerous assumptions (the realization of many of which is beyond the control of the Reorganized Debtors), including: (i) the Reorganized Debtors' ability to meet the Projections included with this Disclosure Statement; (ii) the Reorganized Debtors' ability to maintain sufficient financial flexibility to fund operations, working capital requirements and capital expenditures; (iii) capital and financial market conditions; and (iv) Reorganized USi's ability to attract and retain key managers.

        Even if the Reorganized Debtors successfully implement their business plan and achieve the Projections included with this Disclosure Statement, the trading market values for the Plan Notes, Secondary Plan Notes, Substitute Plan Notes and New Warrants could be adversely impacted by: (a) lack of trading liquidity for such securities; (b) lack of institutional research coverage; and
(c) concentrated selling by recipients of such securities.

        19.     RESALE OF THE PLAN SECURITIES MAY BE RESTRICTED BY LAW.

        The Plan Notes, Secondary Plan Notes, Substitute Plan Notes and New Warrants will be distributed under the Plan without registration under the Securities Act or any state securities laws under exemptions from registration contained in Section 1145(a) of the Bankruptcy Code. If a holder of securities offered and sold under the Plan is deemed to be an "underwriter" with respect to such securities (with certain exceptions for "ordinary trading transactions" by certain persons) or an "affiliate" of the issuer of such securities, resales of such securities by such holder would not be exempt from the registration requirements under the Securities Act and securities laws under Section 1145 of the Bankruptcy Code and, accordingly, could be effected only under an effective registration statement or a reliance on another applicable exemption from these registration requirements. Because Reorganized USi and the issuer of the New Warrants will not be required to disclose information to the public, or to holders of the Plan Notes, Secondary Plan Notes, Substitute Plan Notes or Warrants, certain exemptions from registration requirements will not be available.

        20. IF THE DEBTORS AND THE INVESTOR DO NOT REACH AGREEMENT AS TO THE TERMS AND CONDITIONS OF INVESTOR'S ADDITIONAL INVESTMENT OF $25.0 MILLION IN REORGANIZED USI, THEN THE COMMITMENT MAY NOT BE CONSUMMATED OR THE INVESTOR WILL NOT HAVE ANY OBLIGATION TO MAKE THE $25.0 MILLION INVESTMENT, WHICH COULD ADVERSELY AFFECT THE FINANCIAL CONDITION OF REORGANIZED USI.

        The Commitment contemplates that on the Effective Date, the Investor will execute a subscription agreement among the Investor, Reorganized USi and the Bain Fund with respect to an additional investment of $25.0 million, which would be subject to Reorganized USi's meeting financial targets to be negotiated among the parties. These financial targets may be based on various measures of


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Reorganized USi's performance such as EBITDA and EBITDA minus capital expenditures. Investor, Reorganized USi and the Bain Fund have not yet reached agreement as to the terms and conditions of these financial targets, and they may fail to reach any such agreement, in which case the Debtors may either exercise their right to terminate the Commitment or decide to consummate the Commitment without any legal obligation by the Investor and/or the Bain Fund to make an additional $25.0 investment in Reorganized USi. If the Commitment is terminated, the Plan may not be approved by the Bankruptcy Court; if the Commitment is consummated without the Investor and/or Bain Fund's obligation to invest the additional $25.0 million, this could adversely affect the financial condition of Reorganized USi.

        21. IF REORGANIZED USI FAILS TO MEET CERTAIN FINANCIAL TARGETS, THE INVESTOR AND/OR BAIN FUND WILL NOT BE OBLIGATED TO MAKE AN ADDITIONAL INVESTMENT OF $25.0 MILLION IN REORGANIZED USI, AND THE FINANCIAL CONDITION OF REORGANIZED USI COULD BE ADVERSELY AFFECTED.

        If the Investor executes a subscription agreement on the Effective Date among the Investor, Reorganized USi and the Bain Fund with respect to an additional $25.0 million investment by the Bain Fund, this investment will be subject to Reorganized USi's meeting certain financial targets based on various measures of Reorganized USi's performance, such as EBITDA and EBITDA minus capital expenditures. If Reorganized USi fails to meet these targets, the Investor and/or Bain Fund will not be obligated to make this $25.0 million investment, which could adversely affect the financial condition of Reorganized USi.

        22. BECAUSE REORGANIZED USI, OR ITS SUCCESSOR OR PARENT, WILL HAVE NO OBLIGATION TO PROVIDE FINANCIAL OR OTHER INFORMATION TO THE PUBLIC, IT MAY BE DIFFICULT TO VALUE ANY OF THE SECURITIES ISSUED BY REORGANIZED USI, WHICH MAY ADVERSELY AFFECT THEIR VALUE AND TRANSFERABILITY.

        Because Reorganized USI, or its successor or parent, will be a private company, it will not be subject to any public disclosure requirements. Furthermore, Reorganized USi has not agreed contractually to provide holders of its securities with any financial or other information. Accordingly, you will not have any information upon which to value any of the securities you will receive from Reorganized USi, or its successor or parent, pursuant to the Plan. This lack of information may adversely affect the value of the securities you receive and their transferability.

B.      BANKRUPTCY RISKS

        1. PARTIES IN INTEREST MAY OBJECT TO THE DEBTORS' CLASSIFICATION OF CLAIMS.

        Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Debtors believe that the classification of claims and interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, the Debtors cannot assure you that the Bankruptcy Court will reach the same conclusion.

        2. THE COMMENCEMENT OF THE CHAPTER 11 CASE MAY HAVE NEGATIVE IMPLICATIONS UNDER CERTAIN CONTRACTS OF THE DEBTORS.

        The Debtors are parties to various contractual arrangements under which the commencement of the Chapter 11 Case and the other transactions contemplated by the Plan could, subject to the Debtors'


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

rights and powers under Sections 105, 362 and 365 of the Bankruptcy Code, (i) result in a breach, violation, default or conflict, (ii) give other parties thereto rights of termination or cancellation, or (iii) have other adverse consequences for the Debtors or the Reorganized Debtors. The magnitude of any such adverse consequences may depend on, among other factors, the diligence and vigor with which other parties to such contracts may seek to assert any such rights and pursue any such remedies in respect of such matters, and the ability of the Debtors or Reorganized Debtors to resolve such matters on acceptable terms through negotiations with such other parties or otherwise.

        3. THE DEBTORS MAY NOT BE ABLE TO SECURE CONFIRMATION OF THE PLAN OR CONSUMMATION OF THE COMMITMENT.

        The Debtors cannot assure you that the requisite acceptances to confirm the Plan will be received or that the Commitment will be consummated. Consummation of the Commitment is subject to the satisfaction or waiver of several conditions, which may not be satisfied or waived. With respect to the Plan, even if the requisite acceptances are received, the Debtors cannot assure you that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or equity security holder of the Debtors might challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to non-accepting holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. While the Debtors cannot assure you that the Bankruptcy Court will conclude that these requirements have been met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting holders within each class under the Plan will receive distributions at least as great as would be received following a liquidation under Chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and the costs and uncertainty associated with any such Chapter 7 case.

        The confirmation and consummation of the Plan and the Commitment are subject to certain conditions. If the Plan is not confirmed, or if the Commitment is not consummated, it is unclear whether a restructuring of the Debtors could be implemented and what distribution Holders of Claims or Interests ultimately would receive with respect to their Claims or Interests. If an alternative reorganization could not be agreed to, it is possible that the Debtors would have to liquidate their assets, in which case it is likely that Holders of Claims or Interests would receive substantially less favorable treatment than they would receive under the Plan.

        4.      THE COMMITMENT MAY NOT BE CONSUMMATED.

        Closing of the Commitment is subject to numerous conditions to closing and termination rights in favor of the Investor, as set forth in more detail in
Section IV.J. hereof. Invocation of one or more of those rights would provide the Investor with the right not to close or to terminate the Commitment prior to closing. For example, the Projections currently set forth in Schedule B hereto provide a basis for Bain to invoke a failure of the condition set forth in section 3.02(d) of the Commitment. Other operational matters or matters in connection with the bankruptcy proceedings, such as changes to the Plan or a failure


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to obtain confirmation of the Plan by May 24, 2002, could lead to the right of the Investor to terminate the Commitment or to decline to consummate the Transaction.

        5.      DEBTORS MAY OBJECT TO THE AMOUNT OR CLASSIFICATION OF YOUR
                CLAIM.

        The Debtors reserve the right to object to the amount or classification of any claim or interest. The estimates set forth in this Disclosure Statement cannot be relied on by any creditor whose claim or interest is subject to an objection. Any such claim or interest holder may not receive its specified share of the estimated distributions described in this Disclosure Statement.

C.      COMBINATION RISKS

        1. IN THE EVENT THAT REORGANIZED USI IS ACQUIRED BY INVESTOR INDIRECTLY THROUGH INTERPATH, THERE CAN BE NO ASSURANCE THAT THE BENEFITS OF A COMBINATION OF REORGANIZED USI AND INTERPATH CAN OR WILL BE REALIZED.

        In the event that Reorganized USi is acquired by Investor indirectly through Interpath, the Debtors believe that the combination of Reorganized USi and Interpath has the potential to increase market presence, create operating scale, generate synergies and ultimately enhance financial performance. However, there is no guarantee that such enhanced performance can be realized or would be realized, for various reasons, including the following:

            - The integration of the two companies will entail transition costs and other expenses incurred in combining operational processes. While it is anticipated that these costs would be recouped through operational savings, there is no guarantee that such costs can be recouped.

            - It is expected that the companies would operate in a manner similar to the past and continue to improve customer service levels. However, customer service could be disrupted on a temporary or longer-term basis during the integration of the two companies, potentially resulting in customer attrition.

            - While the companies anticipate making efforts to retain key personnel, key management or employees could voluntarily end their employment during or after the integration of the two companies.

            - While it is anticipated that the companies will continue to attract, secure and implement new customer relationships, the integration of the two companies may delay customer commitments, resulting in lost sales opportunities.

            - Vendors may determine not to supply the combined companies, and the companies may not be able to replace one or more such vendors on terms acceptable to the companies.


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        2.      IF CONSUMMATED, THE ACQUISITION OF REORGANIZED USI INDIRECTLY
                THROUGH INTERPATH COULD HAVE A NEGATIVE IMPACT ON THE ENTITIES' FINANCIAL PERFORMANCE AND ABILITY TO MEET THEIR RESPECTIVE FINANCIAL OBLIGATIONS TO THEIR EMPLOYEES, CUSTOMERS, VENDORS AND CREDITORS.

        The integration and transition costs of combining the two companies may exceed projected and budgeted integration and transition costs, which could adversely affect their ability to meet their respective financial obligations.

                       IX. DESCRIPTION OF NEW SECURITIES

A.      NEW COMMON STOCK

        All shares of the New Common Stock, when issued pursuant to the Plan and the Commitment, will be fully paid and nonassessable. The Holders of New Common Stock will be entitled to such dividends (whether payable in Cash, property or capital stock) as may be declared from time to time by the board of directors of Reorganized USi from funds, property or stock legally available therefor, and will be entitled after payment of all prior claims, to receive pro rata all assets of Reorganized USi upon the liquidation, dissolution or winding up of Reorganized USi. Holders of New Common Stock have no redemption, conversion or preemptive rights to purchase or subscribe for securities of Reorganized USi.

        Except as required by law, the respective Holders of New Common Stock will vote on all matters as a single class and each Holder of New Common Stock will be entitled to one vote for each share of the New Common Stock that it owns. Holders of New Common Stock will not have cumulative voting rights.

B.      PLAN NOTES

        The Plan Notes will be unsecured promissory notes issued by Reorganized USi substantially in the form set forth in Exhibit E to the Plan. The Plan Notes will mature on the second anniversary of the Effective Date and will bear interest at a fixed per annum rate (based on a year consisting of twelve 30-day months) equal to 10% per annum with principal amortized on a straight-line basis. The Plan Notes will be payable in 24 consecutive monthly installments of combined principal and interest, commencing on the one-month anniversary of the Effective Date. However, for any Plan Notes issued after one or more of these installments is due, Reorganized USi will pay all principal and interest due in those installments upon issuance of such Plan Notes, and no additional interest will accrue on the principal or interest that otherwise would have been paid in an earlier installment. The Plan Notes will not be transferable except to Qualified Institutional Buyers.

        The Plan Notes will be governed by an indenture, substantially in the form attached to the Plan as Exhibit E (the "Plan Indenture"), and indenture trustee qualified under the TIA. This indenture will not include any financial or operational covenants. Reorganized USi will have the right to pay in full or in part any Plan Note by paying the remaining principal balance of such Plan Note, together with accrued interest through the payment date, in Cash at any time on or after the Effective Date, without premium or penalty.

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C.      SUBSTITUTE PLAN NOTES

        The Substitute Plan Notes will be unsecured promissory notes issued by Reorganized USi in substantially the form of Exhibit G to the Plan, (i) bearing interest from the Effective Date on the unamortized portion of the 50% of the principal amount, which is not payable at issuance, at a fixed per annum rate (based on a year consisting of twelve 30-day months) equal to 10% and (ii) with
(a) 50% of the principal amount of which being paid in Cash proportionately with and at the times of distribution of Substitute Plan Notes pursuant to Section
10.01 of the Plan, (b) current monthly interest to be paid on such unamortized portion of the principal balance commencing on the first month anniversary of the Effective Date through December 31, 2003, and (c) the balance of the principal amount being amortized on a straight-line basis over a 48-month period, and payable (1) in 18 consecutive monthly installments of principal and interest combined, commencing on January 31, 2004, and (2) with a balloon payment of the remaining principal balance to be made on June 30, 2005. Notwithstanding the foregoing, for any Substitute Plan Notes issued after one or more of the monthly installments of principal or interest is due, Reorganized USi will pay all principal and interest due in those installments upon issuance of such Substitute Plan Notes, and no additional interest will accrue on the principal or interest that otherwise would have been paid in an earlier installment. The Substitute Plan Notes will not be transferable except to Qualified Institutional Buyers.

        The Substitute Plan Notes will be governed by an indenture, substantially in the form attached to the Plan as Exhibit G (the "Substitute Plan Note Indenture"), and indenture trustee qualified under the TIA. This indenture will not include any financial or operational covenants. Reorganized USi will have the right to pay in full or in part any Substitute Plan Note by paying the remaining principal balance of such Substitute Plan Note, together with accrued interest through the payment date, in Cash at any time on or after the Effective Date, without premium or penalty.

D.      SECONDARY PLAN NOTES

        The Secondary Plan Notes will be unsecured promissory notes issued by Reorganized USi substantially in the form set forth in Exhibit F to the Plan. The Secondary Plan Notes will have a six-year bullet maturity, accrue interest at 8% per annum simple interest payable at maturity and be pari passu with the Plan Notes and the Substitute Plan Notes.

        The Secondary Plan Notes will be governed by an indenture, substantially in the form attached to the Plan as Exhibit F (the "Secondary Plan Indenture"), and indenture trustee qualified under the TIA. The Secondary Plan Indenture will include the following general terms:

        - Reorganized USi will have the right to pay in full or in part any Secondary Plan Note by paying the remaining principal balance of such Secondary Plan Note, together with accrued interest through the payment date, in Cash at any time on or after the Effective Date, without premium or penalty;

        - the Secondary Plan Notes will accelerate only upon certain events of default specified in the Secondary Plan Indenture;

        - there will be no restrictions on Reorganized USi's incurrence of debt or issuance of equity, or other financial or operational covenants, except that Reorganized USi will not be permitted to issue dividends (other than in the form of securities of USi) in respect of, or repurchase, its stock as long as the Secondary Plan Notes are outstanding; and

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        -       the Secondary Plan Notes will not be transferable except to
                Qualified Institutional Buyers. (See Section VIII.A.16 for more information on legal and practical impediments to transfer of the Secondary Plan Notes.)

E.      FORM OF PLAN NOTES, SUBSTITUTE PLAN NOTES AND SECONDARY PLAN NOTES

        The Company may issue the Plan Notes, Substitute Plan Notes and the Secondary Plan Notes in the form of one or more global notes, respectively (each, a "Global Note"). Any Global Notes issued by Reorganized USi will be deposited with a depositary and registered in the name of the depositary or its nominee (such nominee being referred to herein as the "Global Note Holder").

        Depositaries facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to a depositary's system may also be available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not participants may beneficially own securities held by or on behalf of the depositary only through the participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of the depositary are recorded on the records of the participants and Indirect Participants.

        If Reorganized USi deposits Global Notes with a depositary, the depositary will credit the accounts of participants designated by the Company with portions of the principal amount of the applicable Global Notes. After this transaction, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by the depositary (with respect to the participants) or by the participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to such extent.

        So long as the Global Note Holder is the registered owner of any Plan Notes, Substitute Plan Notes or Secondary Plan Notes, the Global Note Holder will be considered the sole holder under the applicable indentures of any Plan Notes, Substitute Plan Notes or Secondary Plan Notes evidenced by the Global Notes. Beneficial owners of Plan Notes, Substitute Plan Notes or Secondary Plan Notes evidenced by the Global Senior Notes will not be considered the owners or holders of such notes under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the applicable trustee. Neither Reorganized USi nor the trustee will have any responsibility or liability for any aspect of the records of the depositary or for maintaining, supervising or reviewing any records of depositary relating to the Plan Notes, Substitute Plan Notes or Secondary Plan Notes.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of the Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of the Global Note Holder in its capacity as the registered holder of the Plan Notes, Substitute Plan Notes or Secondary Plan Notes under the applicable indentures. Under the terms of such indentures, Reorganized USi and the trustee will treat the persons in whose names the Plan Notes, Substitute Plan Notes and Secondary Plan Notes, as applicable, including the Global Notes, are registered


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

as the owners of the such notes for the purpose of receiving payments and for all other purposes. Consequently, neither Reorganized USi nor the trustee, nor any agent of Reorganized USi or the trustee, has or will have any responsibility or liability for:

        (1) any aspect of the depositary's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of the depositary's records or any participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

        (2) any other matter relating to the actions and practices of the depositary or any of its Participants or Indirect Participants.

        Reorganized USi may determine instead to issue Plan Notes, Substitute Plan Notes and the Secondary Plan Notes that are in the form of registered definitive notes. In addition, the indentures governing the Plan Notes, Substitute Plan Notes and the Secondary Plan Notes, respectively, describe the means by which certificated notes and global notes may be exchanged for one another.

F.      NEW WARRANTS

        The New Warrants will be issued in certificated form substantially as set forth in Exhibit H to the Plan. The New Warrants have a five-year term and an exercise price equal to the value, as of the Effective Date of the Plan, of the shares issuable upon exercise thereof by the entity in which the parent company of the Investor makes its investment in Reorganized USi. In addition, the New Warrants will have the following general terms: (i) the New Warrants and the shares of common stock issuable upon exercise of the New Warrants will be subject to drag-along rights in favor of the Investor and will be entitled to tag-along rights; (ii) there can be no transfer of the New Warrants or the shares of common stock issued upon any exercise thereof unless to Qualified Institutional Buyers in a transaction that does not violate, or require any filing under, applicable securities law and does not cause the issuer, or significantly increase the likelihood of the issuer becoming required, to make any registration or filing under applicable securities laws (see Section VIII.A.17 for more information on legal and practical impediments to transfer of the New Warrants); (iii) there will be anti-dilution protection against dilution by stock splits and recapitalization, but no economic anti-dilution protection; and (iv) there will be piggyback registration rights commencing after the issuer's initial registered public offering (subject to normal underwriter cutbacks).

        Under Section 10.02 of the Plan, the issuance of New Warrants will be limited to Holders of Allowed Class 6 Claims (Allowed Convertible Subordinated Note Claims) in an amount greater than $500,000 (calculated without regard to interest accrued thereon but unpaid prior to the Filing Date). This means that if a Holder holds less than $500,000 in principal amount of Allowed Class 6 Claims, the Holder will receive, in substitution for New Warrants, additional Cash in an amount equal to (a) the principal amount of such Holder's Allowed Class 6 Claim, divided by (b) $125.0 million (i.e., the total principal amount of the Convertible Subordinated Note Claims), multiplied by (c) $500,000 (i.e., the aggregate value of the New Warrants).

               X. FINANCIAL AND LEGAL ADVISERS; FEES AND EXPENSES

        The Debtors have engaged Willkie Farr & Gallagher and Whiteford, Taylor & Preston L.L.P. as bankruptcy co-counsel, and Latham & Watkins, as special counsel. The Debtors have also engaged CDG as financial adviser and Ernst & Young as auditor. Once the Bankruptcy Court approves their



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
employment and retention, for their services to the Debtors in connection with the Chapter 11 Case, these professionals will receive customary hourly or other fees and will be reimbursed for all reasonable out-of-pocket expenses.

        The Bankruptcy Court has approved the retention of Cleary, Gottlieb, Steen & Hamilton and Hunton & Williams, as co-counsel, and the Official Committee has filed a motion for an order authorizing and approving the retention of Trenwith Securities LLC as its financial adviser in connection with the Debtors' restructuring. Once the Bankruptcy Court approves their employment and retention, for their services to the Official Committee in connection with the Chapter 11 Case, these professionals will receive customary hourly or other fees and will be reimbursed for all reasonable out-of-pocket expenses.

        The Plan provides that any unpaid reasonable fees and expenses incurred on or after the Filing Date by the counsel and financial advisers retained by the Debtors or the Official Committee (together with the reasonable fees and expenses of local counsel) with respect to the Chapter 11 Case will be paid by Reorganized USi (after application of any retainer held by any of the Debtors' professionals) as an Administrative Expense after notice and a hearing in accordance with the procedures established by the Bankruptcy Court for professionals employed by the Debtors or the Official Committee.

                XI. EXEMPTIONS FROM SECURITIES ACT REGISTRATION

        The New Common Stock to be issued on the Effective Date will be issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The Plan Notes, Secondary Plan Notes, Substitute Plan Notes and New Warrants to be issued on the Effective Date will be issued pursuant to the exemption from the registration requirements of the Securities Act, and of any state or local laws, provided by Section 1145(a)(1) of the Bankruptcy Code. Under Section 1145(a)(1) of the Bankruptcy Code, the registration requirements of the Securities Act and of any state and local laws do not apply to the offer or sale under a plan of securities of a debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan (i) in exchange for a claim against, an interest in, or a claim for an administrative expense in the case concerning, the debtor, or (ii) "principally" in such exchange and "partly" for Cash or property. The Debtors believe that the issuance of the Plan Notes, Secondary Plan Notes, Substitute Plan Notes and New Warrants(23) will satisfy the aforementioned requirements.

        Under Section 1145 of the Bankruptcy Code, resales of the Plan Notes, Secondary Plan Notes, Substitute Plan Notes and New Warrants, as well as purchases of stock upon exercise of the New Warrants, and resales of such common stock following issuance upon any exercise of the New Warrants, are all exempt from the registration requirements of otherwise applicable securities laws unless, as more fully described below, the Holder thereof is deemed to be an "underwriter" with respect to such securities, as defined in Section 1145(b)(1) of the Bankruptcy Code. (However, the ability to resell these securities is subject to the restrictions on transferability created by the terms of these securities. See Section VIII.A.16-17, Section IX.) Generally, Section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security

-------------------
(23) The New Warrants will be issued by, and exercisable for shares of stock to be issued by, the entity in which the parent company of the Investor makes its investment in Reorganized USi. Section 1145 exempts from registration under the Securities Act the securities of "a successor to the debtor under the plan." Under case law and SEC no-action letter interpretations of Section 1145 of the Bankruptcy Code, the corporate parent of Reorganized USi qualifies as a "successor" for purposes of Section 1145.


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


received or to be received in exchange for such claim or interest, (b) offers to sell securities offered or sold under the plan for the holders of such securities, (c) offers to buy securities offered or sold under the plan from the holders of such securities, if such offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan, or (d) is an issuer as used in Section 2(11) of the Securities Act with respect to the securities. Although the definition of the term "issuer" appears in Section 2(4) of the Securities Act, the reference (contained in Section 1145(b)(1)(D) of the Bankruptcy Code) to Section 2(11) of the Securities Act includes as "underwriters" all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities (an "Affiliate"). "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities by contract, or otherwise.

        An officer or director of Reorganized USi may be deemed an Affiliate. In addition, the legislative history of Section 1145 suggests that a former creditor or interestholder receiving 10% or more of the securities of a debtor would likely be deemed an Affiliate.

        To the extent that a person deemed to be an "underwriter" receives securities, resales by that person would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act except in "ordinary trading transactions" (within the meaning of Section 1145(b)(1) of the Bankruptcy Code).

        The Bankruptcy Code does not define the term "ordinary trading transactions," and the Securities Exchange Commission has not given definitive guidance with respect to the proper construction of the term. In a no-action letter the staff of the Commission has, however, concurred in the view that a transaction will be an "ordinary trading transaction" if it is carried out on an exchange or in the over-the-counter market at a time when the issuer of the traded securities is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and does not involve any of the following factors:

                (i) (a) concerted action by two or more recipients of securities issued under a plan of reorganization in connection with the sale of those securities, or (b) concerted action by distributors on behalf of one or more such recipients in connection with sales;

                (ii) the preparation or use of informational documents concerning the offering of the securities to assist in the resale of the securities, other than the disclosure statement approved in connection with the plan (and any supplement thereto) and documents filed with the Commission by the debtor or the reorganized company pursuant to the Exchange Act; or

                (iii) special compensation to brokers or dealers in connection with the sale of the securities designed as a special incentive to resell the securities, other than compensation that would be paid pursuant to arm's-length negotiations between a seller and a broker or dealer, each acting unilaterally, that is not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer.

        In addition, a person deemed to be an "underwriter" solely because he is an Affiliate may be able to sell securities without registration, in accordance with Rule 144 under the Securities Act, which permits public sales of securities received pursuant to a plan by statutory underwriters subject to volume limitations and certain other conditions, including, among others, the availability of current public information with respect to the issuer. Based on the views of the Commission expressed in no-action


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


letters, a person deemed to be an underwriter solely because he is an Affiliate may be able to sell securities without registration in accordance with Rule 144, without complying with the holding period requirement of Rule 144(d) assuming satisfaction of the other relevant conditions.

        Neither Reorganized USi nor any of its affiliates are or will be under any obligation to make available information of the type required to be publicly disclosed in order to make the Rule 144 exemption available. Holders will not be able to sell any of the securities issued under the Plan (or the shares of stock issued upon any exercise of the New Warrants) pursuant to Rule 144 until such time, if any, as such information is made available. Accordingly, Holders should expect not to be able to resell any of the securities received under the Plan pursuant to Rule 144 for the indefinite future.

        THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVE INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF NEW COMMON STOCK, PLAN NOTES, SUBSTITUTE PLAN NOTES, SECONDARY PLAN NOTES AND NEW WARRANTS MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145(B)(1) OF THE BANKRUPTCY CODE UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND, CONSEQUENTLY, THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY STATE AND LOCAL LAWS, THE DEBTORS ENCOURAGE EACH CREDITOR TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISER(S) WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS.

     XII. ABSENCE OF PUBLIC TRADING MARKET; AVAILABLE INFORMATION; FILINGS
                    WITH THE COMMISSION AND RELATED MATTERS

        USi is currently subject to the informational and periodic reporting requirements of the Exchange Act, and, in accordance therewith, files periodic reports and other documents and information with the Commission. Such reports, documents and information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024 Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

        Upon the Effective Date, Reorganized USi will not be subject to the information and periodic reporting requirements of the Exchange Act. Neither Reorganized USi nor any of its affiliates are or will be under any obligation to make available information of any type.

        No established trading market exists for the New Common Stock, Plan Notes, Secondary Plan Notes, Substitute Plan Notes and New Warrants, and none is likely to develop following the effectiveness of the Plan, particularly because of the absence of any publicly available information with respect to Reorganized USi and its affiliates and because, after giving effect to the Plan, Reorganized USi will be under the direct or indirect control of one investor or a limited number of investors for the indefinite future.


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


               XIII. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

A.      IN GENERAL

        The following discussion summarizes certain United States federal income tax consequences of the implementation of the Plan to the Debtors and certain Holders of Claims and Interests. The following summary does not apply to Holders whose Claims or Interests are entitled to reinstatement or payment in full in Cash under the Plan.

        The following summary is based on the Internal Revenue Code of 1986 (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and published rulings and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in these rules, or new interpretations of these rules, may have retroactive effect and could significantly affect the federal income tax consequences described below.

        The federal income tax consequences of the Plan are complex and subject to significant uncertainties. Also, the tax consequences to Holders of Claims and Interests may vary based on the individual circumstances of each Holder. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, and it does not purport to address the federal income tax consequences of the Plan to special classes of taxpayers, such as, without limitation, foreign taxpayers, broker-dealers, banks, insurance companies, financial institutions, small business investment corporations, regulated investment companies, tax-exempt organizations, investors in pass-through entities, litigation claimants, employees of the Debtors with claims relating to their employment, or stockholders who acquired the stock through the exercise of an employee stock option or otherwise as compensation. This discussion assumes that Holders hold their Claims and Interests, and will hold any property received in exchange for such Claims and Interests, as "capital assets" within the meaning of Code section 1221. The tax consequences to Holders of Claims or Interests may vary based on the specific characteristics and circumstances of the Holders.

        ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED ON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO THE HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PLAN.

B.      TAX CONSEQUENCES TO CREDITORS

        1.      GENERAL

                (a) Tax Securities. The tax consequences of the Plan to a Holder of a claim may depend in part upon whether such claim is based on an obligation of the Debtors that constitutes a "security" for federal income tax purposes. The determination of whether a debt obligation constitutes a security for federal tax purposes is complex and depends on the facts and circumstances surrounding the origin and nature of the claim. Generally, obligations arising out of the extension of trade credit have been held not to be tax securities, while corporate debt obligations evidenced by written instruments with original


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


maturities of ten years or more have been held to be tax securities. The General Unsecured Claims, Convenience Claims and the Senior Creditor Claims are not securities for federal tax purposes. It is uncertain whether the Convertible Subordinated Note Claims will be considered securities for federal tax purposes and Holders are advised to consult their tax advisors with respect to this issue.

                (b) "Fair Market Value". For tax purposes, the fair market value of the New Warrants will be their actual fair market value upon issuance. The fair market value of the Plan Notes, the Substitute Plan Notes and the Secondary Plan Notes will be their respective "issue price," as defined in the Code. The "issue price" of any such note should be its "stated principal amount" (generally, the aggregate of all payments due under the note, excluding stated interest), if neither the note nor the Claim for which it is exchanged is considered to be "publicly traded" within the meaning of the original issue discount ("OID") rules of the Code within a short period before or after the Effective Date of the Plan. Otherwise, such issue price will be its actual fair market value, as determined by such public trading. For this purpose, "stated interest" does not include interest unless it is unconditionally payable in Cash or other property (other than debt instruments of the issuer) at least annually at a single fixed rate (or certain qualified floating rates). The OID rules of the Code define "publicly traded" to include appearing on a "quotation medium" that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of identified brokers, dealers or traders, or actual prices of recent sales transactions. As the Plan Notes, Substitute Plan Notes and Secondary Plan Notes will be subject to certain transfer restrictions, the Debtors believe that the Plan Notes, Substitute Plan Notes and Secondary Plan Notes should not be considered "publicly traded."

                (c) Character of Gain or Loss. The character of any gain or loss as ordinary or capital with respect to a Claim, or with respect to the disposition of stock or a security received in respect of a Claim, will depend on a number of factors, including, without limitation,

        -       the origin and nature of the Claim or Interest,

        -       the tax status of the Holder of the Claim or Interest,

        - whether the Claim or Interest is a capital asset in the hands of the Holder, and

        - the extent to which the Holder previously claimed a loss, bad debt deduction or charge to a reserve for bad debts with respect to the Claim or Interest.

        If gain or loss recognized by a Holder of a Claim or Interest is capital gain or loss, it will be long-term if the Holder held it for more than one year.

        Special considerations apply to Holders that acquired their Claim or Interest at a discount subsequent to their issuance (see "Market Discount" below), or when interest was in default. The tax consequences of the receipt of Cash and property that is attributable to accrued but unpaid interest is discussed below in the section entitled "Consideration Allocable to Interest." Each Holder is urged to consult its tax advisor as to the application of these factors to its own particular circumstances.

                (d) Consideration Allocable to Interest. A Holder of a Claim that receives a distribution under the Plan with respect to its Claim will recognize ordinary income to the extent it receives Cash or property in respect of interest (including original issue discount that has accrued during the time that the Holder has held such Claim) that has not already been included by the Holder in income for federal income tax purposes under its method of accounting. If the Cash and other property allocable to interest


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is less than the amount previously included as interest in the Holder's federal income tax return, the discharged portion of interest may be deducted in the taxable year in which the Effective Date occurs. The extent to which consideration distributed under the Plan is allocable to interest is uncertain, and Holders of Claims are urged to consult their own tax advisors concerning that subject.

                (e) Market Discount. Generally, a "market discount" bond is one acquired after its original issuance for less than the issue price of such bond plus the aggregate amount, if any, of original issue discount includible in the income of all holders of such bond before such acquisition. Generally, gain realized on the disposition of a market discount bond (or on the disposition of property exchanged for such bond in certain non-taxable exchanges) will be ordinary income to the extent of "accrued market discount" at the time of such disposition (determined using either constant interest or ratable daily accrual). The market discount rules will also apply in the case of stock or a security acquired on original issuance under a non-taxable exchange for a market discount obligation.

                (f) Original Issue Discount. If the Plan Notes, Substitute Plan Notes or Secondary Plan Notes to be issued under the Plan or the Senior Creditor Claims, General Unsecured Claims, or Convertible Subordinated Note Claims for which they will be exchanged are "publicly traded" within the meaning of the OID rules, the Plan Notes, Substitute Plan Notes and Secondary Plan Notes may have significant amounts of OID. The amount of OID would equal the difference between their "stated redemption price at maturity" (generally, the aggregate of all payments due under the note, excluding stated interest) and their "issue price" (determined as discussed above in the section on "Fair Market Value"). In general, a holder of a debt instrument with OID must include such OID in its income on a constant yield to maturity basis over the term of the instrument. The rules and regulations governing the calculation and taxation of OID are complex, and Holders of Senior Creditor Claims, General Unsecured Claims, or Convertible Subordinated Note Claims are urged to consult their tax advisors with regard to the tax consequences to them of owning Plan Notes, Substitute Plan Notes or Secondary Plan Notes with OID.

                (g) Backup Withholding. Under the Code, interest, dividends and other "reportable payments" may, under certain circumstances, be subject to "backup withholding." Various claimants, such as corporations, are exempt from backup withholding.

        Backup withholding generally applies if the payee:

        - fails to furnish its social security number or other taxpayer identification number (a "TIN");

        -       furnishes an incorrect TIN;

        -       fails to properly report interest or dividends; or

        - under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

        2.      TREATMENT OF CERTAIN CREDITORS

                (a) General Unsecured Claims, Senior Creditor Claims. As discussed in Section I.C., "Summary of Classification and Treatment of Claims and Interests" of this Disclosure Statement, under


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the Plan, on the Effective Date, each Holder of a Senior Creditor Claim and each
Holder of a General Unsecured Claim will receive, in complete settlement, satisfaction and discharge of its Claim, its pro rata share of Plan Notes or Substitute Plan Notes.

        The exchange of a General Unsecured Claim or a Senior Creditor Claim would be a fully taxable transaction. The Holder would recognize any gain or loss realized on the exchange. The Holder's basis in all property received in the exchange would equal its fair market value. The Holder's holding period in such property would begin on the day following the exchange.

                (b) Convertible Subordinated Note Claims. Under the Plan, each Holder of a Convertible Subordinated Note Claim will receive:

        -       its pro rata share of Cash in the amount of $6.25 million;

        - its pro rata share of Secondary Plan Notes in an aggregate principal amount of $11.25 million;

        -       its pro rata share of the New Warrants; and

        -       its pro rata share of the Plan Notes.

        If the Convertible Subordinated Note Claims are securities, the exchange of a Convertible Subordinated Note Claim will constitute a recapitalization. In this case, an exchanging Holder would not recognize any loss realized on the exchange. If the Holder realizes a gain on the exchange, the Holder must recognize such gain to the extent of the sum of (a) the amount of Cash, (b) if the Secondary Plan Notes are not securities, the fair market value of such notes and (c) if the Plan Notes are not securities, the fair market value of such notes received by the Holder. The Holder's aggregate basis in (a) its New Warrants and (b) the notes, if any, that are securities will equal its basis in its Convertible Subordinated Note Claim decreased by the sum of the amount of Cash and the fair market value of the notes that are not securities received in the exchange and increased by the gain, if any, recognized in the exchange. The Holder's basis in the notes, if any, that are not securities will be their fair market value. The Holder's aggregate basis in the New Warrants and the securities will be allocated in accordance with their fair market values. The Holder's holding period in the New Warrants, and in the notes, if any, that are securities, would include the Holder's holding period in the Convertible Subordinated Note Claim exchanged therefor. The Holder's holding period in the notes, if any, that are not securities, would begin on the day following the exchange.

        If the Convertible Subordinated Note Claims are not securities, the exchange of a Convertible Subordinated Note Claim would be a fully taxable transaction. The Holder would recognize any gain or loss realized on the exchange. The Holder's basis in all property received in the exchange would equal its fair market value. Its holding period in such property would begin on the day following the exchange.

        It is uncertain whether the Convertible Subordinated Note Claims, the Plan Notes or the Secondary Plan Notes will be treated as securities for United States federal income tax purposes. Holders of Convertible Subordinated Note Claims are urged to consult their independent tax advisor on this issue.

                (c) Convenience Claims. Under the Plan, Holders of General Unsecured Claims which are less than $2,500 or who elect such treatment, will be treated as Holders of Convenience Claims. Under the Plan, each Holder of a Convenience Claim will receive Cash equal to 34.34 percent of the


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


Allowed Claim. An exchanging Holder will recognize gain or loss equal to the amount of Cash received under the Plan less its adjusted tax basis in its Convenience Claim.

C.      TAX CONSEQUENCES TO EQUITY HOLDERS

        The Plan contemplates the cancellation of all equity interests in the Debtor, without consideration. Holders of Debtor stock should therefore recognize on the Effective Date a capital loss equal to their basis in such stock.

D.      TAX CONSEQUENCES TO THE DEBTORS

        1.      CANCELLATION OF DEBT

        In general, the Code provides that a taxpayer must include in gross income the amount of any cancellation of indebtedness ("COI") income realized during the tax year, except to the extent the payment of the discharged debt would have given rise to a tax deduction. COI income is the amount by which the indebtedness discharged exceeds the Cash and the fair market value of property given in exchange therefor. Such COI income is not included in taxable income, however, where the cancellation of indebtedness is accomplished through a bankruptcy plan approved by the court in a case under the Bankruptcy Code.

        A debtor in a bankruptcy case generally must reduce its tax attributes, such as NOLs, tax credits, capital loss carryforwards and tax basis in its assets, by any such excluded COI income, as of the beginning of the taxable year following the year in which the COI income is realized. This tax attribute reduction rule is subject to certain exceptions, such as where the tax basis of the Debtors' assets is less than the Debtors' continuing liabilities (unless an election is made to reduce tax basis of depreciable property rather than reducing other tax attributes). The Debtors believe that the amount of COI income will be substantial, but the precise amount of COI income, and the resulting tax attribute reduction of the Debtors, will depend on the total value of the Plan Notes, Substitute Plan Notes, Secondary Plan Notes and New Warrants given in exchange for the indebtedness of the Debtors, determined as described above in the section on "Fair Market Value." However, the tax attributes of the Debtors will not be reduced by any amounts contributed to the capital of the Debtors under the Plan.

        2.      EFFECTS ON NET OPERATING LOSS CARRYFORWARDS AND OTHER TAX
                ATTRIBUTES

                (a) Reduction of Tax Attributes. As a result of the attribute reduction described above, the NOLs of the Debtors may be substantially reduced or even eliminated. Other tax attributes may also be reduced. To the extent that asset basis is reduced, depreciation or amortization of assets would also be reduced, and gain recognized (and therefore tax imposed) in connection with a disposition of assets may be increased.

                (b) Code Section 382 - In General. Code section 382 provides generally that corporations that undergo an "ownership change" may be limited in the amount of existing tax attributes, including NOLs, that can be used to offset income generated by the corporation after the date of the ownership change, unless an exception under Code section 382(l)(5) applies. The Debtors will not meet the requirements of Code section 382(l)(5). Stated simply, an ownership change occurs when aggregate changes in stock ownership by 5 percent shareholders exceed 50 percentage points by value over a three-year "testing period." Following an ownership change, the annual amount of income that may be offset by the corporation's NOLs after the ownership change generally will be limited to an amount equal to the


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


sum of the equity value of the corporation immediately before the ownership change (but, under Code section 382(l)(6), including any increase in value resulting from any surrender or cancellation of indebtedness under the Chapter 11 Case), multiplied by the long-term tax-exempt rate then in effect. This section 382 limitation may be increased by certain "recognized built-in gains" triggered during a five-year "recognition period" beginning on the ownership change date. Certain "recognized built-in losses," including certain deductions, triggered during the recognition period may be limited in the same manner as if such loss were an NOL existing as of the ownership change.

                (c) Application of Code Section 382 to the Debtors. Any NOL remaining after the attribute reduction discussed above would be subject to the general section 382 limitation. As a result, annual usage of the NOL would be limited to the equity value of the Debtors immediately before the Effective Date (including, under Code section 382(l)(6), any increase in value resulting from the cancellation of any claims under the Plan), multiplied by the long-term tax-exempt rate in effect as of the Effective Date. The Debtors may be allowed to increase such limitation by certain built-in gains realized during the five-year recognition period following the change date. In addition, certain "recognized built-in losses" realized during the recognition period may be subject to the Debtors' Code section 382 limitation as if they were NOLs. Specifically, amortization of intangibles, and possibly depreciation of tangible assets, may be limited during the five year "recognition period" following the Effective Date. The extent of such limitation depends on a number of factual and legal uncertainties, and, accordingly, the extent of any such limitation cannot be determined at this time.


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


                                XIV. CONCLUSION

        The Debtors believe that confirmation of the Plan is desirable and in the best interests of all Holders of Claims and Interests. The Debtors therefore urge you to vote to accept the Plan.

Dated:     Annapolis, Maryland
           March 15, 2002


                                          USINTERNETWORKING, INC.


                                          By:  /s/ WILLIAM H. WASHECKA
                                             -----------------------------------
                                          Its: Executive Vice President and
                                              ----------------------------------
                                               Chief Financial Officer
                                              ----------------------------------


                                          ADMIRAL MANAGEMENT COMPANY, LLC


                                          By:  /s/ MARK J. McENEANEY
                                             -----------------------------------
                                          Its: General Manager
                                              ----------------------------------


                                          GEMC PROPERTIES, LLC


                                          By:  /s/ MARK J. McENEANEY
                                             -----------------------------------
                                          Its: General Manager
                                              ----------------------------------


                                          RIVA CANYON LLC


                                          By:  /s/ MARK J. McENEANEY
                                             -----------------------------------
                                          Its: General Manager
                                              ----------------------------------


                                          SHORE SERVICES LLC


                                          By:  /s/ MARK J. McENEANEY
                                             -----------------------------------
                                          Its: General Manager
                                              ----------------------------------


                                                        DISCLOSURE STATEMENT FOR
                                                        DEBTORS' CHAPTER 11 PLAN

                                      S-1